UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Ameren Corporation

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2017

Notice of Annual Meeting

of Shareholders

and Proxy Statement

Thursday, April 27, 2017, 10:30 a.m. CDT

St. Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri 63110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT OF AMEREN CORPORATION

Time and Date:	10:30 a.m. CDT Thursday April 27, 2017

Place:	St. Louis Art Museum One Fine Arts Drive Forest Park St. Louis, Missouri 63110

IMPORTANT

If you plan to attend the annual meeting of shareholders, please advise the Company in your proxy vote (by telephone or the Internet or, if you receive printed proxy materials, by checking the appropriate box on the proxy card) and bring the Admission Ticket on the reverse side of your proxy instruction card with you to the meeting. Persons without tickets will be admitted to the meeting upon verification of their shareholdings in the Company. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on February 27, 2017, the record date for voting. Please note that cameras and other recording devices will not be allowed in the meeting.

Important Notice Relating to the Voting of Your Shares: Under New York Stock Exchange rules, brokers are not permitted to exercise discretionary voting authority with respect to shares for which voting instructions have not been received, as such voting authority pertains to the election of directors, shareholder proposals and to matters relating to executive compensation. Your vote is important, regardless of the number of shares you own. We urge you to please vote by proxy (via telephone, the Internet or, if you receive printed proxy materials, by mailing a proxy card) as soon as possible even if you own only a few shares. This will help ensure the presence of a quorum at the meeting. Promptly voting by proxy will also help save the Company the expenses of additional solicitations. If you attend the meeting and want to change your proxy vote, you can do so by voting in person at the meeting.

AMEREN CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Ameren Corporation:

We will hold the Annual Meeting of Shareholders of Ameren Corporation (the “Company”) at the St. Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri 63110, on Thursday, April 27, 2017, at 10:30 a.m. CDT, for the purposes of:

(1) electing 11 directors for terms ending at the annual meeting of shareholders to be held in 2018;

(2) providing a non-binding advisory vote to approve the compensation of our executives disclosed in the attached proxy statement;

(3) providing a non-binding advisory vote to determine the frequency of the non-binding executive compensation shareholder advisory vote;

(4) ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(5) considering a shareholder proposal regarding a report on aggressive renewable energy adoption, if presented at the meeting by the proponent;

(6) considering a shareholder proposal regarding a report on the impact on the Company’s generation portfolio of public policies and technological advances that are consistent with limiting global warming, if presented at the meeting by the proponent;

(7) considering a shareholder proposal regarding a report on coal combustion residuals, if presented at the meeting by the proponent; and

(8) acting on other proper business presented to the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If you owned shares of the Company’s Common Stock at the close of business on February 27, 2017, you are entitled to vote at the meeting and at any adjournment thereof. All shareholders are requested to be present at the meeting in person or by proxy so that a quorum may be assured.

On or about March 15, 2017, we will mail to certain of our shareholders a Notice of Internet Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice of Internet Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our annual meeting.

Your prompt vote by proxy will reduce expenses. Please promptly submit your proxy by telephone, Internet or mail by following the instructions found on your Notice of Internet Availability of Proxy Materials or proxy card. If you attend the meeting, you may revoke your proxy by voting in person.

By order of the Board of Directors.

Gregory L. Nelson
Senior Vice President, General Counsel and Secretary

St. Louis, Missouri

March 15, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 27, 2017:
THIS PROXY STATEMENT AND OUR 2016 FORM 10-K, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, ARE AVAILABLE TO YOU AT WWW.AMEREN.COM/AMERENPROXYMATERIAL.

PAGE
PROXY STATEMENT SUMMARY	1

FORWARD-LOOKING INFORMATION	8

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	8

AMEREN CORPORATE GOVERNANCE HIGHLIGHTS	14

ITEMS YOU MAY VOTE ON	16
Item (1): Election of Directors	16
Information Concerning Nominees to the Board of Directors	16
Board Structure	23
Board Committees	26
Corporate Governance	29
Director Compensation	37
Item (2): Non-Binding Advisory Approval of Executive Compensation	40
Item (3): Non-Binding Advisory Approval on Frequency of Executive Compensation Shareholder Advisory Vote	41
Item (4): Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017	42
Item (5): Shareholder Proposal Regarding a Report on Aggressive Renewable Energy Adoption	42
Item (6): Shareholder Proposal Regarding a Report on the Impact on the Company’s Generation Portfolio of Public Policies and Technological Advances that are Consistent with Limiting Global Warming	45
Item (7): Shareholder Proposal Regarding a Report on Coal Combustion Residuals	48
Other Matters	52

SECURITY OWNERSHIP	53
Security Ownership of More Than Five Percent Shareholders	53
Security Ownership of Directors and Management	54
Stock Ownership Requirements	55
Section 16(a) Beneficial Ownership Reporting Compliance	55

EXECUTIVE COMPENSATION	56
Human Resources Committee Report	56
Compensation Discussion and Analysis	56
Named Executive Officers	56
Fiscal 2016 Company Business Highlights	57
Fiscal 2016 Company Executive Compensation Highlights	58
Guiding Objectives	58
Overview of Executive Compensation Program Components	59
Market Data and Compensation Peer Group	60
Mix of Pay	61
Base Salary	62
Short-Term Incentive Compensation: Executive Incentive Plan	63
Targets for 2016 EPS, Safety LWA and Customer Measures	64
Long-Term Incentives: Performance Share Unit Program	66
Perquisites	70
Retirement Benefits	70
Severance	70
Change of Control	71

Ameren Corporation  2017 Proxy Statement    i

ii    Ameren Corporation  2017 Proxy Statement

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

Below is a summary of information contained elsewhere in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”). You should read the entire proxy statement and the 2016 Form 10-K carefully before voting.

Fiscal 2016 Company Business Highlights

Ameren’s strategic plan includes investing in and operating its utilities in a manner consistent with existing regulatory frameworks, enhancing those frameworks and advocating for responsible energy and economic policies, as well as creating and capitalizing on opportunities for investment for the benefit of its customers and shareholders. Execution of this strategy in 2016 included the following:

•

The Company continued to make significant investments in energy infrastructure in 2016 to better serve customers. Capital expenditures totaled $2.1 billion, including over $1.3 billion that was allocated to electric transmission and electric and natural gas distribution projects at Ameren Illinois and Ameren Transmission Company of Illinois (“ATXI”), businesses that are supported by modern, constructive regulatory frameworks. The Company also pursued regulatory rate reviews to recover and earn fair returns on the significant investments it is making in energy infrastructure as well as to reflect updated cost levels.

•

Ameren Illinois’ and ATXI’s electric transmission rates are established by the Federal Energy Regulatory Commission (the “FERC”) using a forward-looking rate calculation, which includes projected rate base and is reconciled annually. In January 2016 and again in January 2017, rates for these businesses were increased as a result of significant investments in transmission infrastructure.

•

Ameren Illinois received recent constructive rate orders from the Illinois Commerce Commission (the “ICC”) for its energy distribution services. In December 2015, the ICC authorized a $106 million net annual increase and in December 2016 the ICC authorized a $14 million net annual decrease in electric distribution rates. Both amounts were close to Ameren Illinois’ requests, demonstrating that Illinois’ electric distribution formula ratemaking framework continues to work as intended. Also in December 2015, the ICC approved a $45 million annual increase in natural gas distribution rates, based on a future test year ended December 31, 2016, including higher rate base and an increased return on equity.

•

In July 2016, Ameren Missouri filed a request with the Missouri Public Service Commission (the “MPSC”) to reflect additional infrastructure investments and more recent sales and costs levels. On March 8, 2017, the MPSC approved a stipulation and agreement among Ameren Missouri, the staff of the MPSC, the Missouri Office of Public Counsel and other parties that authorized a $92 million increase in Ameren Missouri’s annual revenue requirement for electric service. Rates consistent with the terms of the stipulation and agreement will become effective in late March 2017.

•	During 2016, the Company continued to work to enhance its regulatory frameworks and advocate for responsible energy policies.

•

Ameren Illinois successfully advocated for the recently enacted Illinois Future Energy Jobs Act, which enhances and extends the regulatory framework for the electric distribution business. This legislation extends constructive formula ratemaking through 2022, which will continue to enable Ameren Illinois to modernize the energy grid for its customers, allows capitalization of and the ability to earn a return on energy efficiency investments and decouples electric distribution revenues from sales volumes levels, eliminating the negative impact on earnings of energy efficiency, among other things.

Ameren Corporation  2017 Proxy Statement    1

PROXY STATEMENT SUMMARY

•

Ameren Missouri continued to work with key stakeholders on proposals to modernize Missouri’s regulatory framework to better support investment in a smarter energy grid for the benefit of customers and the state.

•	The Company also maintained its focus on operational improvement and disciplined cost management, and remains committed to consistently improving safety performance.

•

In 2016, DiversityInc ranked the Company first in its listing of the nation’s top utilities. This was the second consecutive year of top ranking and was the sixth consecutive year the Company has been recognized among DiversityInc’s top utilities for creating an inclusive workplace, supporting the diverse communities it serves and developing strong partnerships with diverse suppliers.

The successful execution of the Company’s strategy delivered the following positive results for shareholders and customers in 2016:

•

The Company delivered solid earnings growth, with earnings per diluted share in accordance with generally accepted accounting principles increasing 3.5 percent, to $2.68 in 2016 from $2.59 in 2015. This followed 7.9 percent growth in 2015.

•

In the fourth quarter of the year, the Company’s Board of Directors expressed continued confidence in the Company’s long-term outlook by increasing the Company’s quarterly dividend 3.5 percent, to 44 cents per share, for a new annualized equivalent rate of $1.76 per share. This was the third consecutive year of increased dividends.

•	The Company’s total shareholder return ranked in the top quartile of its peer group in 2016.

•

The Company’s operating performance remained solid. For example, our electric distribution system reliability improved and our Callaway Energy Center operated very well, including successfully executing its refueling and maintenance outage.

•	Finally, the Company’s electric rates remained well below regional and national averages.

Annual Meeting of Shareholders

Time and Date:	10:30 a.m. CDT on Thursday, April 27, 2017

Place:	St. Louis Art Museum One Fine Arts Drive Forest Park St. Louis, Missouri 63110

Record date:	February 27, 2017

Voting:	Only shareholders as of the close of business on the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals. In general, shareholders may vote either in person at the annual meeting or by telephone, the Internet or mail. See “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING — HOW DO I VOTE?” on page 10 for more details regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”

Admission:	An admission ticket is required to enter the annual meeting. Please follow the advance registration instructions on your Notice of Internet Availability of Proxy Materials or proxy card.

Notice:	On or about March 15, 2017, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. On or about March 15, 2017, we began mailing the accompanying proxy card to certain shareholders.

2    Ameren Corporation  2017 Proxy Statement

PROXY STATEMENT SUMMARY

Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of 11 Directors	FOR EACH DIRECTOR NOMINEE	16
Management Proposals
Non-Binding Advisory Approval of Executive Compensation	FOR	40
Non-Binding Advisory Vote on Frequency of Non-Binding Executive Compensation Shareholder Advisory Vote	EVERY YEAR	41
Ratification of PricewaterhouseCoopers LLP (“PwC”) as Independent Registered Public Accounting Firm for 2017	FOR	42
Shareholder Proposals
Shareholder Proposal Regarding a Report on Aggressive Renewable Energy Adoption	AGAINST	42
Shareholder Proposal Regarding a Report on the Impact on the Company’s Generation Portfolio of Public Policies and Technological Advances that are Consistent with Limiting Global Warming	AGAINST	45
Shareholder Proposal Regarding a Report on Coal Combustion Residuals	AGAINST	48

Ameren Corporation  2017 Proxy Statement    3

PROXY STATEMENT SUMMARY

Board Nominees

The following provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes by shareholders entitled to vote and represented at the annual meeting.

						Committee Membership
Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	ARC	HRC	NCGC	NOC	FC
Warner L. Baxter	55	2014	Chairman, President and Chief Executive Officer of the Company	• Leadership • Strategy • Regulatory • Industry • Finance • Risk Management • Government Relations • Accounting • Operations • Compensation
Catherine S. Brune	63	2011	Retired President, Allstate Protection Eastern Territory of Allstate Insurance Company	• Leadership • Strategy • Technology • Risk Management • Finance • Regulatory • Compensation • Operations • Customer Relations	X	X		X
J. Edward Coleman	65	2015	Chief Executive Officer of CIOX Health	• Leadership • Strategy • Finance • Technology • Customer Relations • Compensation • Operations	X	X			X
Ellen M. Fitzsimmons	56	2009	Executive Vice President of Law and Public Affairs, General Counsel and Corporate Secretary of CSX Corporation	• Leadership • Government Relations • Finance • Regulatory • Compensation • Risk Management • Governance • Legal	X	X		C
Rafael Flores	61	2015	Former Senior Vice President and Chief Nuclear Officer of Luminant	• Leadership • Government Relations • Regulatory • Industry • Risk Management • Compensation • Operations	X			X	X
Walter J. Galvin	70	2007	Retired Vice Chairman and Chief Financial Officer of Emerson Electric Co.	• Leadership • Accounting • Finance • Risk Management • Regulatory • Compensation • Industry	X, L	C				X
Richard J. Harshman	60	2013	Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated	• Leadership • Strategy • Finance • Industry • Operations • Regulatory • Compensation • Customer Relations	X		X		C

4    Ameren Corporation  2017 Proxy Statement

PROXY STATEMENT SUMMARY

						Committee Membership
Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	ARC	HRC	NCGC	NOC	FC
Gayle P. W. Jackson	70	2005	President and Chief Executive Officer of Energy Global, Inc.	• Leadership • Strategy • Industry • Finance • Regulatory • Compensation	X			X	X
James C. Johnson	64	2005	Retired General Counsel of Loop Capital Markets LLC	• Leadership • Legal • Governance • Finance • Regulatory • Risk Management • Compensation	X		C		X
Steven H. Lipstein	60	2010	Chief Executive Officer of BJC HealthCare	• Leadership • Strategy • Finance • Regulatory • Compensation • Customer Relations • Operations	X		X			X
Stephen R. Wilson	68	2009	Retired Chairman, President and Chief Executive Officer of CF Industries Holdings, Inc.	• Leadership • Strategy • Finance • Regulatory • Operations • Risk Management • Compensation • Customer Relations	X		X			C

ARC HRC NCGC NOC FC	Audit and Risk Committee Human Resources Committee Nominating and Corporate Governance Committee Nuclear and Operations Committee Finance Committee	C L	Member and Chair of a Committee Lead Director

The fact that we do not list a particular experience or qualification for a director nominee does not mean that nominee does not possess that particular experience or qualification.

Executive Compensation Non-Binding Advisory Vote

The Company is asking shareholders to approve, on a non-binding, advisory basis, the compensation of the executives named in the 2016 Summary Compensation Table in this proxy statement (the “Named Executive Officers” or “NEOs”) and as disclosed herein and encourages shareholders to review closely the Compensation Discussion and Analysis, the compensation tables and the other narrative executive compensation disclosures contained in this proxy statement.

The Board has a long-standing commitment to strong corporate governance and recognizes the interests that shareholders have in executive compensation. The Company’s compensation philosophy is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility industry companies (the “Market Data”), adjusted for our short- and long-term performance and the individual’s performance. The Board recommends a “FOR” vote because it believes that the Human Resources Committee, which is responsible for establishing the compensation for the NEOs, designed the 2016 compensation program to align the long-term interests of the NEOs with that of shareholders to maximize shareholder value.

Ameren Corporation  2017 Proxy Statement    5

PROXY STATEMENT SUMMARY

Compensation Program Components

Type	Form	Terms
Fixed Pay	Base Salary	• Set annually by the Human Resources Committee based upon the Market Data and other factors.
Short-term incentives	Executive Incentive Plan	• Cash incentive pay based upon Company-wide earnings per share on a continuing diluted basis (“EPS”), safety performance and customer measures with an individual performance modifier.
Long-term incentives	Performance Share Unit (“PSU”) Program	• Performance-based PSUs have a three-year performance period dependent on total shareholder return compared to utility industry peers.
Other	Retirement Benefits

•    Employee benefit plans available to all employees, including 401(k) savings and pension plans.

•    Supplemental retirement benefits that provide certain benefits not available due to tax limitations.

•    Deferred compensation program that provides opportunity to defer part of base salary and short-term incentives, with earnings imputed at market rates.

	“Double-Trigger” Change of Control Protections	• Severance pay and vesting or payment of PSUs upon a change of control together with a termination of employment.
	Limited Perquisites	• Company provides limited perquisites to the NEOs, such as financial and tax planning.

Fiscal 2016 Executive Compensation Highlights

The Company’s pay-for-performance program led to the following actual 2016 compensation being earned:

•

2016 annual short-term incentive base awards based on EPS, safety performance and customer measures were earned at 107.0 percent of target; this payout reflected solid financial and operational performance by the Company in 2016 that was due, in part, to the successful execution of the Company’s strategy as described on page 1; and

•

92.5 percent of the target three-year long-term incentive awards made in 2014 was earned based on our total shareholder return relative to the defined utility peer group over the three-year measurement period (2014–2016) plus accrued dividends of approximately 11.8 percent. Ameren ranked 9th out of the 16-member peer group. The January 1, 2014 PSU awards increased in value from $36.16 per share on the grant date to $52.46 per share as of December 31, 2016.

The Company’s compensation program for 2016 was substantially similar to the 2015 program, which was approved by approximately 95 percent of votes by shareholders entitled to vote and represented at the Company’s 2016 annual meeting. Highlights of the Company’s executive compensation program include:

•	pay opportunities that are appropriate to the size of the Company when compared to other companies in the utility industry;

•	a heavily performance-based pay program that uses multiple performance measures;

•	full disclosure of the financial performance drivers used in our incentives, in numeric terms;

•	a long-term incentive program that is entirely performance-based and aligned with shareholder interests through a link to stock price and measurement of stock performance versus peer companies;

6    Ameren Corporation  2017 Proxy Statement

PROXY STATEMENT SUMMARY

•

a “clawback” provision for annual and long-term incentives in the event of financial restatements and conduct or activity that is detrimental to the Company or violates the confidentiality or non-solicitation provisions of the award;

•	stock ownership requirements for NEOs (and other senior executives), which align the interests of those executives and shareholders;

•

a prohibition against directors and executive officers pledging Company securities and against any transaction by directors and employees of the Company and its subsidiaries which hedges (or offsets) any decrease in the value of Company equity securities;

•	limited perquisites;

•	no excise tax gross-ups for change of control plan participants who began participating in the plan on or after October 1, 2009;

•	no backdating or repricing of equity-based compensation; and

•	retention of an independent compensation consultant engaged by, and who reports directly to, the Human Resources Committee.

Non-Binding Advisory Vote on Frequency of Non-Binding Executive Compensation Shareholder Advisory Vote

In accordance with Rule 14(a)-21(b) of the Exchange Act, the Company is providing shareholders with the right to cast an advisory vote to inform the Company as to how often shareholders wish to include a proposal for the approval of the compensation program for the Named Executive Officers. The Board recommends a vote for “Every Year” because an annual vote will provide for a high level of Company accountability and the most useful method of shareholder communication.

Ratification of PwC as Our Independent Registered Public Accounting Firm

As a matter of good corporate governance, the Company is asking shareholders to ratify the appointment of PwC as our independent registered public accounting firm for fiscal 2017. Set forth below is summary information with respect to PwC’s fees for services provided in fiscal 2016 and fiscal 2015.

	Year Ended December 31, 2016	Year Ended December 31, 2015
Audit Fees	$4,456,914	$3,624,979
Audit-Related Fees	$45,000	$20,000
Tax Fees	$0	$0
All Other Fees	$286,654	$5,400

Ameren Corporation  2017 Proxy Statement    7

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Proxy Statement of Ameren Corporation

(First sent or given on or about March 15, 2017 to shareholders receiving written materials)

Principal Executive Offices:

One Ameren Plaza

1901 Chouteau Avenue

St. Louis, MO 63103

FORWARD-LOOKING INFORMATION

Statements in this proxy statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Ameren Corporation (the “Company,” “Ameren,” “we,” “us” and “our”) is providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to the 2016 Form 10-K for a list of such factors.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	When and where will the annual meeting be held?

A.             The Annual Meeting of Shareholders of the Company (the “Annual Meeting”) will be held on Thursday, April 27, 2017, and at any adjournment thereof. Our Annual Meeting will be held at the St. Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri 63110, at 10:30 a.m. CDT. A map and directions to the Annual Meeting appear on the final page of this proxy statement.

Q.	Who is entitled to vote?

A.             Only shareholders of record of our common stock, $0.01 par value (“Common Stock”), at the close of business on the record date, February 27, 2017, are entitled to vote at the Annual Meeting.

Q.	What will I be voting on?

A.	1. Election of Directors.

Eleven directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

2. Non-Binding Advisory Approval of Executive Compensation.

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the right to cast a non-binding advisory vote at the Annual Meeting to approve the compensation of the NEOs. This proposal, commonly known as a “say-on-pay” proposal, provides shareholders with the opportunity to endorse or not endorse the Company’s compensation program.

3. Non-Binding Advisory Vote on Frequency of Non-Binding Executive Compensation Shareholder Advisory Vote.

The Company is providing shareholders with the right to cast an advisory vote to inform the Company as to how often shareholders wish to include a proposal, similar to ITEM (2): NON-BINDING ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (the “say-on-pay” proposal), for the approval of the compensation program for NEOs.

8    Ameren Corporation  2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

4. Ratification of the Appointment of PwC as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017.

The Company is asking its shareholders to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. PwC was appointed by the Audit and Risk Committee.

5. A Shareholder Proposal Regarding a Report on Aggressive Renewable Energy Adoption.

The Company is asking its shareholders to vote against a shareholder proposal regarding a report on aggressive renewable energy adoption, if presented at the meeting by the proponent.

6. A Shareholder Proposal Regarding a Report on the Impact on the Company’s Generation Portfolio of Public Policies and Technological Advances that are Consistent with Limiting Global Warming.

The Company is asking its shareholders to vote against a shareholder proposal regarding a report on the impact on the Company’s generation portfolio of public policies and technological advances that are consistent with limiting global warming, if presented at the meeting by the proponent.

7. A Shareholder Proposal Regarding a Report on Coal Combustion Residuals.

The Company is asking its shareholders to vote against a shareholder proposal regarding a report on coal combustion residuals, if presented at the meeting by the proponent.

Q.	How many votes do I have?

A.             Each share of Common Stock is entitled to one vote. The shares referred to on your proxy card or Notice of Internet Availability of Proxy Materials represent all shares registered in the name(s) shown thereon, including shares held in our dividend reinvestment and stock purchase plan (“DRPlus Plan”) and Ameren’s 401(k) savings plan.

Q.	How do I obtain materials for the Annual Meeting?

A.             As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet. On or about March 15, 2017, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice. The proxy statement and our 2016 Form 10-K, including consolidated financial statements, are available to you at www.ameren.com/AmerenProxyMaterial.

This proxy statement and the accompanying proxy card are also first being mailed to shareholders on or about March 15, 2017. In the same package with this proxy material, you should have received a copy of our 2016 Form 10-K, including consolidated financial statements. When you receive this package, if all of these materials are not included, please contact us and a copy of any missing material will be sent at no expense to you.

You may reach us:

- by mail addressed to

Office of the Secretary

Ameren Corporation

P.O. Box 66149, Mail Code 1370

St. Louis, MO 63166-6149

- by calling toll-free 1-800-255-2237 (or in the St. Louis area 314-554-3502).

Ameren Corporation  2017 Proxy Statement    9

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	How many shares must be present to hold the Annual Meeting?

A.             In order to conduct the Annual Meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum. The voting securities of the Company on February 27, 2017 consisted of 242,634,798 shares of Common Stock. Each share of Common Stock is entitled to one vote. It is important that you vote promptly so that your shares are counted toward the quorum.

In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter, as well as broker non-votes, will be deemed to be represented at the meeting for quorum purposes. A “broker non-vote” occurs when shares are represented by a proxy, returned by a broker, bank or other fiduciary holding shares as the record holder in nominee or “street” name for a beneficial owner, which gives voting instructions as to at least one of the matters to be voted on but indicates that the record holder does not have the authority to vote or give voting instructions by proxy on a particular matter, such as a non-discretionary matter for which voting instructions have not been given to the record holder by the beneficial owner. Shares as to which voting instructions are given as to at least one of the matters to be voted on will also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.

Q.	What are the vote requirements for each matter?

A.             In all matters, including the election of directors, every decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present will be valid as an act of the shareholders, unless a larger vote is required by law, the Company’s By-Laws or the Company’s Restated Articles of Incorporation. Each matter on the agenda for the Annual Meeting is subject to this majority voting standard.

In tabulating the number of votes on a matter, (i) shares represented by a proxy, which directs that the shares abstain from voting or that a vote be withheld on one or more matters, will be deemed to be represented at the meeting as to such matter or matters, (ii) broker non-votes will not be deemed to be represented at the meeting for the purpose of the vote on such matter or matters, (iii) except as provided in (iv) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on will not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters and (iv) a proxy, which states how shares will be voted in the absence of instructions by the shareholder as to any matter, will be deemed to give voting instructions as to such matter. Shareholder votes are certified by independent inspectors of election.

Q.	How do I vote?

A.             By Proxy. Before the Annual Meeting, you can give a proxy to vote your shares of the Company’s Common Stock in one of the following ways:

-	by calling the toll-free telephone number (1-800-690-6903);

-	by using the Internet (www.proxyvote.com); or

-	by completing and signing a proxy card and mailing it in time to be received before the Annual Meeting.

The telephone and Internet voting procedures are designed to confirm your identity and to allow you to give your voting instructions. If you wish to vote by telephone or the Internet, please follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials. Additional instructions will be provided on the telephone message and website. Please have your proxy card or Notice of Internet Availability of Proxy Materials at hand when voting. If you vote by telephone or Internet, DO NOT mail a proxy card. The telephone and Internet voting facilities will close at 11:59 P.M. EDT on April 26, 2017.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

If you mail us your properly completed and signed proxy card, or vote by telephone or the Internet, your shares of our Common Stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board — FOR the Board’s nominees for director (Item (1)), FOR the non-binding advisory approval of the compensation of our NEOs disclosed in this proxy statement (Item (2)), EVERY YEAR for the non-binding advisory approval on frequency of executive compensation shareholder advisory vote (Item (3)), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm (Item (4)), AGAINST the shareholder proposal regarding a report on aggressive renewable energy adoption (Item (5)), AGAINST the shareholder proposal regarding a report on the impact on the Company’s generation portfolio of public policies and technological advances that are consistent with limiting global warming (Item (6)), AGAINST the shareholder proposal regarding a report on coal combustion residuals (Item (7)), and in the discretion of the named proxies upon such other matters as may properly come before the meeting.

If you hold any shares in the 401(k) savings plan of Ameren, your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee, and the plan trustee will vote your shares as you have directed. However, your voting instructions must be received at least five days prior to the Annual Meeting (i.e., by April 22, 2017) in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan for which voting instructions have not been received in accordance with instructions received from an independent fiduciary designated by Ameren Services.

If you have shares registered in the name of a bank, broker or other registered owner or nominee, you should receive instructions from that registered owner about how to instruct them to vote those shares.

In Person. You may come to the Annual Meeting and cast your vote there. Only shareholders of record at the close of business on the record date, February 27, 2017, are entitled to vote at and to attend the Annual Meeting.

Q.	Can I change my vote?

A.             You may revoke your proxy at any time after you give it and before it is voted by entering a new vote by telephone or the Internet or by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting. To revoke a proxy by telephone or the Internet, you must do so by 11:59 P.M. EDT on April 26, 2017 (following the directions on the proxy card or Notice of Internet Availability of Proxy Materials). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q.	Will my shares be voted if I do not provide instructions to my broker?

A.             If you hold your shares in street name and you do not provide your broker with timely voting instructions, New York Stock Exchange (“NYSE”) rules permit brokerage firms to vote your shares at their discretion on certain “routine” matters. At the Annual Meeting, the only routine matter is the ratification of the appointment of PwC as our independent registered public accounting firm. Brokerage firms may not vote without instructions from you on the following matters: election of directors, advisory vote on approval of executive compensation, or any of the shareholder-presented proposals. Without your voting instruction on items that require them, a broker non-vote will occur.

Q.	Who is soliciting my vote?

A.             The solicitation of proxies is made by our Board of Directors (the “Board of Directors” or the “Board”) for the Annual Meeting of Shareholders of the Company. We are a holding company, and our principal direct and indirect subsidiaries include Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”); Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”); and Ameren Services Company (“Ameren Services”).

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	Does the Board consider director nominees recommended by shareholders?

A.             The Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with the Company’s Policy Regarding Nominations of Directors (the “Director Nomination Policy”), a copy of which can be found on the Company’s website.

Q.	Do I need a ticket to attend the Annual Meeting?

A.             An admission ticket is required to enter the Company’s Annual Meeting. Please follow the advance registration instructions on your Notice of Internet Availability of Proxy Materials or proxy card. Please plan to arrive promptly to have sufficient time to proceed through a customary security line, which may include a bag search.

Q.	Is my vote confidential?

A.             The Board of Directors has adopted a confidential shareholder voting policy for proxies, ballots and voting instructions submitted by shareholders. This policy does not prohibit disclosure when it is required by applicable law. In addition, nothing in the confidential shareholder voting policy prohibits shareholders or participants in the Company’s savings investment plans from voluntarily disclosing their votes or voting instructions, as applicable, to the Company’s directors or executive officers, nor does the policy prevent the Company or any agent of the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote. The policy does not limit the free and voluntary communication between the Company and its shareholders. Except with respect to materials submitted regarding shares allocated to participant accounts in the Company’s savings investment plans, all comments written on proxies, ballots or voting materials, together with the names and addresses of the commenting shareholders, may be made available to Company directors and executive officers.

Q.	Can I listen to the Annual Meeting online?

A.             The Annual Meeting will be webcast live on April 27, 2017. You are invited to visit www.ameren.com at 10:30 a.m. CDT on April 27, 2017, to hear the webcast of the Annual Meeting. On our home page, you will click on “Live Webcast — 2017 Annual Meeting”, then the appropriate audio link. The webcast will remain on our website for one year. You cannot record your vote on this webcast.

Q.	How do I review the list of shareholders?

A.             The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for ten days prior to the Annual Meeting, at the Office of the Secretary of the Company.

Q.	What is the Company’s mailing policy when multiple registered shareholders share an address?

A.             The Company is permitted and intends to mail only one Notice of Internet Availability of Proxy Materials and/or one annual report and one proxy statement to multiple registered shareholders sharing an address who have consented to the delivery of one set of proxy materials per address or have received prior notice of our intent to do so, so long as the Company has not received contrary instructions from one or more of such shareholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one set of the proxy materials and you decide you want a separate copy of the proxy materials, the Company will promptly mail your separate copy if you contact the Office of the Secretary, Ameren Corporation, P.O. Box 66149, St. Louis, Missouri 63166-6149 or by calling toll-free 1-800-255-2237 (or in the St. Louis area 314-554-3502). Additionally, to resume the mailing of individual copies of future proxy materials to a particular shareholder, you

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

may contact the Office of the Secretary, and your request will be effective within 30 days after receipt. You may request householding of these documents by providing the Office of the Secretary with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s proxy materials for shareholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of proxy materials by contacting your bank, broker or other nominee.

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AMEREN CORPORATE GOVERNANCE HIGHLIGHTS

AMEREN CORPORATE GOVERNANCE HIGHLIGHTS

The Company has a history of strong corporate governance practices and is continuously focused on ensuring that its corporate governance practices protect and enhance long-term shareholder value. The Company’s commitment to good corporate governance is demonstrated through practices such as:

Highlights of Recent Corporate Governance Changes:

•	In February 2017, the Board adopted a by-law that provides shareholders representing not less than 25% of the Company’s outstanding Common Stock the right to call a special meeting of shareholders.

•	In December 2016, the Company’s Corporate Governance Guidelines were revised to increase the stock ownership requirements for certain senior executives, including the CEO.

•

In December 2015, the Board adopted a “proxy access” by-law, which permits eligible shareholders to nominate and include in the Company’s proxy materials for the annual meeting candidates for the Board. The Company’s By-Laws now provide that a shareholder (or a group of up to 20 shareholders):

•	of at least 3% of the Company’s outstanding Common Stock,

•	holding the shares continuously for at least 3 years,

•	can nominate the greater of (i) 20% of the number of seats on the Board to be filled at the annual meeting and (ii) two directors.

•

Effective April 29, 2016, the former Nuclear Oversight and Environmental Committee was reconstituted as the Nuclear and Operations Committee. The Nuclear and Operations Committee is responsible for oversight of all of the Company’s generation, transmission and distribution operations. The full Board currently oversees environmental policy matters.

Board of Directors:

•	Our entire Board is elected annually.

•	A majority voting standard is used to elect all directors.

•	Our Board is comprised entirely of independent directors, except for our CEO.

•	We have an independent Lead Director with clearly delineated and comprehensive duties and responsibilities.

•	We maintain a director retirement age of 72. Directors who attain age 72 must submit a letter offering to retire to the Nominating and Corporate Governance Committee for its consideration.

•

Only independent directors serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of the Board. Each committee operates under a written charter that has been approved by the Board and is reviewed annually.

•

Our independent directors hold executive sessions of the Board at every regularly scheduled Board meeting that are led by the Lead Director, outside the presence of the Chairman, the Chief Executive Officer or any other Company employee, and meet in private session with the Chief Executive Officer at every regularly scheduled Board meeting.

•	The Board and each of the Board committees annually reviews its performance, structure and processes in order to assess how effectively it is functioning.

•	The Board conducts succession planning on an annual basis and regularly focuses on senior executive development.

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AMEREN CORPORATE GOVERNANCE HIGHLIGHTS

•	The Board, and the Audit and Risk Committee of the Board, regularly consider key risks facing and regulations applicable to the Company.

Shareholder Rights:

•	In February 2017, the Board adopted a by-law that provides shareholders representing not less than 25% of the Company’s outstanding Common Stock the right to call a special meeting of shareholders.

•

We have implemented proxy access for a single shareholder, or a group of up to 20 shareholders, who have held 3% of the Company’s stock for at least 3 years to nominate the greater of 20% of the Board and two directors.

•	We do not have a shareholder rights plan (“poison pill”) in place.

•

Other than a super-majority requirement (66.67%) to approve mergers as provided by Missouri state statute, we have no super-majority voting requirement for shareholder action. The Company removed the only super-majority voting requirement in its governing documents on December 14, 2012 and has not added any super-majority provision since that date.

•	Our directors may be removed without cause.

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ITEMS YOU MAY VOTE ON

ITEMS YOU MAY VOTE ON

ITEM (1): ELECTION OF DIRECTORS

Eleven directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, executed proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of the Board of Directors and approved by the Board of Directors, or the Board of Directors may reduce the size of the Board in accordance with the Company’s By-Laws and Restated Articles of Incorporation. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The 11 nominees for director who receive the vote of at least a majority of the shares entitled to vote in the election of directors and represented in person or by proxy at the meeting at which a quorum is present will be elected. Shareholders may not cumulate votes in the election of directors. In the event that any nominee for reelection fails to obtain the required majority vote, such nominee will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will evaluate the best interests of the Company and its shareholders and will recommend to the Board the action to be taken with respect to any such tendered resignation. If there is a nominee, other than a nominee for reelection, who fails to obtain the required majority vote, such nominee will not be elected to the Board, and there will be a vacancy on the Board of Directors as a result thereof. Pursuant to the Company’s By-Laws and Restated Articles of Incorporation, any vacancy on the Board of Directors shall be filled by a majority of the directors then in office.

INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS

The nominees for our Board of Directors are listed below, along with their age as of December 31, 2016, tenure as director, other directorships held by such nominee during the previous five years and business background for at least the last five years. Each nominee’s biography below also includes a description of the specific experience, qualifications, attributes or skills of each director or nominee that led the Board to conclude that such person should serve as a director of Ameren. The fact that we do not list a particular experience, qualification, attribute or skill for a director nominee does not mean that nominee does not possess that particular experience, qualification, attribute or skill. In addition to those specific experiences, qualifications, attributes or skills detailed below, each nominee has demonstrated the highest professional and personal ethics, a broad experience in business, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company. In assessing the composition of the Board of Directors, the Nominating and Corporate Governance Committee recommends Board nominees so that collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion, except that the Nominating and Corporate Governance Committee does believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules. See “— CORPORATE GOVERNANCE — Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.

Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. All of the nominees are currently directors of the Company, and all of the nominees were elected by shareholders at the Company’s prior annual meeting. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of the Board of Directors and were unanimously nominated by the Board of Directors.

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ITEMS YOU MAY VOTE ON

Qualification and Experience	Brune	Coleman	Fitzsimmons	Flores	Galvin	Harshman	Jackson	Johnson	Lipstein	Wilson
Active Executive		●	●			●	●		●
Board Tenure: 0-5 Years		●		●		●
Board Tenure: 6-9 Years	●		●		●				●	●
Board Tenure: 10+ Years							●	●
Customer Relations or Consumer Orientation Experience	●	●				●			●	●
Cyber / I.T.	●	●
Diversity	●		●	●			●	●
Financial or Banking Experience	●	●	●		●	●	●	●	●	●
Legal / Governance			●					●
Nuclear Experience				●
Operations Experience	●	●		●		●			●	●
Serves on Other Public Boards					●	●	●	●		●
Utilities / Regulatory Experience	●	●	●	●	●	●	●	●	●	●

WARNER L. BAXTER

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY Director since: 2014 Age: 55	Outside directorships: • U.S. Bancorp, December 2015–Present • UMB Financial Corporation, 2013–October 2015

EXECUTIVE EXPERIENCE:

Mr. Baxter began his career with Ameren Missouri in 1995 as Assistant Controller. He was named Controller of Ameren Missouri in 1996. Following the 1997 merger of Ameren Missouri and CIPSCO Incorporated, he served as Vice President and Controller of Ameren and Ameren Services. In 2001, Mr. Baxter was named Senior Vice President, Finance. From 2003 to 2009, Mr. Baxter was Executive Vice President and Chief Financial Officer of Ameren and certain of its subsidiaries, where he led the finance, strategic planning and business risk management functions. From 2007 to 2009, he was also President and Chief Executive Officer of Ameren Services. From 2009 to 2014, Mr. Baxter served as the Chairman, President and Chief Executive Officer of Ameren Missouri. On February 14, 2014, Mr. Baxter succeeded Thomas R. Voss as President of the Company. Mr. Baxter succeeded Mr. Voss as Chief Executive Officer of the Company on April 24, 2014 and as Chairman of the Board on July 1, 2014. Prior to joining Ameren, Mr. Baxter served as senior manager in PwC’s national office in New York City from 1993 to 1995. From 1983 to 1993, Mr. Baxter worked in PwC’s St. Louis office, where he provided auditing and consulting services to clients in a variety of industries.

Mr. Baxter served as a director of Ameren Missouri from 1999 to 2014, and as a director of Ameren Illinois from 1999 to 2009.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Baxter’s extensive executive management and leadership experience; strong strategic planning, regulatory, accounting, financial, industry, risk management, government relations, operations and compensation skills and experience; tenure with the Company (and its current and former affiliates); and contributions as a current Board member, the Board concluded that Mr. Baxter should serve as a director of Ameren.

Ameren Corporation  2017 Proxy Statement    17

ITEMS YOU MAY VOTE ON

CATHERINE S. BRUNE

RETIRED PRESIDENT, ALLSTATE PROTECTION EASTERN TERRITORY OF ALLSTATE INSURANCE COMPANY Director since: 2011 Age: 63	Standing Board committees: • Audit and Risk Committee • Nominating and Corporate Governance Committee Outside directorships: None

EXECUTIVE EXPERIENCE:

Ms. Brune served as President of Allstate, a personal lines insurer, from October 2010 to November 2013 and oversaw Property/Casualty operations in 23 states and Canada. Ms. Brune worked in various managerial capacities for Allstate from 1976 to 2013. She was elected the company’s youngest officer in 1986, moving into information technology in the early 1990s. In 2002, Ms. Brune was named Allstate’s Senior Vice President, Chief Information Officer. Ms. Brune was a member of Allstate’s senior leadership team. Ms. Brune retired from Allstate in November 2013.

SKILLS AND QUALIFICATIONS:

Based primarily upon Ms. Brune’s extensive executive management and leadership experience as a former President and Chief Information Officer of a leading insurance company; strong information and technology, strategic planning, financial, regulatory, compensation, operations, customer relations, risk management and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Ms. Brune should serve as a director of Ameren.

J. EDWARD COLEMAN

CHIEF EXECUTIVE OFFICER OF CIOX HEALTH Director since: 2015 Age: 65	Standing Board committees: • Audit and Risk Committee • Nuclear and Operations Committee Outside directorships: • Lexmark International, Inc., 2010–2016 • Unisys Corporation, 2008–2014

EXECUTIVE EXPERIENCE:

Mr. Coleman has served as the Chief Executive Officer of CIOX Health, a health information management firm, since May 2016. Mr. Coleman served as Chairman and Chief Executive Officer of Unisys Corporation from October 2008 to December 2014. He previously served as Chief Executive Officer of Gateway, Inc. from 2006 to 2008, as Senior Vice President and President of Enterprise Computing Solutions at Arrow Electronics from 2005 to 2006, and as Chief Executive Officer of CompuCom Systems, Inc. from 1999 to 2004 and as Chairman of the Board from 2001 to 2004. Earlier in his career, he held various leadership positions at Computer Sciences Corporation and IBM Corporation.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Coleman’s extensive executive management and leadership experience as a former chief executive officer of three publicly-traded technology companies; strong strategic planning, financial, information technology, customer relations, compensation, operations and administrative skills and experience; and contributions as a current Board and Board committee member, the Board concluded that Mr. Coleman should serve as a director of Ameren.

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ITEMS YOU MAY VOTE ON

ELLEN M. FITZSIMMONS

EXECUTIVE VICE PRESIDENT OF LAW AND PUBLIC AFFAIRS, GENERAL COUNSEL AND CORPORATE SECRETARY OF CSX CORPORATION Director since: 2009 Age: 56	Standing Board committees: • Audit and Risk Committee • Nominating and Corporate Governance Committee (Chair) Outside directorships: None

EXECUTIVE EXPERIENCE:

Ms. Fitzsimmons joined CSX Corporation, a transportation supplier, in 1991 and has served in her current position since 2003. Ms. Fitzsimmons oversees all legal, government relations and public affairs activities for CSX. During Ms. Fitzsimmons’ tenure with CSX, her responsibilities have included key roles in major risk and corporate governance-related areas.

SKILLS AND QUALIFICATIONS:

Based primarily upon Ms. Fitzsimmons’ extensive executive and leadership experience as the Executive Vice President, General Counsel and Corporate Secretary of a transportation supplier; strong legal, government relations, public affairs, regulatory, accounting, financial, risk management, internal audit, compliance, corporate governance, compensation and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Ms. Fitzsimmons should serve as a director of Ameren.

RAFAEL FLORES

FORMER SENIOR VICE PRESIDENT AND CHIEF NUCLEAR OFFICER OF LUMINANT Director since: 2015 Age: 61	Standing Board committees: • Nominating and Corporate Governance Committee • Nuclear and Operations Committee Outside directorships: • None

EXECUTIVE EXPERIENCE:

Mr. Flores joined Luminant, a private Texas-based electric utility, in 1983 and served as Senior Vice President and Chief Nuclear Officer from 2009 to 2015. In this position, he oversaw operations at the Comanche Peak Nuclear Power Plant in Texas, reported nuclear matters directly to Luminant’s nuclear oversight advisory board and represented Luminant with the Nuclear Regulatory Commission, the Institute of Nuclear Power Operations, the Nuclear Energy Institute and on various committees and working groups in the nuclear industry.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Flores’ extensive executive and leadership experience as Senior Vice President and Chief Nuclear Officer of an electric utility; and government relations, public affairs, regulatory, industry, risk management, compensation, operations and administrative skills and experience, the Board concluded that Mr. Flores should serve as a director of Ameren.

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ITEMS YOU MAY VOTE ON

WALTER J. GALVIN

RETIRED VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER OF EMERSON ELECTRIC CO. Director since: 2007 Lead Director since: 2013 Age: 70

Standing Board committees:

•     Audit and Risk Committee (Chair)

•      Finance Committee

Outside directorships:

•     F.M. Global Insurance Company (non-reporting company), 1995–2015

•      Aegion Corporation, 2014–Present

•     Emerson Electric Co., 2000–2013

EXECUTIVE EXPERIENCE:

Mr. Galvin serves as a senior advisor to Irving Place Capital, a private equity fund. Mr. Galvin served as Vice Chairman of Emerson Electric, an electrical and electronics manufacturer, from October 2009 to February 2013. He served as Emerson Electric’s Chief Financial Officer from 1993 until February 2010. He served as a management member of Emerson Electric’s Board of Directors from 2000 to February 2013 and as a consultant to Emerson Electric from February 2013 to September 2015.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Galvin’s extensive executive management and leadership experience as the former Vice Chairman and Chief Financial Officer of an industrial manufacturing company; significant accounting, financial, risk management, regulatory, industry, compensation and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Galvin should serve as a director of Ameren.

RICHARD J. HARSHMAN

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF ALLEGHENY TECHNOLOGIES INCORPORATED Director since: 2013 Age: 60	Standing Board committees: • Human Resources Committee • Nuclear and Operations Committee (Chair) Outside directorships: • Allegheny Technologies Incorporated, 2011–Present

EXECUTIVE EXPERIENCE:

Mr. Harshman serves as the Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated, a producer of specialty materials and components to the global electrical energy, aerospace and defense, oil and gas, chemical process industry, medical, and other diversified consumer and durable goods markets.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Harshman’s extensive executive management and leadership experience as the Chairman, President and Chief Executive Officer, and previously Chief Financial Officer, of a specialty materials manufacturer; his significant strategic planning, financial, operations, regulatory, industry, customer relations, compensation and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Harshman should serve as a director of Ameren.

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ITEMS YOU MAY VOTE ON

GAYLE P.W. JACKSON, PH.D.

PRESIDENT AND CHIEF EXECUTIVE OFFICER, ENERGY GLOBAL, INC. Director since: 2005 Age: 70	Standing Board committees: • Nominating and Corporate Governance Committee • Nuclear and Operations Committee Outside directorships: • Atlas Pipeline Partners, L.P., 2005–2009, 2011–2015

EXECUTIVE EXPERIENCE:

Dr. Jackson serves as the President and Chief Executive Officer of Energy Global, Inc., a consulting firm that specializes in corporate development, diversification and government relations strategies for energy companies. From 2002 to 2004, Dr. Jackson served as Managing Director of FE Clean Energy Group, a global private equity management firm that invests in energy companies and projects in Central and Eastern Europe, Latin America and Asia. Dr. Jackson is a past Deputy Chairman of the Federal Reserve Bank of St. Louis.

SKILLS AND QUALIFICATIONS:

Based primarily upon Dr. Jackson’s extensive executive management and leadership experience as the President and Chief Executive Officer of a consulting firm which specializes in corporate development, diversification and government relations strategies for energy companies; strong strategic planning, marketing, banking, financial, regulatory, industry, compensation and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Dr. Jackson should serve as a director of Ameren.

JAMES C. JOHNSON

RETIRED GENERAL COUNSEL, LOOP CAPITAL MARKETS LLC Director since: 2005 Age: 64

Standing Board committees:

•     Human Resources Committee (Chair)

•      Nuclear and Operations Committee

Outside directorships:

•     Hanesbrands Inc., 2006–Present

•      Energizer Holdings, Inc., 2013–Present

•     Edgewell Personal Care Company, 2015–Present

EXECUTIVE EXPERIENCE:

Mr. Johnson served as General Counsel of Loop Capital Markets LLC, a financial services firm, from November 2010 to December 2013. From 1998 until 2009, Mr. Johnson served in a number of responsible positions at The Boeing Company, an aerospace and defense firm, including serving as Vice President, Corporate Secretary and Assistant General Counsel from 2003 until 2007 and as Vice President and Assistant General Counsel, Commercial Airplanes, from 2007 until his retirement in March 2009.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Johnson’s extensive executive management and leadership experience as the former General Counsel of a financial services firm and as the former Vice President, Corporate Secretary and Assistant General Counsel of an aerospace and defense firm; his strong legal, compliance, risk management, board-management relations, corporate governance, finance, regulatory and compensation skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Johnson should serve as a director of Ameren.

Ameren Corporation  2017 Proxy Statement    21

ITEMS YOU MAY VOTE ON

STEVEN H. LIPSTEIN

CHIEF EXECUTIVE OFFICER OF BJC HEALTHCARE Director since: 2010 Age: 60	Standing Board committees: • Human Resources Committee • Finance Committee Outside directorships: • BJC HealthCare (non-profit organization), 1999–Present

EXECUTIVE EXPERIENCE:

Mr. Lipstein joined BJC HealthCare, one of the largest non-profit healthcare organizations in the United States, in 1999. From 1982 to 1999, Mr. Lipstein held various executive positions within The University of Chicago Hospitals and Health System and The Johns Hopkins Hospital and Health System. Mr. Lipstein served as Chairman of the Federal Reserve Bank of St. Louis from 2009 to 2011.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Lipstein’s extensive executive management and leadership experience as the Chief Executive Officer and former President of a healthcare organization; strong strategic planning, banking, regulatory, financial, customer relations, operations, compensation and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Lipstein should serve as a director of Ameren.

STEPHEN R. WILSON

RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CF INDUSTRIES HOLDINGS, INC. Director since: 2009 Age: 68

Standing Board committees:

•     Finance Committee (Chair)

•      Human Resources Committee

Outside directorships:

•     CF Industries Holdings, Inc., 2005–2014

•      Terra Nitrogen GP, Inc., 2010–2014

•     GATX Corporation, 2014–Present

•      Keytrade AG, 2016–Present

EXECUTIVE EXPERIENCE:

Mr. Wilson is the retired Chairman, President and Chief Executive Officer of CF Industries Holdings, Inc., a manufacturer and distributor of nitrogen fertilizer products. He served in those capacities from 2005 until his retirement in 2014, as President and Chief Executive Officer of CF Industries, Inc. (a predecessor company) from 2003 to 2005 and as Chief Financial Officer from 1991 to 2003.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Wilson’s extensive executive management and leadership experience as the former Chairman, President and Chief Executive Officer and the former Chief Financial Officer of an industrial manufacturing company; strong strategic planning, financial, operations, risk management, regulatory, compensation, customer relations and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Wilson should serve as a director of Ameren.

Board Recommendation for Election of Director Nominees

Your Board of Directors unanimously recommends that you vote “FOR” the Election of these Director Nominees.

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BOARD STRUCTURE

Board and Committee Meetings and Annual Meeting Attendance

During 2016, the Board of Directors met 10 times. All then-incumbent directors attended or participated in 75 percent or more of the aggregate number of meetings of the Board and the Board Committees of which they were members held during the period for which such directors have been directors.

The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2016 annual meeting of shareholders, all of the then-incumbent directors (and nominated for election in 2016) were in attendance.

Director Qualification Standards

The Board of Directors, in accordance with NYSE listing standards, has adopted a formal set of Corporate Governance Guidelines, which include certain director qualification standards.

A director who attains age 72 prior to the date of an annual meeting is required to submit a letter to the Nominating and Corporate Governance Committee offering his or her resignation from the Board, effective with the end of the director’s elected term, for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will review the appropriateness of continued service on the Board of Directors by that director and make a recommendation to the Board of Directors and, if applicable, repeat such review annually thereafter.

In addition, the Corporate Governance Guidelines provide that a director who undergoes a significant change with respect to principal employment is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will then evaluate the facts and circumstances and make a recommendation to the Board whether to accept the offered resignation or request that the director continue to serve on the Board.

Board Diversity

Board Leadership Structure

The Company’s By-Laws and Corporate Governance Guidelines delegate to the Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and Chief Executive Officer. The Board annually considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chairman of the Board and Chief Executive Officer. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions, and other relevant factors. The independent members of the Board have determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company and the skills and experience of Mr. Baxter, is a leadership structure that combines the roles of Chairman of the Board and Chief Executive Officer with Mr. Baxter filling those roles for the following primary reasons:

•	such a Board leadership structure with combined Chairman and Chief Executive Officer roles has previously served the Company and its shareholders well, and the Board expects that the structure

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will continue to serve them well, based primarily on Mr. Baxter’s background, skills and experience, as detailed in his biography above;

•

pursuant to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is the Chief Executive Officer or an employee of the Company, the Company has a designated independent Lead Director (as defined and discussed below), selected by the Company’s Nominating and Corporate Governance Committee and ratified by vote of the independent directors, with clearly delineated and comprehensive duties and responsibilities as set forth in the Company’s Corporate Governance Guidelines, which provides the Company with a strong counterbalancing governance and leadership structure that is designed so that independent directors exercise oversight of the Company’s management and key issues related to strategy and risk;

•	only independent directors serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee;

•

independent directors hold executive sessions of the Board at every regularly scheduled Board meeting that are led by the Lead Director, outside the presence of the Chairman, the Chief Executive Officer or any other Company employee, and meet in private session with the Chief Executive Officer at every regularly scheduled Board meeting;

•	the Company has established a Policy Regarding Communications to the Board of Directors for all shareholders and other interested parties;

•

the combined Chairman and Chief Executive Officer position continues to be the principal board leadership structure among public companies in the United States, including the Company’s peer companies; and

•	there is no empirical evidence that separating the roles of Chairman and Chief Executive Officer improves returns for shareholders.

The Board recognizes that, depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. A Board leadership structure that separates the roles of Chairman of the Board and Chief Executive Officer has previously served the Company and its shareholders well and may serve them well in the future. The Company is committed to reviewing this determination on an annual basis.

According to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is the Chief Executive Officer or an employee of the Company, the Nominating and Corporate Governance Committee of the Board of Directors will select an independent director to preside at or lead the executive sessions (which selection will be ratified by vote of the independent directors of the Board of Directors) (the “Lead Director”). The Company’s Corporate Governance Guidelines provide that the Lead Director will serve a one-year term and that it is expected that the Lead Director will serve at least three and no more than five consecutive terms in order to facilitate the rotation of the Lead Director position while maintaining experienced leadership. The Company’s Corporate Governance Guidelines set forth the authority, duties and responsibilities of the Board of Directors’ Lead Director as follows:

•	preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	convene and chair meetings of the independent directors in executive session at each Board meeting;

•	solicit the non-management directors for advice on agenda items for meetings of the Board;

•	serve as a liaison between the Chairman and Chief Executive Officer and the independent directors;

•	call meetings of the independent directors;

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•	collaborate with the Chairman and Chief Executive Officer in developing the agenda for meetings of the Board and approve such agendas;

•	consult with the Chairman and Chief Executive Officer on and approve information that is sent to the Board;

•

collaborate with the Chairman and the Chief Executive Officer and the Chairs of the standing Board committees in developing and managing the schedule of meetings of the Board and approve such schedules to assure that there is sufficient time for discussion of all agenda items; and

•	if requested by major shareholders, ensure that he or she is available for consultation and direct communication.

In performing the duties described above, the Lead Director is expected to consult with the Chairs of the appropriate Board committees and solicit their participation. The Lead Director also performs such other duties as may be assigned to the Lead Director by the Company’s By-Laws or the Board of Directors.

Risk Oversight Process

Given the importance of monitoring risks, the Board has determined to utilize a committee specifically focused on oversight of the Company’s risk management. The Board has charged its Audit and Risk Committee with oversight responsibility of the Company’s overall business risk management process, which includes the identification, assessment, mitigation and monitoring of risks on a Company-wide basis. The Audit and Risk Committee meets on a regular basis to review the business risk management processes, at which time applicable members of senior management provide reports to the Audit and Risk Committee. The Audit and Risk Committee coordinates this oversight with other committees of the Board having primary oversight responsibility for specific risks (see “— BOARD COMMITTEES — Standing Board Committee and Function” below). Each of the Board’s standing committees, in turn, receives regular reports from members of senior management concerning its assessment of Company risks within the purview of such committee. Each such committee also has the authority to engage independent advisers. The risks that are not specifically assigned to a Board committee are considered by the Audit and Risk Committee through its oversight of the Company’s business risk management process. The Audit and Risk Committee then discusses with members of senior management methods to mitigate such risks.

Notwithstanding the Board’s oversight delegation to the Audit and Risk Committee, the entire Board is actively involved in risk oversight. The Audit and Risk Committee annually reviews for the Board which committees maintain oversight responsibilities described above and the overall effectiveness of the business risk management process. In addition, at each of its meetings, the Board receives a report from the Chair of the Audit and Risk Committee, as well as from the Chair of each of the Board’s other standing committees identified below, each of which is currently chaired by an independent director. The Board then discusses and deliberates on the Company’s risk management practices. Through the process outlined above, the Board believes that the leadership structure of the Board supports effective oversight of the Company’s risk management.

Consideration of Risks Associated with Compensation

In evaluating the material elements of compensation available to executives and other Company employees, the Human Resources Committee takes into consideration whether the Company’s compensation policies and practices may incentivize behaviors that might lead to excessive risk taking. The Human Resources Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and Company management, reviews the Company’s compensation policies and practices each year for design features that have the potential to encourage excessive risk taking. The program contains multiple design features that manage or mitigate these potential risks, including:

•	an appropriate balance of fixed and variable pay opportunities;

•	caps on incentive plan payouts;

•	the use of multiple performance measures in the compensation program;

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•	measurement of performance at the corporate level;

•	a mix between short-term and long-term incentives, with an emphasis for executives on rewarding long-term performance;

•	Committee discretion regarding individual executive awards;

•	oversight by non-participants in the plans;

•	a code of conduct, internal controls and other measures implemented by the Company;

•	the existence of anti-hedging and anti-pledging policies for executives;

•

the existence of a clawback provision in the 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) and 2006 Omnibus Incentive Compensation Plan (the “2006 Plan”) that applies to annual and long-term incentive plan grants; and

•

stock ownership requirements applicable to members of the Company’s management team (including the NEOs, other officers who are subject to reporting under Section 16 of the Securities Exchange Act of 1934 (collectively, the “Section 16 Officers”), and other members of the Company’s Senior Leadership Team) and stock ownership guidelines applicable to all other members of the Company’s management team.

Based upon the above considerations, the Human Resources Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

BOARD COMMITTEES

The Board of Directors has a standing Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear and Operations Committee and Finance Committee, the chairs and members of which are recommended by the Nominating and Corporate Governance Committee, appointed annually by the Board and are identified below. The Audit and Risk Committee, Human Resources Committee and Nominating and Corporate Governance Committee are comprised entirely of non-management directors, each of whom the Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and the Director Nomination Policy. In addition, the Nuclear and Operations Committee and the Finance Committee are currently comprised entirely of non-management directors, each of whom the Board has also determined to be “independent” under the Director Nomination Policy. A more complete description of the duties of each standing Board committee is contained in each standing Board committee’s charter available at www.ameren.com/Investors.

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Audit and Risk Committee	Meetings in 2016: 9

Walter J. Galvin, Chair

Catherine S. Brune

J. Edward Coleman

Ellen M. Fitzsimmons

Each of Walter J. Galvin and J. Edward Coleman qualifies as an “audit committee financial expert” as that term is defined by the SEC.

•       Appoints and oversees the independent registered public accountants; pre-approves all audit, audit-related services and non-audit engagements with independent registered public accountants.

•        Ensures that the lead and concurring audit partners of the independent accountants are rotated at least every five years, as required by the Sarbanes-Oxley Act of 2002; considers a potential rotation of the independent accountant firm.

•       Evaluates the qualifications, performance and independence of the independent accountant, including a review and evaluation of the lead partner of the independent accountant, taking into account the opinions of management and the Company’s internal auditors, and presents its conclusions to the full Board on an annual basis.

•        Approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting.

•        Reviews with management and independent registered public accountants the scope and results of audits and financial statements, disclosures and earnings press releases.

•        Reviews the appointment, replacement, reassignment or dismissal of the leader of internal audit or approves the retention of, and engagement terms for, any third-party provider of internal audit services; reviews the internal audit function.

•       Reviews with management the business risk management processes, which include the identification, assessment, mitigation and monitoring of risks on a Company-wide basis.

•       Coordinates its oversight of business risk management with other Board committees having primary oversight responsibilities for specific risks.

•        Oversees an annual audit of the Company’s political contributions; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter.

•        Establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency.

•        Performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Human Resources Committee	Meetings in 2016: 5

James C. Johnson, Chair Richard J . Harshman Steven H. Lipstein Stephen R. Wilson

•       Reviews and approves objectives relevant to the compensation of the Chief Executive Officer of the Company and Presidents of its subsidiaries as well as other executive officers.

•       Administers and approves awards under the incentive compensation plan.

•        Administers and approves incentive compensation plans, executive employment agreements, if any, severance agreements and change in control agreements.

•        Reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of the Company’s Form 10-K and proxy statement.

•        Acts on important policy matters affecting personnel; recommends to the Board amendments to those pension plans sponsored by the Company or any of its subsidiaries, except as otherwise delegated.

•        Performs other actions as required by the NYSE listing standards and its Charter, including the retention of outside compensation consultants and other outside advisors.

•        Performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Exchange Act.

•        Reviews the Company’s compensation policies and practices to determine whether they encourage excessive risk taking.

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Nominating and Corporate Governance Committee	Meetings in 2016: 5

Ellen M. Fitzsimmons, Chair Catherine S. Brune Rafael Flores Gayle P. W. Jackson

•       Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders.

•       Reviews the Board’s policy for director compensation and benefits.

•       Establishes a process by which shareholders and other interested persons will be able to communicate with members of the Board.

•       Develops and recommends to the Board corporate governance guidelines; oversees the Company’s code of business conduct (referred to as its Principles of Business Conduct), Code of Ethics for Principal Executive and Senior Financial Officers and the Policy and Procedures with Respect to Related Person Transactions (see “— CORPORATE GOVERNANCE” below).

•       Assures that the Company addresses relevant public affairs issues from a perspective that emphasizes the interests of its key constituents (including, as appropriate, shareholders, employees, communities and customers); reviews and recommends to the Board shareholder proposals for inclusion in proxy materials that relate to public affairs and/or corporate social responsibility issues.

•        Reviews semi-annually with management the performance for the immediately preceding six months regarding constituent relationships (including, as appropriate, relationships with shareholders, employees, communities and customers).

•       Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

•       Performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Exchange Act.

Nuclear and Operations Committee	Meetings in 2016: 6(1)

Richard J. Harshman, Chair J. Edward Coleman Rafael Flores Gayle P. W. Jackson James C. Johnson

•       Oversees and reviews the Company’s nuclear and other electric generation and electric and gas transmission and distribution operations, including safety, performance and compliance issues and risk management policies and practices related to such operations.

•        Reviews the impact of any significant changes in, and oversees compliance with, laws, regulations and standards specifically related to the Company’s facilities and operations.

•        Reviews the results of major inspections and evaluations by regulatory agencies and oversight groups and management’s response thereto.

•        Reviews and reports to the Board on the effectiveness of management in operating and managing the Company’s operating facilities, including the Company’s nuclear energy center.

•        Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

(1)	This number includes meetings held in 2016 by the Nuclear Oversight and Environmental Committee, before it was reconstituted as the Nuclear and Operations Committee in April 2016.

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Finance Committee	Meetings in 2016: 7

Stephen R. Wilson, Chair Walter J. Galvin Steven H. Lipstein

•        Oversees overall financial policies and objectives of the Company and its subsidiaries, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives.

•        Reviews and makes recommendations regarding the Company’s dividend policy.

•        Reviews and recommends to the Board the capital budget of the Company and its subsidiaries; reviews, approves and monitors all capital projects with estimated capital expenditures of between $25 million and $50 million; recommends to the Board and monitors all capital projects with estimated capital costs in excess of $50 million.

•        Reviews and recommends to the Board the Company’s and its subsidiaries’ debt and equity financing plans.

•        Oversees the Company’s commodity risk assessment process, system of controls and compliance with established risk management policies and procedures.

•        Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct

The Board of Directors has adopted Corporate Governance Guidelines, a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors, a Policy and Procedures with Respect to Related Person Transactions and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear and Operations Committee and Finance Committee. The Board of Directors also has adopted the Company’s code of business conduct (referred to as Ameren’s Principles of Business Conduct) applicable to all of the Company’s directors, officers and employees, and the Company’s Code of Ethics for Principal Executive and Senior Financial Officers. These documents and other items relating to the governance of the Company can be found on our website at www.ameren.com/investors. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary.

Standing Board Committee Governance Practices

The standing Board committees focus on good governance practices. These include:

•	requiring several meetings to discuss important decisions;

•	receiving meeting materials several days in advance of meetings; and

•	conducting executive sessions with committee members only.

Human Resources Committee Governance Practices

The Human Resources Committee obtains professional advice from an independent compensation consultant engaged directly by and who reports to the Committee. It is the Human Resources Committee’s view that its compensation consultant should be able to render candid and expert advice independent of management’s influence. In February 2017, the Human Resources Committee approved the continued engagement of Meridian as its independent compensation consulting firm. In its decision to retain Meridian as its independent compensation consultant, the Committee gave consideration to a broad range of attributes necessary to assist the needs of the Committee in setting compensation, including:

•	a track record in providing independent, objective advice;

•	broad organizational knowledge;

•	industry reputation and experience;

•	in-depth knowledge of competitive pay levels and practices; and

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•	responsiveness and working relationship.

Meridian representatives attended all of the Human Resources Committee meetings during 2016. At the Human Resources Committee’s request, the consultant met separately with the Committee members outside the presence of management at each meeting, and spoke separately with the Committee Chair and other Committee members between meetings, as necessary or desired.

During 2016, the Committee requested of Meridian the following items:

•	market pay and market trend analyses, which assist the Committee in targeting executive compensation at the desired level versus market;

•	a review of change-in-control and severance provisions to help the Committee evaluate their appropriateness;

•

comparisons of short-term incentive payouts and financial performance to utility peers, which the Committee uses to evaluate prior-year short-term incentive goals and set future short-term incentive goals;

•	preparation of tally sheets of compensation components, which the Committee uses to evaluate the cumulative impact of prior compensation decisions;

•

review and advice on the Compensation Discussion and Analysis section included in the Company’s proxy statement to ensure full, accurate and clear disclosure, and other executive compensation-related proxy statement items;

•	advice in connection with the Committee’s risk analysis of the Company’s compensation policies and practices, in furtherance of the Committee’s responsibilities pursuant to its charter;

•

advice with respect to legal, regulatory and/or accounting considerations impacting Ameren’s compensation and benefit programs, to ensure the Committee is aware of external views regarding the programs; and

•	other requests relating to executive compensation issues.

Other than services provided to the Human Resources Committee as set forth above and for the Nominating and Corporate Governance Committee as described below, Meridian did not perform any other services for the Company or any of its subsidiaries in 2016.

Pursuant to its letter agreement with the Committee, if the Company or management of the Company proposes that Meridian perform services for the Company or management of the Company other than in Meridian’s retained role as consultant to the Committee and the Nominating and Corporate Governance Committee, any such proposal is required to be submitted to the Committee for approval before such services begin.

In December 2016, the Nominating and Corporate Governance Committee also approved the continued engagement of Meridian as its independent consulting firm with respect to director compensation matters. See “— Director Compensation — Role of Director Compensation Consultant” below for a description of the services Meridian provided to the Nominating and Corporate Governance Committee in 2016.

Each of the Human Resources Committee and Nominating and Corporate Governance Committee has procedures for the purpose of determining whether the work of any compensation consultant raises any conflict of interest. Pursuant to such procedures, in December 2016 each such committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive and director compensation-related matters, no conflict of interest was raised by the work of Meridian.

Delegation of Authority

The Human Resources Committee has delegated authority to the Company’s Administrative Committee, comprised of designated members of management, to approve changes, within specified parameters, to certain of the Company’s retirement plans. It has also delegated authority to management to make pro rata equity grants in the first year of PSUP eligibility to executives who, while not Section 16 Officers, are newly promoted into a PSUP eligible role or hired into a PSUP eligible role from an external source during the year.

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In addition, the Human Resources Committee has delegated to the Chief Executive Officer the authority to make discretionary grants of equity awards from a pre-authorized pool of shares of Common Stock, to executives who are not Section 16 Officers. The Company will ensure the total value of the equity grants made by the Chief Executive Officer does not exceed a specified limit.

Role of Executive Officers

The role of executive officers in compensation decisions for 2016 is described below under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS — Role of Executive Officers.” Mr. Baxter, as Chief Executive Officer of the Company, was not involved in determining his own compensation. See “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS” below.

Human Resources Committee Interlocks and Insider Participation

The current members of the Human Resources Committee of the Board of Directors, Messrs. Johnson, Harshman, Lipstein and Wilson, were not at any time during 2016 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under applicable SEC rules.

No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Human Resources Committee during 2016.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with the Company’s Director Nomination Policy, a copy of which can be found on the Company’s website. The Nominating and Corporate Governance Committee will consider as a candidate any director of the Company who has indicated to the Nominating and Corporate Governance Committee that he or she is willing to stand for reelection as well as any other person who is recommended by any shareholders of the Company who provide the required information and certifications within the time requirements, as set forth in the Director Nomination Policy. The Nominating and Corporate Governance Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees. In 2016, a third-party search firm was engaged by the Nominating and Corporate Governance Committee to assist in identifying and evaluating potential director nominees.

In considering a potential nominee for the Board, shareholders should note that in selecting candidates, the Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of leadership and accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment, to provide practical insights and diverse perspectives and to contribute to the regular refreshment of skill sets represented on the Board. Candidates also will be assessed in the context of the then-current composition of the Board, the average tenure of the Board, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills), director tenure, board refreshment and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process and under no circumstances will the Nominating and Corporate Governance Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

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The Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements;

•	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company; and

•	independence; a substantial majority of the Board shall consist of independent directors, as defined by the Company’s Director Nomination Policy. See “— Director Independence” below.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules. In addition, because the Company is committed to maintaining its tradition of inclusion and diversity within the Board, each assessment and selection of director candidates will be made by the Nominating and Corporate Governance Committee in compliance with the Company’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law. The Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually to assure that the Board contains an effective mix of individuals to best advance the Company’s long-term business interests.

Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to advise the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee prior to accepting any other company directorship or any assignment to the audit committee or compensation committee of the board of directors of any other company of which such director is a member. Directors accepting a directorship (or equivalent position) with a not-for-profit organization are also expected to advise the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee before or promptly after accepting such a position. The Company’s Corporate Governance Guidelines also provide that if a director has a significant change with respect to principal employment, he or she is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request the director to continue to serve on the Board.

The Company’s Director Nomination Policy requires all directors standing for reelection to agree that in the event that any director fails to obtain the required majority vote at an annual meeting of shareholders, such director will tender his or her resignation as a director. The Nominating and Corporate Governance Committee will evaluate the best interests of the Company and its shareholders and will recommend to the Board the action to be taken with respect to such tendered resignation.

Board Succession Planning

The Board discusses formal succession planning on an annual basis, and the Nominating and Corporate Governance Committee, in accordance with its charter, the Company’s strategy and the Company’s Director Nomination Policy, regularly discusses in executive session board composition and refreshment.

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Executive Sessions of Independent Directors

The independent directors meet privately in executive sessions to consider such matters as they deem appropriate, without management being present, as a routinely scheduled agenda item for every Board meeting. During 2016, all directors other than Mr. Baxter were independent (see “— Director Independence” below). Walter J. Galvin, who currently serves as the Lead Director, presides at the executive sessions. The Lead Director’s duties also include those detailed under “— Board Leadership Structure” above.

Executive Succession Planning

The Board establishes and reviews policies and procedures, consulting with the Nominating and Corporate Governance Committee, the Chairman and Chief Executive Officer and others, as it considers appropriate, regarding succession to the Chief Executive Officer position in the event of emergency or retirement. In furtherance thereof, the Board meets periodically in executive session to plan for succession with respect to the position of Chief Executive Officer and monitors management’s succession planning for other key executives.

Director Independence

Pursuant to NYSE listing standards, the Company’s Board of Directors has adopted a formal set of categorical independence standards with respect to the determination of director independence. These standards are set forth in the Company’s Director Nomination Policy. The provisions of the Director Nomination Policy regarding director independence meet and in some areas exceed the NYSE listing standards. In accordance with the Director Nomination Policy, in order to be considered independent a director must be determined to have no material relationship with the Company other than as a director.

The Director Nomination Policy specifies the criteria by which the independence of our directors will be determined.

Under the Director Nomination Policy, an “independent director” is one who:

•	has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;

•	is not an employee of the Company and no member of his or her immediate family is an executive officer of the Company;

•	has not been employed by the Company and no member of his or her immediate family has been an executive officer of the Company during the past three years;

•

has not received and no member of his or her immediate family has received more than $120,000 per year in direct compensation from the Company in any capacity other than as a director or as a pension for prior service during the past three years;

•

is not currently a partner or employee of a firm that is the Company’s internal or external auditor; does not have an immediate family member who is a current partner of the Company’s internal or external auditor; does not have an immediate family member who is a current employee of the Company’s internal or external auditor and who personally works on the Company’s audit; and for the past three years has not, and no member of his or her immediate family has been a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•

is not and no member of his or her immediate family is currently, and for the past three years has not been, and no member of his or her immediate family has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director;

•

is not an executive officer or an employee, and no member of his or her immediate family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million, or two percent of such other company’s consolidated revenues during any of the past three years;

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•	is free of any relationships with the Company that may impair or appear to impair his or her ability to make independent judgments; and

•

is not and no member of his or her immediate family is employed as an executive officer of a charitable organization that receives contributions from the Company or a Company charitable trust, in an amount which exceeds the greater of $1 million or two percent of such charitable organization’s total annual receipts.

For purposes of determining a “material relationship,” the following standards are utilized:

•

any payments by the Company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

•

the aggregate amount of such payments must not exceed two percent of the Company’s consolidated gross revenues; provided, however, there may be excluded from this two percent standard payments arising from (a) competitive bids which determined the rates or charges for the services and (b) transactions involving services at rates or charges fixed by law or governmental authority.

For purposes of these independence standards, (i) immediate family members of a director include the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director’s home and (ii) the term “primary business affiliation” means an entity of which the director or the director’s immediate family member is a principal/executive officer or in which the director or the director’s immediate family member holds at least a five percent equity interest.

In accordance with the Director Nomination Policy, the Board undertook its annual review of director and director nominee independence. During this review, the Board considered transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, nominees or any member of their immediate family (or any entity of which a director, director nominee or an immediate family member is an executive officer, general partner or significant equity holder). As provided in the Director Nomination Policy, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director or nominee is independent.

In evaluating the independence of directors, the Board considered all transactions between the Company and entities with which the directors and nominees are associated. Directors Fitzsimmons, Galvin, Johnson and Lipstein are affiliated with companies that purchased services from and/or sold services to the Company or its subsidiaries, which services were either rate-regulated or competitively bid. Directors Fitzsimmons, Galvin and Lipstein are affiliated with companies that purchased services from and/or sold services to the Company or its subsidiaries, which services were not rate-regulated or competitively bid but which were entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. In each case, the Board determined that the transactions were significantly below the thresholds under the director independence standards under the NYSE requirements and the Company’s own standard for determining “material relationships” and did not affect the directors’ independence.

The Board also reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the directors or their immediate family members serve as an executive officer. The Board determined that the contributions were consistent with similar contributions, were approved in accordance with the Company’s normal procedures and were under the thresholds of the director independence requirements.

All of the referenced transactions discussed above were ordinary course commercial transactions made on an arm’s-length basis and on terms comparable to those generally available to unaffiliated third parties under the same or similar circumstances. The Board considered each of these transactions and relationships

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and determined that none of them was material or affected the independence of directors involved under either the general independence standards contained in the NYSE’s listing standards or the categorical standards contained in our Director Nomination Policy.

As a result of this review, the Board, at its meeting in February 2017, affirmatively determined that the following directors are independent under the standards set forth in the Director Nomination Policy: Catherine S. Brune, J. Edward Coleman, Ellen M. Fitzsimmons, Rafael Flores, Walter J. Galvin, Richard J. Harshman, Gayle P. W. Jackson, James C. Johnson, Steven H. Lipstein and Stephen R. Wilson; and that Warner L. Baxter, as President and Chief Executive Officer of the Company, is not independent under the Director Nomination Policy.

All members of the Audit and Risk Committee, the Human Resources Committee, the Nominating and Corporate Governance Committee, the Nuclear and Operations Committee and the Finance Committee of the Board of Directors are independent under the standards set forth in the Director Nomination Policy.

Policy and Procedures with Respect to Related Person Transactions

The Board of Directors has adopted the Ameren Corporation Policy and Procedures with Respect to Related Person Transactions. This written policy provides that the Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that the Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose annual compensation exceeds $120,000. The Chair of the Nominating and Corporate Governance Committee has been delegated authority to act between Nominating and Corporate Governance Committee meetings.

The policy defines a “Related Person Transaction” as a transaction (including any financial transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships)) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than: (1) competitively bid or regulated public utility services transactions; (2) transactions involving trustee type services; (3) transactions in which the Related Person’s interest arises solely from ownership of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to our Board of Directors for approval, by the Human Resources Committee of our Board of Directors; or (5) compensation of or transaction with a director, if the compensation or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.

“Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) any person who is known by the Company (or any subsidiary of the Company) to be five percent or greater beneficial owners of more than five percent of any class of the Company’s voting securities, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all immediate family members of such person has a ten percent or greater beneficial interest.

The Office of the Corporate Secretary of the Company assesses whether a proposed transaction is a Related Person Transaction for purposes of the policy.

The policy recognizes that Related Person Transactions may, in some circumstances, be in the best interests of the Company and its shareholders.

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The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the actual or apparent conflict of interest of the Related Person in the event of the Related Person Transaction, including, but not limited to, the impact on a director’s independence; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve or ratify only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the Principles of Business Conduct and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith. The policy provides for the pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions up to one year prior to the commencement of the transaction. The Human Resources Committee will review and approve on an annual basis the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose total annual compensation exceeds $120,000.

Based on the standards described above and certain determinations made by the Board discussed under “— Director Independence,” we had no Related Person Transactions in 2016.

Policy Regarding Communications to the Board of Directors

The Board of Directors has adopted a policy for shareholders and other interested persons to send communications to the Board. Shareholders and other interested persons who desire to communicate with the Company’s directors or a particular director may write to: Ameren Corporation Board of Directors, c/o Head of Investor Relations, Mail Code 202, 1901 Chouteau Avenue, St. Louis, Missouri 63103. E-mail communications to directors should be sent to directorcommunication@ameren.com. All communications must be accompanied by the following information: if the person submitting the communication is a shareholder, a statement of the number of shares of the Company’s Common Stock that the person holds; if the person submitting the communication is not a shareholder and is submitting the communication to the Lead Director or the non-management directors as an interested party, the nature of the person’s interest in the Company; any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication. Communications received from shareholders and other interested persons to the Board of Directors will be reviewed by the Head of Investor Relations, or such other person designated by all non-management members of the Board, and if such communications are not solicitations, advertisements or other forms of mass mailings, they will be forwarded by the Office of the Corporate Secretary to the Lead Director or applicable Board member or members as expeditiously as reasonably practicable.

Annual Assessment of Board, Board Committee and Individual Director Performance

The Board of Directors annually reviews its performance, structure and processes in order to assess how effectively it is functioning. This assessment is implemented and administered by the Nominating and Corporate Governance Committee through an annual Board evaluation. Further, each of the Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear and Operations Committee and Finance Committee of the Board conducts an annual evaluation of its performance. After reviewing the Board evaluations, the Lead Director discusses the Board’s effectiveness with each director individually. The Lead Director reports on the Board evaluations. The full Board of Directors discusses the Board evaluation and committee evaluation reports to determine what, if any, action could improve (1) Board and Board committee performance and (2) if necessary, a director’s performance as it relates to the overall effectiveness of the Board.

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In addition to the performance evaluations described above, the Nominating and Corporate Governance Committee also reviews annually the performance of all incumbent directors who are eligible for reelection at the Company’s next annual meeting of shareholders.

Shareholder Outreach and Engagement

The Company maintains an active shareholder engagement program to ensure regular communication with shareholders regarding areas of interest or concern. Each year, we conduct outreach to our shareholder base.

The Company’s outreach meetings have historically focused on its governance practices, executive compensation, and environmental matters and oversight. Shareholder feedback and suggestions that we receive are reported to the Nominating and Corporate Governance Committee, the Human Resources Committee, or the entire Board, as applicable, for consideration. Most recently, our outreach efforts have elicited support regarding the Company’s governance practices, including as to its oversight of and disclosure regarding environmental matters and reporting, as well as its executive compensation practices.

DIRECTOR COMPENSATION

Role of Director Compensation Consultant

As noted above under “— CORPORATE GOVERNANCE — Human Resources Committee Governance Practices,” the Nominating and Corporate Governance Committee directly retains Meridian to advise it with respect to director compensation matters. During 2016, Meridian conducted an outside director market pay analysis for the Nominating and Corporate Governance Committee, as discussed further under “— Fees and Stock Awards” below, and attended a Nominating and Corporate Governance Committee meeting to discuss the analysis. Pursuant to policies and procedures established by the Board of Directors for the purpose of determining whether the work of any compensation consultant raised any conflict of interest, the Nominating and Corporate Governance Committee determined that with respect to director compensation-related matters, no conflict of interest was raised by the work of Meridian.

Fees and Stock Awards

The compensation program for non-management directors is reviewed on an annual basis by the Nominating and Corporate Governance Committee with a view to provide a pay program that compensates non-management directors at the median of the market. For 2016, this review, in consultation with its director compensation independent consultant, included an evaluation of a comparative peer group of companies that was identical to the 2015 PSUP peer group (as discussed under “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentives: Performance Share Unit Program (“PSUP”)”) in the proxy statement prepared in connection with the Company’s 2016 annual meeting of shareholders) to determine the overall competitiveness of pay and prevalence of program features of Ameren’s director compensation program.

The Board of Directors of Ameren has approved the following compensation program for each director who is not an employee of the Company:

Annual Cash Retainer	$85,000, paid monthly
Equity Compensation
• Annual Grant (on or about January 1)	• $105,000 of Common Stock
• Upon Initial Election to the Board	• $105,000 of Common Stock
Committee Retainers	Chair	Members
• Audit and Risk Committee	• $20,000	• $12,500
• Nuclear and Operations Committee	• $20,000	• $12,500
• Human Resources Committee	• $12,500	• $10,000
• Nominating and Corporate Governance Committee	• $12,500	• $ 7,500
• Finance Committee	• $12,500	• $ 7,500

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Additional Cash Retainer for Lead Director	$25,000
Other Benefits	• Reimbursement of customary and usual travel expenses • Eligibility to participate in a nonqualified deferred compensation program as described below

Directors who are employees of the Company do not receive compensation for their services as a director.

The following table sets forth the compensation paid to non-management directors for fiscal year 2016, other than reimbursement for travel expenses.

2016 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)	Total ($)
Brune	105,000	105,006	–	–	–	–	210,006
Coleman	110,004	105,006	–	–	–	–	215,010
Fitzsimmons	110,004	105,006	–	–	–	–	215,010
Flores	105,000	105,006	–	–	–	–	210,006
Galvin	137,496	105,006	–	–	7,203	–	249,705
Harshman	112,496	105,006	–	–	–	–	217,502
Jackson	105,000	105,006	–	–	–	–	210,006
Johnson	110,004	105,006	–	–	–	–	215,010
Lipstein	102,492	105,006	–	–	–	–	207,498
Wilson	107,496	105,006	–	–	–	–	212,502
Woodard(5)	37,500	105,006	–	–	10,251	–	152,757

(1)	Represents the cash retainer and fees for service on the Board of Directors and its committees and meeting attendance.

(2)	Annual grants of immediately vested shares of the Company’s Common Stock equaling approximately $105,000 were awarded to Directors Brune, Coleman, Fitzsimmons, Flores, Galvin, Harshman, Jackson, Johnson, Lipstein, Wilson and Woodard on January 4, 2016. As of December 31, 2016, Director Galvin had an aggregate of 22,861 deferred Stock Units (as defined below), Director Coleman had 2,511 deferred Stock Units, Director Flores had 2,511 deferred Stock Units, Director Johnson had 7,937 deferred Stock Units and Director Woodard had 20,378 deferred Stock Units accumulated in their deferral accounts from deferrals of annual stock awards, including additional deferred Stock Units credited as a result of dividend equivalents earned with respect to the deferred Stock Units (see “— Directors Deferred Compensation Plan Participation” below).

(3)	No stock option awards or payouts under non-equity incentive plans were received by any non-management director in 2016.

(4)	Ameren does not have a pension plan for non-management directors. The amount in this column consists solely of the above market earnings on cash compensation deferred with respect to plan years beginning on or prior to January 1, 2010 for deferrals made prior to January 1, 2010 (see “— Directors Deferred Compensation Plan Participation” below). There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

(5)	Director Woodard retired from the Board effective as of the Company’s 2016 annual meeting of shareholders. Following his retirement from the Board, Director Woodard received $60,000 pursuant to an agreement to provide consulting services to the Board’s Nuclear and Operations Committee.

Directors Deferred Compensation Plan Participation

The Ameren Corporation Deferred Compensation Plan for Members of the Board of Directors, as amended (the “Directors Deferred Compensation Plan”), offers non-management directors the option to defer

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all or part of their annual cash retainers, meeting fees and Company Common Stock share awards as described below. The deferred compensation plan available to directors prior to 2009 permitted non-management directors to defer only annual cash retainers and meeting fees. In 2016, each of Directors Galvin and Woodard elected to defer all of his annual cash retainers. Each of Directors Coleman, Flores, Galvin, Johnson and Woodard elected to defer all of his 2016 stock award under the Directors Deferred Compensation Plan.

All deferrals of Company Common Stock awards pursuant to the Directors Deferred Compensation Plan are converted to “Stock Units,” representing each share of Company Common Stock awarded to and deferred by the participant. Stock Units are not considered actual shares of Company Common Stock, and participants have no rights as an Ameren shareholder with respect to any Stock Units until shares of Company Common Stock are delivered in accordance with the Directors Deferred Compensation Plan. Participants will have the right to receive dividend equivalents on Stock Units as of each dividend payment date, which are to be converted to additional Stock Units on the dividend payment date in accordance with the 2006 Plan and the 2014 Plan, as applicable. The price used for converting dividend equivalents to additional Stock Units is the same as the price used for calculating the number of additional shares purchased as of such dividend payment date by Ameren’s Deferred Compensation Plan record keeper.

All payments under the Directors Deferred Compensation Plan relating to deferrals of a director’s Company Common Stock award (including dividend equivalents which will be converted into additional Stock Units) will be made in the form of one share of Company Common Stock for each whole Stock Unit and cash equal to the fair market value of each fraction of a Stock Unit credited to the participant’s account.

With respect to annual cash retainer and meeting fees, deferred amounts, plus an interest factor, are used to provide payout distributions following completion of Board service and certain death benefits. In October 2009, the Company adopted an amendment to the Directors Deferred Compensation Plan which amended the portion of the Directors Deferred Compensation Plan relating to the interest crediting rates used for cash amounts deferred with respect to plan years commencing on and after January 1, 2010. In October 2010, the Company adopted an amendment to the Directors Deferred Compensation Plan for plan years beginning on and after January 1, 2011 to change the measurement period for the applicable interest rates for cash amounts deferred under such plan prior to January 1, 2010. Pursuant to the amended Directors Deferred Compensation Plan, cash amounts deferred (and interest attributable thereto) accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:

Table A
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Directors Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2016 such interest crediting rate was 5.81 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the applicable federal long-term rate, with annual compounding (as prescribed under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the “IRC”)) (“AFR”) for the December immediately preceding such plan year (the “Directors Deferred Plan Interest Rate”) — for 2016 such interest crediting rate was 3.13 percent

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After the participant director retires or dies, the deferred amounts (and interest attributable thereto) accrue interest as follows:

Table B
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Directors Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2016 such interest crediting rate was 3.87 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Directors Deferred Plan Interest Rate — for 2016 such interest crediting rate was 3.13 percent

As a result of the changes described in the narrative preceding the tables above, there are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

A participant director may choose to receive the deferred amounts upon ceasing to be a member of the Company’s Board of Directors at age 55 or over in a lump sum payment or in installments over a set period of up to 15 years. However, in the event a participant ceases being a member of the Company’s Board of Directors prior to age 55, the balance in such participant’s deferral account shall be distributed in a lump sum to the participant within 30 days of the date the participant ceases being a member of the Company’s Board of Directors. In the event a participant ceases being a member of the Company’s Board of Directors prior to age 55 and after the occurrence of a Change of Control (as hereinafter defined under “EXECUTIVE COMPENSATION — OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS”), the balance in such director’s deferral account, with any interest payable as described in Table A above, shall be distributed in a lump sum to the director within 30 days after the date the director ceases being a member of the Company’s Board of Directors. In the event that the Company ceases to exist or is no longer publicly traded on the NYSE or the NASDAQ Stock Market (“NASDAQ”), upon the occurrence of such Change of Control, any Stock Units held by a participating director will be converted to a cash value upon the Change of Control and thereafter will be credited with interest as described in Table A above until distributed. The cash value of the Stock Unit will equal the value of one share of Company Common Stock based upon the closing price on the NYSE or NASDAQ on the last trading day prior to the Change of Control.

Director Stock Ownership Requirement

Since 2007, the Company has had a stock ownership requirement applicable to all of its non-management directors. Under this requirement, as set forth in the Company’s Corporate Governance Guidelines, within the later of five years of the January 1, 2007 effective date or within five years after initial election to the Board, all non-management directors are required to own Company Common Stock equal in value to at least five times their base annual cash retainer and hold such amount of stock throughout their directorship.

If at any time a non-management director does not satisfy the stock ownership requirement, such director must retain at least 50 percent of the after-tax shares acquired by such director subsequent to January 1, 2012 under Ameren’s equity compensation programs until the stock ownership requirement is satisfied.

All non-management directors currently satisfy the stock ownership requirement with the exception of Directors Coleman and Flores, who became directors in 2015 and have until 2020 to meet this requirement.

ITEM (2): NON-BINDING ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the right to cast a non-binding advisory vote to approve the compensation of the NEOs at the Annual Meeting. This proposal, commonly known as a “say-on-pay” proposal, provides shareholders with the opportunity to endorse or not endorse the Company’s compensation program for NEOs through the following resolution:

“RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation of the NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures in this proxy statement.”

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Please refer to the section entitled “Executive Compensation” of this proxy statement for a detailed discussion of our executive compensation principles and practices and the 2016 compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the 2016 compensation of our NEOs.

As an advisory vote, this proposal is not binding on the Company. However, the Board of Directors values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of this vote when developing future compensation programs for NEOs. It is currently expected that shareholders will be given an opportunity to cast a non-binding advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s annual meeting in 2018.

Board Recommendation for Item 2

Your Board of Directors unanimously recommends a vote “FOR” the Non-Binding Advisory Approval of the Compensation of the named executive officers disclosed in this proxy statement.

*    *    *    *    *

ITEM (3): NON-BINDING ADVISORY APPROVAL ON FREQUENCY OF EXECUTIVE COMPENSATION SHAREHOLDER ADVISORY VOTE

In accordance with Rule 14a-21(b) of the Exchange Act, the Company is providing shareholders, through the following resolution, with the right to cast an advisory vote to inform the Company as to how often shareholders wish to include a proposal, similar to ITEM (2): NON-BINDING ADVISORY APPROVAL OF EXECUTIVE COMPENSATION, for the approval of the compensation program for named executive officers listed in the Summary Compensation Table of the Company’s proxy statement:

“RESOLVED, that the shareholders wish the Company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Rule 14a-21(b) of the Exchange Act every:

•	Year;

•	Two Years;

•	Three Years; or

•	Abstain.”

The Board of Directors unanimously recommends that shareholders vote to hold an advisory vote on the Company’s named executive officers every year. An advisory vote on the compensation of the Company’s named executive officers each year is the expressed preference of many of the Company’s investors. An annual vote will provide for a high level of Company accountability and the most useful method of shareholder communication, by enabling votes to correspond to the information presented in the accompanying proxy statement. A vote on the Company’s named executive officer compensation every two or three years could make it difficult for the Company to ascertain what the shareholder votes are intended to communicate because the Company may have taken numerous compensation-related actions between shareholder votes.

As an advisory vote, this proposal is not binding on the Company. However, the Board of Directors values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of this vote when considering the frequency of the executive compensation shareholder advisory votes.

Board Recommendation for Item 3

Your Board of Directors unanimously recommends a vote for “Every Year” for the Frequency of the Non-Binding Advisory Approval of the Compensation of named executive officers.

*    *    *    *    *

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ITEM (4): RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

The Company is asking its shareholders to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. PwC was appointed by the Audit and Risk Committee. The members of the Audit and Risk Committee and the Board believe that the continued retention of PwC to serve as the Company’s independent external auditor is in the best interests of the Company and its shareholders.

Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this appointment by the shareholders. In the event the shareholders fail to ratify the appointment, the Audit and Risk Committee will consider this factor when making any determination regarding PwC. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Board Recommendation for Item 4

Your Board of Directors unanimously recommends a vote “FOR” the Ratification of the Appointment of PWC as Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017.

*    *    *    *     *

ITEM (5): SHAREHOLDER PROPOSAL REGARDING A REPORT ON AGGRESSIVE RENEWABLE ENERGY ADOPTION

Sierra Club, 2101 Webster St, Suite 1300, Oakland, California 94612, owner of 98 shares of Common Stock notified the Company of its intention to present the following proposal for consideration and action at the Annual Meeting. The Company is not responsible for the accuracy or content of the proposal and supporting statement presented below which, following SEC rules, are reproduced as received from the proponent.

The Board of Directors opposes the proposal for the reasons stated after the proposal.

Whereas:

Many businesses are proactively shifting to renewable energy to reduce emissions and costs. Companies including Google, Nike, Walmart, Goldman Sachs, Johnson and Johnson, Microsoft, Nestle, the North Face, Coca Cola, Apple, and Intel have committed to 100% renewable energy. (RE 100). Cities such as Salt Lake City, Grand Rapids, Aspen, San Francisco and San Deigo [sic] have all made commitments to reach 100% clean energy. (Sierra Club Ready for 100)Divestment in fossil fuel stock is growing, with 612 institutions around the world having divested in $3.4 trillion in investments. (Fossil Free) These commitments signal a market shift of increasing consumer and investor demand for clean energy.

Increasingly, national and local policies are promoting a shift to clean energy, such as the Clean Power Plan, which requires carbon reductions from the power sector. Rather than proactively diversifying its clean energy portfolio, Ameren supports legal challenges to fight the impending law (“Utilities want Koster to fight Obama’s climate change rules,” St. Louis Post-Dispatch, 9/28/15).

Many utilities across the U.S. are integrating high levels of renewable power. Hawaiian Electric Co. is working toward 100% renewable energy by 2045, and Green Mountain Power is working toward 90% renewable energy by 2050. PG&E, Southern California Edison, San Diego Gas and Electric, and ComEd are moving toward 50% renewable energy by 2030. MidAmerican in Iowa will be at 85% by 2020 with a goal of 100% clean energy.

In contrast, Ameren is unprepared for a transition away from coal power. Ameren burns the 12th most coal of U.S. utilities. (Ceres, 2016). The U.S. generated 33% of its power from coal in 2015, but in that same year Ameren generated 71% of its power from coal. (EIA /Ameren CDP 2016).

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Ameren’s coal based power has resulted in legal liabilities. Ameren is currently the target of a federal lawsuit for alleged violations of the Clean Air Act. (“Judge to decide whether Ameren will install $1 billion in pollution equipment,” St. Louis Post-Dispatch, 9/7/16) Further, Ameren trails peers on wind and solar adoption. Ameren has 1% wind and solar capacity, where the second largest utility in the region, Kansas City Power and Light, is at approximately 12%. (Ameren IRP 2015/ KCPL IRP 2015).

Resolved: Shareholders request that Ameren produce a public report, omitting proprietary information and prepared at reasonable cost, analyzing how Ameren could protect shareholder value and reduce the risk of stranded assets by aggressive renewable energy adoption including:

1.	Increasing Ameren’s energy mix to 50% renewable energy by 2030.

2.	Increasing Ameren’s energy mix to 100% renewable energy by 2050.

3.	Propose changes to Ameren’s strategic plans that could help Ameren achieve the targets identified in (1) and (2) of this resolution.

Your Board of Directors unanimously recommends a vote “AGAINST” Item (5).

Summary Board Recommendation

The Board has carefully considered this shareholder proposal regarding the above-referenced report and unanimously recommends that you vote “AGAINST” the proposal. Although there are certain assertions in the proponent’s supporting statement that the Board believes are incorrect (as demonstrated by the facts in the Board’s following response), the Board is basing its response here on the core question raised by the proposal. The Board believes that the requested report is not necessary or cost-effective because the Company’s current disclosure on its website and in publicly available filings with certain regulatory authorities, including the Securities and Exchange Commission (“SEC”) and Missouri Public Service Commission (“MPSC”), already provides shareholders with extensive information on the Company’s plans to increase its use of renewable energy and to reduce the risk of stranded assets. The Company already incorporates many renewable or other zero carbon energy sources into its energy portfolio, and the Board reviews the Company’s risks related to climate change and oversees the Company’s plans to address these risks.

Current Public Disclosures

The Company already publicly discloses a substantial amount of information relating to the Company’s strong commitment to develop renewable energy resources. This information, some of which is highlighted below, is disclosed in various publicly available reports and other Company website disclosures.

The Company has already adopted an Integrated Resource Plan (“IRP”), which details the Company’s plan to significantly cut greenhouse gas emissions over the next 20 years while maximizing and protecting shareholder value and maintaining affordable and reliable energy for customers. The Company files a new IRP every three years, with the latest being filed in 2014 (“2014 IRP”), and provides annual updates to the most recently filed IRP. The 2014 IRP, as well as the recent 2016 update to the 2014 IRP (“2016 IRP Update”), is publicly available at www.ameren.com/missouri/environment/renewables/ameren-missouri-irp. The 2014 IRP describes the Company’s plans to transition, in a responsible fashion, its current generation mix to a less carbon-intensive, more fuel-diverse portfolio of energy-producing assets, including solar, wind, hydroelectric, natural gas and nuclear power. The Company is also investing billions of dollars in new transmission infrastructure that will facilitate the delivery of additional renewable energy to customers. The 2016 IRP Update reiterates these goals and notes key steps made by the Company towards achieving them.

The Company’s plans over the next 20 years will result in:

•	achieving a 30% reduction in carbon dioxide emissions by 2035, based on 2005 levels;

•	offering cost-effective customer energy efficiency and demand response programs that can be used to reduce the amount of energy needed to provide the same level of service;

•	retiring one-third of Ameren Missouri’s current coal-fired generating capacity;

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•	significantly expanding Ameren Missouri’s renewable generation by adding 400 megawatts of wind, 45 megawatts of solar, 28 megawatts of hydroelectric and 5 megawatts of landfill gas facilities; and

•	extending the operational license of the non-emitting Callaway Nuclear Energy Center by 20 years to 2044.

The Company is committed to accomplishing this transition to cleaner energy in a way that balances its commitment to customers, communities and shareholders. During the fourth quarter of 2017, the Company will file its 2017 Integrated Resource Plan, which will provide a comprehensive update to the 2014 IRP.

The Company’s 2016 Corporate Social Responsibility (“CSR”) Report, available at www.amerencsr.com, details the Company’s initiatives that will reduce greenhouse gas emissions and increase renewable energy.

The Company’s 2016 report to the Carbon Disclosure Project (“CDP”) is also publicly available at www.ameren.com/sustainability/carbon-disclosure-project. The CDP is an international organization that provides a global system for companies to disclose greenhouse gas emissions and related renewable energy information and that works with 827 institutional investors with an aggregate $100 trillion in assets to assess their investment portfolios with respect to climate change and sustainability. To monitor and disclose its environmental progress and reductions in carbon output, the Company has completed an annual questionnaire from CDP since 2008. In addition, the Company’s 2016 CDP report provides details on how it is reducing the risk of stranded assets as a result of regulatory changes. The Company is committed to preparing the 2017 CSR Report and updating its CDP disclosure for 2017, each of which will include information on the Company’s renewable energy initiatives.

In addition, the Company’s public filings with the SEC (available at www.sec.gov and under the “Investors” section of the Company’s website at www.ameren.com) contain extensive information regarding its renewable energy initiatives, as well as its investments in customer energy efficiency programs. For example, the Company describes its compliance with, and plans with respect to, applicable renewable portfolio standards (“RPSs”), which require the Company to ensure a specific percentage of its total electricity for eligible retail customers (currently 25% by 2025 in Illinois and approximately 5% by 2017 in Missouri) be procured from renewable energy sources. The Company details in its SEC filings its strategy to comply with the RPSs as well as its plans to comply with increasingly stringent RPS in the future. Further, these public filings include information regarding the Clean Power Plan’s (“CPP”) potential impact on the Company, including increased net fuel and operating costs, modifications to existing operations to achieve compliance, future additional investments in renewable or clean energy, as well as the potential stranded asset risk, including the potential closure or alteration of some of the Company’s coal fired energy centers. The Company’s filings describe the significant uncertainties surrounding the CPP, including the various legal challenges and the February 2016 stay of the CPP by the United States Supreme Court.

The Board believes that the Company’s publicly available information already effectively addresses the issues and concerns raised by the proponent’s proposal. All reports and documents referenced in this Company response are available through its website at www.ameren.com or by contacting the Office of the Secretary, Ameren Corporation, P.O. Box 66149, St. Louis, Missouri 63166-6149 or by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502) and requesting a copy.

Current Use of Renewable Energy Resources

The Company is committed to developing reasonable renewable energy options and, as disclosed in its 2016 CSR report and on its website at www.ameren.com/Environment/renewables, the Company already incorporates many renewable or other zero carbon energy sources into its energy portfolio, including:

•	Wind:

•	Ameren Missouri has added wind power to its generation energy portfolio, purchasing energy from Horizon Wind Energy’s Pioneer Prairie Wind Farm to serve 26,000 homes.

•

Ameren Illinois has made a $750 million-plus investment in renewable energy resources, including purchases of or commitments to purchase just under 15 million renewable energy credits, plus associated energy.

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•	Solar:

•

Ameren Missouri built Missouri’s largest investor-owned, utility-scale solar energy center in O’Fallon, Missouri. Featuring more than 19,000 solar panels, the O’Fallon Renewable Energy Center can generate 5.7 megawatts of electricity.

•	Since 2011, Ameren has been evaluating the effectiveness and efficiencies of various solar power systems in the Company’s bi-state area.

•

Working with solar industry representatives, industrial customers and consumer advocates, Ameren Missouri made available $91.9 million in solar rebates. By the first quarter of 2014, virtually the entire rebate fund had been depleted.

•	Ameren Missouri sponsored and committed to $10 million in support of subscriber and partnership pilot programs for the installation of solar generation on customer properties.

•	Landfill Gas: In July 2012, Ameren Missouri opened the Maryland Heights Renewable Energy Center, using methane gas from a local landfill to efficiently produce enough power for 10,000 homes.

•	Hydroelectric: Ameren Missouri operates three hydroelectric energy centers, which, per the 2014 IRP, account for approximately 4% of the Company’s generation.

•

Nuclear: Ameren Missouri operates the Callaway Nuclear Energy Center, a 1,190 megawatt facility which produces no greenhouse gas or air emissions and generates enough electricity to meet the needs of 780,000 average households per year.

As outlined in the Company’s 2016 CSR Report, Ameren Missouri also has reduced its carbon emissions by 24% from 2011 to 2015, and has reduced the emission of other greenhouse gases by an average of 36.5% during this same time period.

VOTE REQUIRED FOR APPROVAL

Under Missouri law, approval of the proposal requires the affirmative vote of a majority of the shares outstanding as of the record date and represented in person or by proxy at the Annual Meeting at which a quorum must be present. In addition, under Missouri law, an abstention from voting on this matter will be treated as “present” for quorum purposes and will have the same effect as a vote against this proposal.

Board Recommendation Against Proposal

In light of the foregoing, your Board of Directors unanimously recommends a vote “AGAINST” Item (5).

*    *    *    *    *

ITEM (6): SHAREHOLDER PROPOSAL REGARDING A REPORT ON THE IMPACT ON THE COMPANY’S GENERATION PORTFOLIO OF PUBLIC POLICIES AND TECHNOLOGICAL ADVANCES THAT ARE CONSISTENT WITH LIMITING GLOBAL WARMING

Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, Missouri 63131, owner of 90 shares of Common Stock, and Portico Benefit Services, 800 Marquette Ave., Ste. 1050, Minneapolis, Minnesota 55402, owner of 44,501 shares of Common Stock, notified the Company of their intention to present the following proposal for consideration and action at the Annual Meeting. The Company is not responsible for the accuracy or content of the proposal and supporting statement presented below which, following SEC rules, are reproduced as received from the proponent.

The Board of Directors opposes the proposal for the reasons stated after the proposal.

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Two Degree Scenario Analysis

WHEREAS:

In November 2016 the Paris Agreement entered into force and its goal of keeping global temperature rise well below 2 degrees Celsius began to shape national policy decisions. To meet this goal the International Energy Agency estimates that the global average carbon intensity of electricity production will need to drop by 90 percent. The U.S. Environmental Protection Agency’s Clean Power Plan is a first step in limiting climate change from the power sector; however, additional emissions reductions will be required for the U.S. to meet its obligations under the Paris Agreement.

The International Energy Agency and the International Council on Clean Transportation forecast that electrification of transport will play a critical role in achieving the necessary greenhouse gas reductions by 2050.

In June 2016, the credit rating agency Moody’s indicated that they would begin to analyze carbon transition risk based on scenarios consistent with the Paris Agreement, and noted the high carbon risk exposure of the power sector.

Rapid expansion of low carbon technologies including distributed solar, battery storage, grid modernization, energy efficiency and electric vehicles provide not only challenges for utility business models but also opportunities for growth. Many large corporations are actively seeking to increase their use of renewable energy, providing a significant market opportunity for forward-thinking utilities.

Coal continued to account for 76 percent of Ameren’s total generation in 2014.

Ameren’s 2016 Integrated Resource Plan update outlines plans to add small amounts of renewable generation, continue nuclear generation and convert some coal plants to natural gas; although these plans aim to achieve a 30% reduction in carbon dioxide emissions by 2035, based on 2005 levels, to meet the requirements of the Clean Power Plan, much more stringent emissions reductions will be needed to keep temperatures well below 2 degrees.

Ameren has not provided details regarding how the 2 degree challenge is being accounted for in capital investment decisions, predictions of future demand, plans to provide affordable and reliable energy for ratepayers, particularly low income customers, or plans to manage climate change regulatory risk or market changes due to low carbon technologies. Such information would allow investors to better assess the risks that climate change regulations may pose to the company and shareholder value.

RESOLVED: Shareholders request that Ameren, with board oversight, publish an assessment (at reasonable cost and omitting proprietary information) of the long term impacts on the company’s portfolio, of public policies and technological advances that are consistent with limiting global warming to no more than two degrees Celsius over pre-industrial levels.

Supporting Statement: This report could include:

•	How Ameren could adjust its capital expenditure plans to align with a two degree scenario; and

•

Plans to integrate technological, regulatory and business model innovations such as electric vehicle infrastructure, distributed energy sources (storage and generation), demand response, smart grid technologies, and customer energy efficiency as well as corresponding revenue models and rate designs.

Your Board of Directors unanimously recommends a vote “AGAINST” Item (6).

Summary Board Recommendation

The Board has carefully considered this shareholder proposal regarding the above-referenced report and unanimously recommends that you vote “AGAINST” the proposal. Although there are certain assertions in the proponent’s supporting statement that the Board believes are incorrect (as demonstrated by the facts in the Board’s following response), the Board is basing its response here on the core governance question raised by the proposal. The Company seeks to conduct its business operations in an efficient and sustainable manner and believes that its strong commitment to initiatives to reduce its carbon emissions is a critical component of creating long-term shareholder value. The Company also presently provides extensive public disclosure, both

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on its website and in publicly available filings with certain regulatory authorities, on its approach to technological and regulatory changes, including the potential impacts on its business. In addition, the proposal calls for disclosure and analysis of the long-term impacts on the Company’s generation portfolio of potential public policy technological changes; as the regulatory environment on climate change continues to evolve, such an analysis would be based, at least in part, on speculation and will not result in useful information for shareholders. In light of the foregoing, the Board believes that the adoption of the proposal is unnecessary and would not be in the best interests of shareholders.

Response to Changing Regulatory Environment

The Company already currently publicly discloses a substantial amount of information regarding its initiatives and plans to capitalize on technological or regulatory changes to improve the sustainability of its portfolio in a reliable and cost-effective way. This information, some of which is highlighted below, is disclosed in various publicly available reports and other Company website disclosures.

Every three years, the Company files a new Integrated Resource Plan, the most recent of which was filed in 2014 (“2014 IRP”). In the 2014 IRP, the Company included among its chief objectives to transition to a cleaner and more fuel diverse portfolio in a responsible fashion over the next twenty years and to create and maintain the financial, economic, technological, regulatory and environmental flexibility to effectively adapt to changing conditions. The 2014 IRP details the Company’s plan to offer cost-effective energy efficiency and demand response programs that can be used to reduce the amount of energy needed to provide the same level of service to customers. In addition, the 2014 IRP sets forth the Company’s plan to add renewable generation sources, such as wind, solar, hydro and biomass, to help the Company enhance its fuel diversity and meet the requirements of various environmental standards, and provides an analysis of the potential impact of this resource plan on its portfolio mix over the next twenty years. In conducting this analysis, the Company considered a wide variety of factors that would impact its resource decisions, including natural gas prices, load growth, existing and pending environmental regulations, coal prices, generation project costs, cost of capital (both debt and equity) and the cost and performance of demand-side resources. The 2014 IRP, as well as the recent 2016 update to the 2014 IRP, is publicly available at www.ameren.com/missouri/environment/renewables/ameren-missouri-irp. The Company will file its 2017 Integrated Resource Plan, which will provide a comprehensive update to the 2014 IRP, during the fourth quarter of 2017.

The Company’s public filings with the SEC (available at www.sec.gov and under the “Investors” section of the Company’s website at www.ameren.com) also contain extensive information regarding the risks that climate change regulations may pose to both the Company and its shareholders, and to the electric utility industry more broadly. For example, the public filings list the potential regulations that could have a long-term impact on the Company’s portfolio, such as, among others, the Clean Power Plan (the “CPP”), which regulates carbon emissions, the Cross-State Air Pollution Rule (“CSAPR”), an EPA rule that requires further reductions of other greenhouse gas emissions, and the Mercury and Air Toxic Standards (“MATS”), which require reduction of emissions of mercury, toxic metals and acid gases. The Company also discloses the potential costs related to compliance with the CPP, including increased net fuel and operating costs, modifications to existing operations to achieve compliance, future additional investments in renewable or clean energy, as well as the potential stranded asset risk, including the potential closure or alteration of some of the Company’s coal fired energy centers. To further speculate on the specific effects of the CPP would not provide useful information to shareholders, as there continue to exist a number of uncertainties surrounding the CPP and its implementation due to the February 2016 stay of the CPP by the United States Supreme Court. Additionally, the Company’s SEC filings include a discussion of the proportion of Ameren’s and Ameren Missouri’s rate base represented by energy centers that emit carbon dioxide, with such proportion expected to decrease from 20% and 35%, respectively, as of December 31, 2015, to approximately 15% and 31%, respectively, by December 31, 2020.

The Board believes that the Company’s publicly available information already effectively addresses the issues and concerns raised by the proponent’s proposal. All reports and documents referenced in this Company response are available through its website at www.ameren.com or by contacting the Office of the Secretary, Ameren Corporation, P.O. Box 66149, St. Louis, Missouri 63166-6149 or by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502) and requesting a copy.

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Commitment to Reducing Greenhouse Gas Emissions

The Company seeks to conduct its business operations in an efficient and sustainable manner over the extended term and has advocated for responsible energy policies by identifying a plan to reduce greenhouse gas emissions at a lower cost to consumers, while still maintaining reliability and creating long-term shareholder value. In recent years, the Company has substantially reduced its carbon emissions and has announced significant investments in further carbon reduction and sustainability initiatives. Specifically:

•	Ameren Missouri has considered carbon dioxide emissions in its IRP since 2005.

•	As part of its focus and commitment to reduce greenhouse gas emissions, the Company has implemented various energy efficiency programs for its customers and across its facilities and operations.

•

In 2013, the Company divested its merchant power generation business, which included the sale of five coal power plants and helped the Company achieve an over 40% drop in overall carbon dioxide emissions.

•

Ameren Missouri operates the Callaway Nuclear Energy Center, a 1,190 megawatt facility which produces no greenhouse gas or air emissions and generates enough electricity to meet the needs of 780,000 average households per year, and Ameren Missouri received approval in 2015 to extend the operating license for this energy center by 20 years to 2044.

•

Ameren Missouri has reduced its carbon emissions by 24% from 2011 to 2015, and has reduced the emission of other greenhouse gases by an average of 36.5% during this same time period, as outlined in the Company’s 2016 CSR Report.

The Company has therefore already taken significant steps towards enacting more stringent emissions reductions, and consistent with past practice, will continue to consider legislative and technological changes as a key component of its future plans for its portfolio.

VOTE REQUIRED FOR APPROVAL

Under Missouri law, approval of the proposal requires the affirmative vote of a majority of the shares outstanding as of the record date and represented in person or by proxy at the Annual Meeting at which a quorum must be present. In addition, under Missouri law, an abstention from voting on this matter will be treated as “present” for quorum purposes and will have the same effect as a vote against this proposal.

Board Recommendation Against Proposal

In light of the foregoing, your Board of Directors unanimously recommends a vote “AGAINST” Item (6).

ITEM (7): SHAREHOLDER PROPOSAL REGARDING A REPORT ON COAL COMBUSTION RESIDUALS

School Sisters of Notre Dame, Central Pacific Province, 320 East Ripa Avenue, St. Louis, Missouri 63125, owner of 100 shares of Common Stock; As You Sow on behalf of Adelaide Gomer, 1611 Telegraph Ave, Suite 1450, Oakland, California 94612, owner of 100 shares of Common Stock; Franciscan Sisters of Mary, 3221 McKelvey Road, Suite 107, Bridgeton, Missouri 63044, owner of 100 shares of Common Stock; Sisters of Charity of the Blessed Virgin Mary, 205 W Monroe, Suite 500, Chicago, Illinois 60606, owner of 100 shares of Common Stock; Sisters of St. Joseph of Carondelet, St. Louis Province, 6400 Minnesota Avenue, St. Louis, Missouri 63111, owner of 100 shares of Common Stock; Sisters of the Good Shepherd, Province of Mid-North America, 7654 Natural Bridge Road, St. Louis, Missouri 63121, owner of 200 shares of Common Stock; St. Mary’s Institute of O’Fallon, 204 North Main Street, O’Fallon, Missouri 63366, owner of 10 shares of Common Stock; and Trinity Health, 20555 Victor Parkway, Livonia, Michigan 48152, owner of 12,864 shares of Common Stock, notified the Company of their intention to present the following proposal for consideration and action at the Annual Meeting. The Company is not responsible for the accuracy or content of the proposal and supporting statement presented below which, following SEC rules, are reproduced as received from the proponent.

The Board of Directors opposes the proposal for the reasons stated after the proposal.

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REPORT ON COAL COMBUSTION RESIDUAL and WATER IMPACTS

The World Economic Forum 2015 Global Risk Report ranked water as the top societal risk facing the world in terms of potential economic impact. (1) The Human Right to Water, formally recognized by the United Nations in 2010, clarifies that it is the responsibility of companies to ensure their operations to not infringe upon the right of individuals to sufficient, safe, acceptable and physically accessible and affordable water. This human right is further buttressed by the UN’s Sustainable Development Goal 6, which includes a target for improving water quality by reducing pollution and minimizing the release of hazardous chemicals and materials. (2)

Coal combustion residual (CCR) is a by-product of burning coal and contains arsenic, mercury, lead and other heavy metals and toxins.

In October 2015, the EPA CCR Rule became effective, finalizing regulations to set minimum federal standards for CCR disposal. While Ameren has thus far filed the minimum information required by the CCR Rule, significant questions remain regarding risks posed by its lined and unlined ash ponds along the Mississippi and Missouri Rivers. In 2011, 46.7% of shareholders supported a resolution requesting a report on Ameren’s efforts to identify and reduce environmental and health hazards associated with CCR. Ameren has responded with only general information that does not provide shareholders with adequate information regarding the risks associated with its coal ash disposal practices.

•	Ameren has not commenced routine groundwater monitoring at any of its ash ponds, many of which are unlined.

•	Ameren has not committed to removing coal ash from its ash ponds when it closes them, unlike other utilities in Missouri and elsewhere.

•

Where Ameren already knows of groundwater contamination caused by its ash ponds, there is no indication that it has taken steps to clean up existing contamination or provided meaningful estimates of future cleanup costs.

Ameren has submitted but not received third-party Verification for the CDP Water 2016 report:

•

Ameren’s primary coal source is the Powder River Basin; Ameren continues to claim that PRB is not a water stressed area despite reports by World Resources Institute, World Business Council of Sustainable Development, and Global Water Tool to the contrary.

•

Despite its claims that “our facilities are located in an area of ample water supply,” Ameren admits that if facilities would need to close due to lack of water availability, the financial impact would be ‘medium-high.’

RESOLVED: Shareholders request that the Board prepare a complete report on the company’s efforts, above and beyond current compliance, to identify and reduce environmental and health hazards associated with past, present and future handling of coal combustion residuals, and how those efforts may reduce legal, reputational and financial risks to the company. This report should be available to shareholders within 6 months of the 2017 annual meeting, be prepared at reasonable cost, and omit confidential information such as proprietary data or legal strategy.

(1)	“Insight Report, Global Risks, 2015: 10th Edition.” WEF

(2)	UNSD 6.3

Your Board of Directors unanimously recommends a vote “AGAINST” Item (7).

Summary Board Recommendation

The Board has carefully considered this shareholder proposal regarding the issuance of the above-referenced report and unanimously recommends that you vote “AGAINST” the proposal. Although there are certain assertions in the proponent’s supporting statement that the Board believes are incorrect (as demonstrated by the facts in the Board’s following response), the Board is basing its response here on the

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core governance question raised by the proposal. As discussed further below, the Board believes that the requested report is not necessary or cost-effective because the Company’s current disclosure on its website and in publicly available filings (including those with certain regulatory authorities, such as the U.S. Environmental Protection Agency (“EPA”)), provides shareholders with extensive information on the Company’s actions and assessments concerning coal combustion residuals (“CCRs”) and as a result, such information effectively addresses the proponents’ proposal. Consequently, the Board does not believe that the expenditure of the additional human and financial resources that would be required to produce the requested additional report would be a necessary or prudent use of shareholder assets and as such, the additional report is not in the best interests of the Company or its shareholders.

Background

The proposal is substantially the same as proposals received by the Company in 2011 and 2012. While neither of those proposals was approved by shareholders, in response to the 2011 proposal, the Company agreed, consistent with its commitment to protecting the health and safety of the public and its employees and generating sufficient electricity to meet demand at the lowest cost, while enhancing shareholder value, to provide substantial information going forward regarding the Company’s handling of CCRs. As such, when an almost identical proposal was submitted by the same proponent in 2012, it received the support of only 9.2% of shareholders, a significant decrease from the previous year.

In addition, since 2012, the Company has continued to revise and enhance its website disclosure, as discussed below, and has included details regarding the very matters raised by the proposal in its annual Corporate Social Responsibility reports, the latest of which was filed in 2016 (“2016 CSR”). Management and the Board believe that the information included in the 2016 CSR, together with information on the Company’s website and in the Company’s filings with the Securities and Exchange Commission (“SEC”), the EPA and other regulatory agencies, provide shareholders with extensive detailed disclosure of the Company’s actions to identify and manage the potential risks of CCRs.

Current Public Disclosure on CCR Handling

The Company already publicly discloses a substantial amount of information relating to the Company’s strong commitment to responsibly handling coal combustion residuals and assessing the potential legal, reputational and financial risks to the company of such efforts. This information, some of which is highlighted below, is disclosed in various publicly available reports and other Company website disclosures.

The 2016 CSR, available at www.amerencsr.com, provides substantial information regarding the Company’s environmental compliance procedures relating to its handling of CCRs, including the following:

•	details regarding the reuse of ash and fly ash, including the fact that the Company has recycled on average more than half of its CCRs into beneficial uses;

•	how the Company manages its coal ash in long-term structures (ash storage ponds and ash storage landfills) on its power plant properties; and

•

information regarding the Labadie Utility Waste Management Facility, a state-of-the-art solid waste management facility that will provide long-term or permanent storage of CCRs (including reports on the integrity of Labadie area groundwater).

The 2016 CSR also notes that one of the Company’s key environmental successes over the past year has been developing an effective plan of action in response to the EPA’s Coal Combustion Residuals Rules (“EPA CCR Rule”), reinforcing the Company’s commitment to managing CCRs in a safe and environmentally responsible manner and transitioning to dry handling of CCRs. In addition, the 2016 CSR discusses the Company’s efforts to manage its water supply and to conserve water through the various design features of its facilities.

The Company’s public filings with the SEC (available at www.sec.gov and under the “Investors” section of the Company’s website at www.ameren.com) also contain extensive information regarding its renewable energy initiatives. These public filings consider the necessary capital expenditures associated with complying with the EPA CCR Rule, as discussed further below, and consider the impact of further regulations on CCR handling.

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The Company’s 2016 report to the Carbon Disclosure Project (“CDP”) is also publicly available at www.ameren.com/sustainability/carbon-disclosure-project. The CDP is an international organization that provides a global system for companies to disclose information on a number of environmental issues, including water scarcity and security. To monitor and disclose the water-related impacts of its operations, the Company has completed an annual questionnaire from the CDP since 2008, most recently in 2016 (“2016 CDP Water Report”). The Company’s 2016 CDP Water Report provides detail on capital expenditures associated with the dry handling of CCRs and the impact of regulatory requirements on water use.

Response to Finalized EPA CCR Rule

In October 2015, the EPA finalized the EPA CCR Rule, which establishes national standards for the management of CCRs. Since then, the Company has worked to address concerns regarding the impact of the EPA CCR Rule on its long-term resource plan to transition to a cleaner and more fuel diverse portfolio, in a responsible fashion. In the Company’s 2016 update (“2016 IRP Update”) to its 2014 Integrated Resource Plan (“2014 IRP”), the Company lists the EPA CCR Rule among the set of assumptions underlying the twenty-year plan to transition, in a responsible fashion, its current generation mix to a less carbon-intensive, more fuel-diverse portfolio of energy-producing assets, and provides estimated timing for compliance with the EPA CCR Rule. The 2016 IRP Update and the 2014 IRP are publicly available at www.ameren.com/missouri/environment/renewables/ameren-missouri-irp. During the fourth quarter of 2017, the Company will file its 2017 Integrated Resource Plan, which will provide a comprehensive update to the 2014 IRP.

The Company’s public filings also discuss the EPA CCR Rule and note that the EPA CCR Rule allows for the management of CCRs as a solid waste and for the continued beneficial use of CCRs by recycling, which could reduce the amount of CCRs to be disposed. The public filings explain the requirements of the EPA CCR Rule in detail, including the requirements for groundwater monitoring and the closure of impoundments if groundwater standards are not achieved. Consistent with these requirements, the Company recorded an increase in its asset retirement obligations associated with CCR storage facilities at its energy centers, and now plans to systematically close these CCR storage facilities commencing in 2018. Ash pond facilities at two Illinois energy centers (Venice and Hutsonville) have already been closed.

The Company has updated its website disclosures to provide detailed information and data on the CCR storage facilities at the Labadie, Rush Island, Meramec and Sioux energy centers. For each CCR storage facility, the Company has posted the most recent annual inspection report, a structural integrity assessment, and closure and post-closure plans. These reports include detail surrounding the Company’s plans to safely and responsibly comply with the EPA CCR Rule, both at the present time and in the future.

The EPA CCR Rule includes provisions for groundwater monitoring, data collection, technical analysis and public disclosure of results for each CCR storage facility. In 2016, the Company implemented a groundwater monitoring program and is in the process of data collection. Data collected through the fourth quarter of 2017 will be used in the technical studies, and results will be reported on the Company’s public CCR website in the first quarter of 2018.

Finally, in December 2016, Congress amended federal solid waste statutes to classify CCR units as “sanitary landfills,” authorized to be operated only under a state-approved program, a federal permit or the self-implementing criteria set forth in the EPA CCR Rule. The Missouri General Assembly is considering legislation that would establish a state program to operate in lieu of the EPA CCR Rule. Under that legislation, criteria surrounding the management and closure of CCR storage units would no longer be self-implementing but instead would be subject to regulatory oversight by the Missouri Department of Natural Resources.

Therefore, the Company already conducts extensive reporting around its treatment and handling of CCRs, evidencing its commitment to protecting its employees, the public and the environment.

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VOTE REQUIRED FOR APPROVAL

Under Missouri law, approval of the proposal requires the affirmative vote of a majority of the shares outstanding as of the record date and represented in person or by proxy at the Annual Meeting at which a quorum must be present. In addition, under Missouri law, an abstention from voting on this matter will be treated as “present” for quorum purposes and will have the same effect as a vote against this proposal.

Board Recommendation Against Proposal

In light of the foregoing, your Board of Directors unanimously recommends a vote “AGAINST” Item (7).

OTHER MATTERS

The Board of Directors does not know of any matter which may be presented at the Annual Meeting other than the election of Directors, the non-binding advisory approval of the compensation of our NEOs disclosed in this proxy statement, the non-binding advisory approval on frequency of executive compensation shareholder advisory vote, the ratification of the appointment of PwC as independent registered public accounting firm, and the shareholder proposals set forth above. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

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SECURITY OWNERSHIP

SECURITY OWNERSHIP

SECURITY OWNERSHIP OF MORE THAN FIVE PERCENT SHAREHOLDERS

The following table contains information with respect to the ownership of Ameren Common Stock by each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Owned Beneficially at December 31, 2016	Percent of Common Stock Owned Beneficially at December 31, 2016 (%)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	24,651,542(1)	10.15%

BlackRock, Inc. 55 East 52nd Street New York, New York 10022	15,292,598(2)	6.3%

State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	12,972,150(3)	5.35%

(1)	The number of shares and percentage owned as of December 31, 2016 according to the Amendment No. 7 to Schedule 13G filed with the SEC on January 10, 2017. The Vanguard Group, Inc. (“Vanguard Group”) is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E). The amendment to the Schedule 13G reports that Vanguard Group has sole voting power with respect to 399,572 shares of Common Stock, shared power with respect to 59,479 shares of Common Stock, sole dispositive power with respect to 24,216,416 shares of Common Stock and shared dispositive power with respect to 435,126 shares of Common Stock. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard Group, is the beneficial owner of 313,247 shares of Common Stock as a result of it serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard Group, is the beneficial owner of 208,204 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.

(2)	The number of shares and percentage owned as of December 31, 2016 according to the Amendment No. 6 to Schedule 13G filed with the SEC on January 19, 2017. BlackRock, Inc. (“BlackRock”) is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The amendment to the Schedule 13G reports that BlackRock is the beneficial owner of all 15,292,598 shares of Common Stock, has sole voting power with respect to 13,056,645 shares of Common Stock and sole dispositive power with respect to 15,292,598 shares of Common Stock.

(3)	The number of shares and percentage owned as of December 31, 2016 according to the Schedule 13G filed with the SEC on February 9, 2017. State Street Corporation (“State Street”) is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The Schedule 13G reports that State Street has shared voting power and shared dispositive power with respect to all 12,972,150 shares of Common Stock, and no sole voting power nor sole dispositive power with respect to any Common Stock.

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SECURITY OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock and Stock Units as of March 1, 2017, for (i) each director and nominee for director of the Company, (ii) each individual serving as the Company’s President and Chief Executive Officer and the Company’s Chief Financial Officer during 2016 and the three most highly compensated executive officers of the Company (and/or its subsidiaries) (other than individuals serving as the President and Chief Executive Officer and the Chief Financial Officer during 2016) who were serving as executive officers at the end of 2016, each as named in the Summary Compensation Table below (collectively, the “Named Executive Officers”), and (iii) all executive officers, directors and nominees for director as a group.

Name	Number of Shares of Common Stock Beneficially Owned(1)(2)		Percent Owned(3)
Warner L. Baxter	176,795		*
Catherine S. Brune	18,062		*
J. Edward Coleman	7,098		*
Ellen M. Fitzsimmons	28,623		*
Rafael Flores	6,893		*
Walter J. Galvin	61,856	(4)	*
Richard J. Harshman	12,833		*
Gayle P. W. Jackson	26,268		*
James C. Johnson	34,253		*
Steven H. Lipstein	24,255		*
Martin J. Lyons, Jr.	103,428		*
Richard J. Mark	66,816		*
Michael L. Moehn	53,159		*
Gregory L. Nelson	61,144		*
Stephen R. Wilson	23,812		*
All directors, nominees for director and executive officers as a group (21 persons)	928,827		*

*	Less than one percent.

(1)	Except as noted in footnote (2), this column lists voting securities. None of the named individuals held shares issuable within 60 days upon the exercise of stock options. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)	This column also includes ownership of 24,866 Stock Units held by Director Galvin, 9,942 Stock Units held by Director Johnson and 4,516 Stock Units held by Directors Coleman and Flores, each pursuant to the Directors Deferred Compensation Plan. See “ITEMS YOU MAY VOTE ON — DIRECTOR COMPENSATION — Directors Deferred Compensation Plan Participation.” As of March 1, 2017, the aggregate number of Stock Units outstanding under the Directors Deferred Compensation Plan for such directors was 43,840.

(3)	For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 242,634,798 shares of Common Stock outstanding on March 1, 2017, and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of March 1, 2017.

(4)	Includes 36,989 shares of common stock owned by The Galvin Family Trust.

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SECURITY OWNERSHIP

Since 2003, the Company has had a policy which prohibits directors and executive officers from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities. In addition, since 2013, the Company has had a policy which prohibits directors and employees of the Company and its subsidiaries from entering into any transaction which hedges (or offsets) any decrease in the value of Company equity securities that are (1) granted by the Company to the director or employee as part of compensation or (2) held, directly or indirectly, by the director or employee.

The address of all persons listed above is c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

STOCK OWNERSHIP REQUIREMENTS

Stock Ownership Requirement for Directors

The stock ownership requirement applicable to directors is described above under “ITEMS YOU MAY VOTE ON — DIRECTOR COMPENSATION — Director Stock Ownership Requirement.”

Stock Ownership Requirement for Named Executive Officers and Members of the Senior Leadership Team

The stock ownership requirements applicable to the NEOs are described below under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS — Common Stock Ownership Requirement.” The Company also has stock ownership requirements applicable to members of the Senior Leadership Team. These requirements are included in the Company’s Corporate Governance Guidelines which are available on the Company’s website or upon request to the Company, as described herein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file reports of their ownership in the equity securities of the Company and its subsidiaries and of changes in that ownership with the SEC. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2016.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The information contained in the following Human Resources Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee (the “Committee”) of Ameren Corporation’s (the “Company”) Board of Directors discharges the Board’s responsibilities relating to compensation of the Company’s executive officers and for all Company subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses and compensation plans, policies and programs of the Company.

The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the proxy statement, as described in the Committee’s Charter.

The Compensation Discussion and Analysis has been prepared by management of the Company. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation.

The Committee met with management of the Company and the Committee’s independent consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, and the Board approved that recommendation.

Human Resources Committee:

James C. Johnson, Chairman

Richard J. Harshman

Steven H. Lipstein

Stephen R. Wilson

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the compensation decisions made for 2016 with respect to our NEOs. Our NEOs are listed in the following table and the Summary Compensation Table on page 74.

Named Executive Officers

Named Executive Officer	Title
Warner L. Baxter	Chairman, President and Chief Executive Officer, Ameren
Martin J. Lyons, Jr.	Executive Vice President and Chief Financial Officer, Ameren
Richard J. Mark	Chairman and President, Ameren Illinois
Michael L. Moehn	Chairman and President, Ameren Missouri
Gregory L. Nelson	Senior Vice President, General Counsel and Secretary, Ameren

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EXECUTIVE COMPENSATION

Fiscal 2016 Company Business Highlights

Ameren’s strategic plan includes investing in and operating its utilities in a manner consistent with existing regulatory frameworks, enhancing those frameworks and advocating for responsible energy and economic policies, as well as creating and capitalizing on opportunities for investment for the benefit of its customers and shareholders. Execution of this strategy in 2016 included the following:

•

The Company continued to make significant investments in energy infrastructure in 2016 to better serve customers. Capital expenditures totaled $2.1 billion, including over $1.3 billion that was allocated to electric transmission and electric and natural gas distribution projects at Ameren Illinois and Ameren Transmission Company of Illinois (“ATXI”), businesses that are supported by modern, constructive regulatory frameworks. The Company also pursued regulatory rate reviews to recover and earn fair returns on the significant investments it is making in energy infrastructure as well as to reflect updated cost levels.

•

Ameren Illinois’ and ATXI’s electric transmission rates are established by the Federal Energy Regulatory Commission (the “FERC”) using a forward-looking rate calculation, which includes projected rate base and is reconciled annually. In January 2016 and again in January 2017, rates for these businesses were increased as a result of significant investments in transmission infrastructure.

•

Ameren Illinois received recent constructive rate orders from the Illinois Commerce Commission (the “ICC”) for its energy distribution services. In December 2015, the ICC authorized a $106 million net annual increase and in December 2016 the ICC authorized a $14 million net annual decrease in electric distribution rates. Both amounts were close to Ameren Illinois’ requests, demonstrating that Illinois’ electric distribution formula ratemaking framework continues to work as intended. Also in December 2015, the ICC approved a $45 million annual increase in natural gas distribution rates, based on a future test year ended December 31, 2016, including higher rate base and an increased return on equity.

•

In July 2016, Ameren Missouri filed a request with the Missouri Public Service Commission to reflect additional infrastructure investments and more recent sales and costs levels. On March 8, 2017, the MPSC approved a stipulation and agreement among Ameren Missouri, the staff of the MPSC, the Missouri Office of Public Counsel and other parties that authorized a $92 million increase in Ameren Missouri’s annual revenue requirement for electric service. Rates consistent with the terms of the stipulation and agreement will become effective in late March 2017.

•	During 2016, the Company continued to work to enhance its regulatory frameworks and advocate for responsible energy policies.

•

Ameren Illinois successfully advocated for the recently enacted Illinois Future Energy Jobs Act, which enhances and extends the regulatory framework for the electric distribution business. This legislation extends constructive formula ratemaking through 2022 which will continue to enable Ameren Illinois to modernize the energy grid for its customers, allows capitalization of and the ability to earn a return on energy efficiency investments and decouples electric distribution revenues from sales volumes levels, eliminating the negative impact on earnings of energy efficiency, among other things.

•

Ameren Missouri continued to work with key stakeholders on proposals to modernize Missouri’s regulatory framework to better support investment in a smarter energy grid for the benefit of customers and the state.

•	The Company also maintained its focus on operational improvement and disciplined cost management, and remains committed to consistently improving safety performance.

•

In 2016, DiversityInc ranked the Company first in its listing of the nation’s top utilities. This was the second consecutive year of top ranking and was the sixth consecutive year the Company has been recognized among DiversityInc’s top utilities for creating an inclusive workplace, supporting the diverse communities it serves and developing strong partnerships with diverse suppliers.

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EXECUTIVE COMPENSATION

The successful execution of the Company’s strategy delivered the following positive results for shareholders and customers in 2016:

•

The Company delivered solid earnings growth, with earnings per diluted share in accordance with generally accepted accounting principles increasing 3.5 percent, to $2.68 in 2016 from $2.59 in 2015. This followed 7.9 percent growth in 2015.

•

In the fourth quarter of the year, the Company’s Board of Directors expressed continued confidence in the Company’s long-term outlook by increasing the Company’s quarterly dividend 3.5 percent, to 44 cents per share, for a new annualized equivalent rate of $1.76 per share. This was the third consecutive year of increased dividends.

•	The Company’s total shareholder return ranked in the top quartile of its peer group in 2016.

•

The Company’s operating performance remained solid in 2016. For example, our electric distribution system reliability improved and our Callaway Energy Center operated very well, including successfully executing its refueling and maintenance outage.

•	Finally, the Company’s electric rates remained well below regional and national averages.

Fiscal 2016 Company Executive Compensation Highlights

The Company’s pay-for-performance program led to the following actual 2016 compensation being earned:

•

2016 annual short-term incentive base awards based on EPS, safety performance and customer measures were earned at 107.0 percent of target; this payout reflected solid financial and operational performance by the Company in 2016 that was due, in part, to the successful execution of the Company’s strategy as described on page 57; and

•

92.5 percent of the target three-year long-term incentive awards made in 2014 was earned based on our total shareholder return relative to the defined utility peer group over the three-year measurement period (2014–2016) plus accrued dividends of approximately 11.8 percent. Ameren ranked 9th out of the 16-member peer group. The January 1, 2014 PSU awards increased in value from $36.16 per share on the grant date to $52.46 per share as of December  31, 2016.

Guiding Objectives

Our objective for compensation of the NEOs is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility companies, adjusted for our short- and long-term performance and the individual’s performance. The adjustment for our performance aligns the long-term interests of the NEOs with that of our shareholders to maximize shareholder value.

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EXECUTIVE COMPENSATION

Our compensation philosophy and related governance features are executed by several specific policies and practices that are designed to align our executive compensation with long-term shareholder interests, including:

What we do:	What we don’t do:

✓     We develop pay opportunities at the size-adjusted median of those provided by similar utility companies, with actual payouts dependent on our corporate short- and long-term performance and the individual’s performance.

✓     Our short-term incentives program is entirely performance-based with the primary focus on our EPS and additional focus on safety and customer metrics and individual performance.

✓     We design our long-term incentives program so that it is entirely performance-based, with the primary focus on our total shareholder return versus that of a utility peer group and with an additional link to our EPS.

✓     We include in our short-term and long-term incentive awards “clawback” provisions that are triggered if the Company makes certain financial restatements, or if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions.

✓     We maintain stock ownership requirements for our Senior Leadership Team and non-management directors.

✓     We provide only limited perquisites, such as financial and tax planning.

✓     Our change of control cash severance and equity vesting are both fully “double-trigger.”

✓     An independent compensation consultant is engaged by and reports directly to the Committee.

✓     We intend payouts under our short-term and long-term incentives programs to satisfy the requirements of qualified performance-based compensation under Section 162(m) of the IRC and be eligible for tax deduction.

×       We do not have employment agreements.

×       We do not allow employees, officers or directors to hedge Ameren securities.

×       We do not allow executive officers or directors to pledge Ameren securities.

×       We do not provide tax “gross-up” payments on perquisites.

×        We do not pay dividends or dividend equivalents on unearned incentive awards.

×       We have never repriced or backdated equity-based compensation awards.

×       We do not include the value of long-term incentive awards in our pension calculations.

×       We do not offer excise tax “gross-up” payments except for officers who became participants in the Change of Control Severance Plan prior to October 1, 2009.

Overview of Executive Compensation Program Components

To accomplish our compensation objective in 2016, our compensation program for the NEOs consisted of several compensation elements, each of which is discussed in more detail below. Although all compensation elements are totaled for comparisons to the Market Data (the size-adjusted median of the compensation paid by similar utility industry peer companies), decisions with respect to one element of compensation (e.g., long-term incentives) tend not to influence decisions with respect to other elements of compensation (e.g., base salary). The following are the material elements of our compensation program for the NEOs:

•	base salary;

•	short-term incentives;

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EXECUTIVE COMPENSATION

•	long-term incentives, specifically our Performance Share Unit Program;

•	retirement benefits;

•	limited perquisites; and

•	“double-trigger” change of control protection.

We also provide various health and welfare benefits to the NEOs on substantially the same basis as we provide to all salaried employees.

Each element is reviewed individually and considered collectively with other elements of our compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation as well as our overall compensation program.

Market Data and Compensation Peer Group

In October 2015, the Committee’s independent consultant collected and analyzed comprehensive industry data, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentive opportunities. The industry data was obtained from a proprietary database maintained by Aon Hewitt.

The elements of pay were benchmarked both individually and in total to the same comparator group.

To develop the Market Data (the size-adjusted median of the compensation opportunities provided by similar utility industry companies), compensation opportunities for the NEOs were compared to the market data showing compensation opportunities for comparable positions at companies similar to us, defined as regulated utility industry companies in a revenue size range approximately one-half to double our size, with a few exceptions (our “compensation peers”). The Committee’s independent consultant used statistical techniques to adjust the data to be appropriate for our revenue size and produce the Market Data. Our compensation peers have a range of revenues, but because of the use of regression analysis, this did not necessarily impact the Market Data. The compensation peers’ market capitalizations had no bearing on the Market Data, because market capitalization is not used as a size adjustment variable.

We provide compensation opportunities at levels indicated by the Market Data, and design our incentive plans to pay more or less than the target amount when performance is above or below target performance levels, respectively. Thus, our plans are designed to result in payouts that are market-appropriate given our performance for that year or period.

The companies identified as the “compensation peers” used to develop 2016 compensation opportunities from the above-described data are listed below. The list is subject to change each year depending on mergers and acquisitions activity, the availability of the companies’ data through Aon Hewitt’s database and the continued appropriateness of the companies in terms of size and industry in relationship to the Company.

AGL Resources	Duke Energy Corp.	PPL Corporation
Alliant Energy Corporation	FirstEnergy Corp.	PSEG, Inc.
American Electric Power Co.	Integrys Energy Group, Inc.	SCANA Corporation
CenterPoint Energy, Inc.	NiSource Inc.	Sempra Energy
CMS Energy Corporation	OGE Energy Corp.	WGL Holdings, Inc.
Dominion Resources, Inc.	Pacific Gas & Electric Corporation	Xcel Energy, Inc.
DTE Energy Company	Pinnacle West Capital Corporation

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EXECUTIVE COMPENSATION

Mix of Pay

We believe that both cash compensation and noncash compensation are appropriate elements of a total rewards program. Cash compensation is short-term compensation (i.e., base salary and annual incentive awards), while noncash compensation is generally long-term compensation (i.e., equity-based incentive compensation).

A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2016, there was no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term compensation. Rather, the Committee reviewed the Market Data provided by its consultant to determine the appropriate level and mix of incentive compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values. By following this process, the impact on executive compensation is to increase the proportion of pay that is at risk as an individual’s responsibility within the Company increases and to create long-term incentive opportunities that exceed short-term opportunities for NEOs.

2016 FIXED VERSUS PERFORMANCE-BASED COMPENSATION

The following table shows the allocation of each NEO’s base salary and short-term and long-term incentive compensation opportunities between fixed and performance-based compensation at the target levels.

Name	Fixed Compensation (base salary)	Performance-Based Compensation (short-term and long-term incentive compensation)
Baxter	18%	82%
Lyons	27%	73%
Mark	30%	70%
Moehn	29%	71%
Nelson	31%	69%

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EXECUTIVE COMPENSATION

2016 TOTAL CASH VERSUS EQUITY-BASED COMPENSATION

The following table shows each NEO’s base salary and short-term and long-term incentive compensation as allocated between cash and equity-based compensation at the target levels.

Name	Total Cash Compensation	Total Equity-based Compensation
Baxter	36%	64%
Lyons	47%	53%
Mark	49%	51%
Moehn	48%	52%
Nelson	51%	49%

2016 SHORT-TERM VERSUS LONG-TERM INCENTIVE COMPENSATION

The following table shows each NEO’s target 2016 short-term and long-term incentive compensation opportunities as a percentage of each NEO’s base salary (each at the target level). Such award opportunities were determined primarily considering the Market Data mentioned above.

Name	Short-Term Incentive Opportunity	Long-Term Incentive Opportunity
Baxter	100%	350%
Lyons	75%	195%
Mark	65%	170%
Moehn	65%	180%
Nelson	65%	160%

Base Salary

We choose to pay base salary as a standard compensation program element. Our base salary program is designed to reward the NEOs with market competitive salaries based upon role, experience, competence and sustained performance.

We determine the amount for base salary by referencing the Market Data discussed above. Based on this data and the scope of each NEO’s role, a base salary range was established for each position at +/- 20 percent of the established market rate for the position. The base salary of each NEO is typically managed within this pay range.

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EXECUTIVE COMPENSATION

In 2015, Mr. Baxter (our Chairman, President and Chief Executive Officer) recommended a 2016 base salary increase for each of the other NEOs considering their then-current salary in relation to the Market Data, experience and sustained individual performance and results. These recommendations, which took into account the Market Data provided by the Committee’s compensation consultant, were presented to the Committee for discussion and approval at the December 2015 Committee meeting. Increases were approved based on the Market Data and base salary range, experience, individual performance and the need to retain an experienced team. Performance takes into account competence, initiative and contribution to achievement of our goals and leadership.

In December 2015, the Committee also approved an increase to the 2016 base salary of Mr. Baxter from $1,000,000 to $1,040,000 in connection with Mr. Baxter’s annual performance review. The Committee’s decision to adjust Mr. Baxter’s base salary was based on a number of factors, including his performance as the Company’s Chief Executive Officer and the Committee’s review of the Market Data for the chief executive officer position.

Short-Term Incentive Compensation: Executive Incentive Plan

2016 Ameren Executive Incentive Plan

Our short-term incentive compensation program element is entitled the Ameren Executive Incentive Plan (“EIP”). The EIP for 2016 was designed to reward the achievement of Ameren’s EPS performance, safety performance as measured by lost workdays away (a day away from work because of an occupational illness or injury) (“LWA”), customer measures relating to reliability and affordability, and individual performance. We choose to pay it to encourage higher annual corporate and individual performance.

How the EIP Works

For 2016, the EIP (the “2016 EIP”) was comprised of the following components:

•	Ameren EPS, weighted at 80%;

•	safety LWA performance, weighted at 10%;

•	three quantitative customer measures relating to reliability and affordability, weighted at 10% in total; and

•	an individual performance modifier.

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EXECUTIVE COMPENSATION

Targets for 2016 EPS, Safety LWA and Customer Measures

EPS, LWA and Customer Measures

The Committee established three levels of goals for each of Ameren EPS, LWA and three customer measures under the 2016 EIP. The customer measures relate to reliability and affordability. They are System Average Interruption Frequency Index (“SAIFI”), Equivalent Availability Base Load Coal Fleet (“EA”) and the Callaway Performance Index (“CPI”), each described below. Payouts for Ameren EPS, LWA, SAIFI, EA and CPI performance falling between the established levels were interpolated on a straight-line basis. The three goal levels are described below:

Measure	Threshold	Target	Maximum
EPS	92% of Target	Based on the budget approved by the Board of Directors and aligned with shareholder guidance*	108% of Target
LWA	5 more incidents than Target	Top quartile of utility industry peers and better than best historical performance	4 fewer incidents than Target
SAIFI	Aligned with top tier of utility industry peers	Set considering 5-year historical performance and expected high performance level	Better than top quartile performance of utility industry peers
EA	97.5% of Target	Executing all planned outage work with no delays or unplanned outage work	102.5% of Target
CPI	95.7% of Target	Improvement over the average score for the past three refueling outage years	Aligned with industry excellent performance for an outage year

*	Established at a lower level than that of the 2015 EIP primarily due to significantly lower expected Missouri electric revenue margins on account of the February 8, 2016 bankruptcy filing of Ameren Missouri’s largest industrial customer.

Customer Measures

SAIFI is a standard customer reliability measure which indicates how often the average customer experiences a sustained interruption over a one-year period. The measure excludes major events (for example, major storms) and is calculated consistent with the Institute of Electrical and Electronics Engineers (“IEEE”) standards. A lower SAIFI result indicates better performance.

EA measures the percentage of the year Ameren Missouri’s coal-fired base load generation fleet is available for operating at full capacity. The measure is calculated by subtracting equivalent forced and scheduled outages from the energy center’s available hours (i.e., the period of time during which a unit is capable of service whether it is actually in service or not) and dividing this by the hours in the year. Ameren calculates EA consistent with North American Electric Reliability Corporation (“NERC”) reporting standards. A higher EA result indicates better performance.

The CPI measures overall energy center performance through an industry standard index comprised of 12 safety and reliability measures. The CPI measures performance over a 12-month period. A higher CPI score indicates better performance.

Individual Performance Modifier

The 2016 EIP base award for each NEO was subject to upward or downward adjustment for individual performance on key performance variables. These included leadership and the achievement of key operational goals (other than those specifically mentioned in the plan), as applicable and as determined by the Committee.

Historically, the Individual Performance Modifier has been used to differentiate performance that is considerably above or below that expected. Such differentiations do not lend themselves to formulas and are applied at the Committee’s discretion.

Individual Performance Modifier could reduce the base award by up to 50 percent, with the ability to pay zero for poor or non-performance. Increases could be up to +50 percent of the base award, with a potential

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EXECUTIVE COMPENSATION

maximum total award at 200 percent of each NEO’s target opportunity. With respect to each NEO, adjustments to the base award are in all cases subject to the maximum permitted amount pre-established by the Committee (See “— Section 162(m) of the IRC” below).

2016 Performance

Base Award, Earned through the Achievement of Ameren EPS, Safety LWA, and Customer Measures

At the February 2017 Committee meeting, Mr. Baxter presented 2016 EIP achievement levels for Ameren EPS, safety performance and customer measures, and recommended EIP payouts for the NEOs (other than with respect to himself) to the Committee for review:

•

Ameren EPS was calculated in accordance with generally accepted accounting principles (“GAAP”) as diluted EPS from continuing operations. Consistent with its actions in prior years and as permitted under the terms of the relevant underlying plans, the Committee can make adjustments to Ameren EPS in order to include or exclude specified items of an unusual or non-recurring nature as determined by the Committee in its sole discretion. For 2016, Mr. Baxter presented, and the Committee concurred with, a downward adjustment to 2016 EPS of $0.09 to exclude tax benefits associated with share-based compensation, which were recognized in the first quarter of 2016 in connection with the adoption of new accounting guidance. This adjustment resulted in a net decrease of $0.09 in Ameren’s EPS under GAAP of $2.68 for an adjusted EPS of $2.59 and a payout of 122.50% of Target.

•	LWA cases were 31 in 2016, resulting in no payout for this metric.

•

The customer measures consist of the following three metrics: (i) SAIFI performance was 0.89, for a payout of 120.00% of Target; (ii) EA performance was 77.8%, resulting in no payout for this metric; and (iii) CPI performance was 97.3, for a payout of 150.00% of Target.

•	The weighted and combined EPS, LWA and customer measures resulted in a combined payout of 107.00% of Target.

The resulting metrics and payouts, as approved by the Committee in February 2017, are shown below.

Performance Metric	% Weight	Threshold Performance (50% Payout as a % of Target)	Target Performance (100% Payout as a % of Target)		Maximum Performance (150% Payout as a % of Target)	2016 Results	Payout for Each Metric	Weighted: Base Award % of Target
EPS	80%	$2.30	$2.50	*	$2.70	$2.59	122.50%	98.00%
LWA	10%	24	19		15	31	—%	—%
SAIFI	3 1/3%	1.03	0.93		0.83	0.89	120.00%	4.00%
EA	3 1/3%	79.2%	81.2%		83.2%	77.8%	—%	—%
CPI	3 1/3%	90	94		97	97.3	150.00%	5.00%
Total	100%							107.00%

*	Established at a lower level than that of the 2015 EIP primarily due to significantly lower expected Missouri electric revenue margins on account of the February 8, 2016 bankruptcy filing of Ameren Missouri’s largest industrial customer.

Earned through Individual Performance Modifier

As discussed above, the 2016 EIP base awards were subject to upward or downward adjustment by up to 50 percent based upon an NEO’s individual contributions and performance during the year. For 2016, the Committee, after consultation with Mr. Baxter, modified the 2016 EIP base award for Mr. Lyons by plus 5 percent of the 2016 base award, for Mr. Moehn by plus 3 percent of the 2016 base award, and for Mr. Mark by plus 20 percent of the 2016 base award. The Committee modified the 2016 EIP base award for Mr. Baxter by plus 9 percent of the 2016 base award. In each case, these adjustments were made as a result of the NEO’s performance on the variables described above.

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Resulting 2016 EIP Payouts

Actual 2016 EIP payouts are shown below as a percent of target. Payouts were made in February 2017, and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Name	Final Payout as Percent of Target
Baxter	116.6%
Lyons	112.4%
Mark	128.4%
Moehn	110.3%
Nelson	107.0%

Section 162(m) of the IRC

In order to maximize the tax deductibility of these amounts, the Committee set a maximum limitation on the 2016 short-term incentive payouts for each NEO, and in so doing, intends for such payouts to meet the definition of qualified performance-based compensation under Section 162(m) of the IRC. The maximum limitation on such payouts is equal to 0.5 percent of our 2016 net income and is subject to automatic adjustment to exclude the effects of certain customary items, such as any change in federal, state or local tax laws or regulations. As permitted under Section 162(m) of the IRC, the Committee may exercise negative discretion to approve actual payouts that are lower than the maximum limitation. Actual short-term incentive payouts are determined by the Committee based on achievement levels with respect to Ameren EPS, safety LWA, and customer measures. The 2016 short-term incentive payouts are shown in column (g) of the Summary Compensation Table.

2017 Ameren Executive Incentive Plan

The EIP effective for 2017 will incorporate the following design changes:

•	increased maximum payout for corporate performance to 200% of target from 150% consistent with market practice (the overall maximum payout remains 200% of target);

•	reduced individual performance modifier to +/- 25% from +/- 50% with the continued ability to pay 0% for poor performance; and

•

modified the safety metric from a lagging indicator (LWA) to a leading indicator of safety performance. The new metric is co-worker to co-worker interactions — a formal process for co-worker interactions with the goal of reinforcing safe behaviors, providing constructive feedback for risky and/or unsafe behaviors and conditions, identifying and discussing corrective actions and gathering behavior data for trending and sharing across Ameren. This new metric aligns compensation with the focus on strengthening Ameren’s safety culture. The individual performance modifier described above may be used to reflect individual contributions to safety results.

Long-Term Incentives: Performance Share Unit Program (“PSUP”)

In General

A performance share unit (“PSU” or “share unit”) is the right to receive a share of our Common Stock if certain long-term performance criteria are achieved and certain service requirements are met.

Role of the PSUP

The 2016 PSU grants, which are governed by the shareholder-approved 2014 Plan, were designed to serve the following roles in the compensation program:

•

provide compensation dependent on our three-year total shareholder return (“TSR”) (calculated as described below under “— 2016 Grants”) versus a utility peer group (a “PSUP Peer Group”), as identified below;

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•

provide some payout (below target) if three-year relative TSR is below the 30th percentile but the three-year average Ameren EPS reaches or exceeds the average of the EIP EPS threshold levels in 2016, 2017 and 2018;

•	accrue dividends during the performance period on shares ultimately earned, in order to further align executives’ interests with those of shareholders;

•	promote retention of executives during a three-year performance period; and

•	share our Common Stock price increases and decreases over a three-year period.

PSUP Design

We award PSU grants to accomplish the following:

•

align executives’ interests with shareholder interests: awards are denominated in our Common Stock units and paid out in Common Stock. Payouts are dependent on our Common Stock’s performance compared to the performance of the PSUP Peer Group, and are limited to target if TSR is negative;

•	be competitive with market practice: the majority of regulated utility companies use plans similar to this program and with this performance measure;

•

promote Common Stock ownership: payout of earned awards is made 100 percent in Common Stock, with dividends on Common Stock, as declared and paid, reinvested into additional share units throughout the performance period;

•

allow executives to share in the returns created for shareholders: returns for shareholders include dividends as declared and paid, and this is reflected in the plan performance measure and rewards; and

•

facilitate retention of key executives: annual competitive grants with a three-year performance period provide incentive for executives to stay with the Company and manage the Company in the long-term interests of the Company and its shareholders.

PSUs are also intended to be eligible for the “qualified performance-based compensation” exception from the $1 million limit on deductibility of executive compensation imposed by Section 162(m) of the IRC.

2016 Grants

For 2016, a target number of PSUs (determined primarily based on the Market Data mentioned above) was granted to each NEO pursuant to the 2014 Plan, as reflected in column (g) of the Grants of Plan-Based Awards Table. The threshold and maximum amounts of actual payout for the 2016 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table (not including any potential dividends). The grant amount and actual payout amounts for the 2016 PSU awards are calculated as follows:

•

The Committee determined the target amount based upon a specified percentage of each NEO’s base salary, expressed as a dollar amount. The grant amount was determined by dividing the target amount by the December 2015 trading average of the stock price.

•

The actual number of 2016 PSUs earned will vary from 0 percent to 200 percent of the NEO’s target number of PSUs, based primarily on our 2016 — 2018 TSR measured relative to a PSUP Peer Group, and will be contingent on continued employment through the payment date (other than with respect to death, disability, an eligible retirement or qualifying termination under a change in control).

•

For purposes of calculating PSUP award payouts, TSR is calculated as the change in the 30-day trading average of the stock price prior to the beginning of the award period and the 30-day trading average of the stock price prior to the end of the award period, plus dividends paid (and assuming quarterly reinvestment on each company’s ex-dividend date), divided by such beginning average stock price.

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•

If relative TSR for the performance period is below the 30th percentile, in order to receive a 30 percent payout, the average annual Ameren EPS for such three-year period must be greater than or equal to the average of the Ameren EPS thresholds under each EIP during such period (described further below under “PSUP Performance/Payout Relationship”).

•	The payout of PSUs will include the payout of any accrued dividend equivalents relating to the number of PSUs actually earned.

The NEOs cannot vote or transfer share unit awards granted under the PSUP until the shares are paid out.

Effective with the 2016 grant, PSUP retirement provisions were modified to provide only prorated awards for all retirement-eligible participants age 55 or greater with at least 5 years of service who retire during the performance period. For grants made prior to 2016, retirement-eligible participants age 62 or greater with at least ten years of service who retire during the performance period receive a full (non-prorated) award at the end of the three-year performance period.

PSUP Peer Group

The analysis to determine the 2016 PSUP Peer Group was made as of December 2015 using the criteria below measured as of November 30, 2015 unless otherwise noted.

•	Classified as a “NYSE Investor Owned Utility,” within SNL Financial LC’s SEC/Public Companies Power Database.

•	Market capitalization greater than $2 billion (as of September 30, 2015).

•	Minimum S&P credit rating of BBB- (investment grade).

•	Dividends flat or growing over the last twelve-month period (as of September 30, 2015).

•	Not an announced acquisition target.

•	Not undergoing a major restructuring including, but not limited to, a major spin-off or sale of a significant asset.

The 19 companies included in the 2016 PSUP Peer Group are listed below. These PSUP Peer Group companies are not entirely the same as the compensation peers used for market pay comparisons, because inclusion in this group was not dependent on a company’s revenues relative to us or its participation in an executive pay database. In order to be counted in the final calculations, a company must still be in existence and have a ticker symbol at the end of the performance period. The Committee retains discretion to make exceptions for inclusion or exclusion of companies in the PSUP Peer Group during the performance period, based upon the criteria established above, in order to ensure the most appropriate and relevant peer group. The 2016 PSUP Peer Group initially also included Westar Enegy, Inc., but the Committee approved the removal of Westar due to Westar’s pending acquisition by Great Plains Energy, Inc.

Alliant Energy Corporation	IDACORP, Inc.	SCANA Corporation
Avista Corporation	NiSource Inc.	Southern Company
CMS Energy Corporation	Northwestern Corporation	Vectren Corporation
Consolidated Edison, Inc.	Pacific Gas and Electric Corporation	WEC Energy Group, Inc.
Edison International	Pinnacle West Capital Corporation	Xcel Energy, Inc.
Eversource Energy	PNM Resources, Inc.
Great Plains Energy Inc.	Portland General Electric Company

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PSUP Performance/Payout Relationship

Once our 2016 — 2018 TSR is calculated and compared to the utility peer group, the scale below determines the percent of a target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.

TSR Performance or, as applicable, EPS Performance	Payout (% of Share Units Granted)
90th percentile +	200%	ï	If TSR is negative over the three-year period, the plan is capped at 100% of target regardless of performance vs. the PSUP Peer Group
70th percentile	150%
50th percentile	100%
30th percentile	50%
Below 30th percentile but three-year average Ameren EPS reaches or exceeds the average of the EIP EPS threshold levels in 2016, 2017 and 2018	30%
Below 30th percentile and three-year average Ameren EPS does not reach the average of the EIP EPS threshold levels in 2016, 2017 and 2018	0% (No payout)

Section 162(m) of the IRC

In order to maximize the tax deductibility of these amounts, the Committee set a maximum limitation on the 2016 PSUP payouts for each NEO, and in so doing, intends for such payouts to meet the definition of qualified performance-based compensation under Section 162(m) of the IRC. The maximum limitation on such payouts is equal to 1.2 percent of our cumulative 2016, 2017 and 2018 GAAP net income and is subject to automatic adjustment to exclude the effects of certain customary items, such as any change in federal, state or local tax laws or regulations. As permitted under Section 162(m) of the IRC, the Committee may exercise negative discretion to approve actual 2016 PSUP payouts that are lower than the maximum limitation. Actual PSUP payouts will be determined by the Committee based on the comparison of Ameren’s TSR against the PSUP Peer Group for the performance period.

2014 PSU Awards Vesting

The PSUP performance period for the 2014 grants ended December 31, 2016. Our 2014 — 2016 TSR performance was determined to be at the 47th percentile of the 2014 PSUP Peer Group. The following table shows the 2014 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends, times 92.5 percent), and their value at the vesting date (December 31, 2016). The resulting earned amounts were 150 percent of the original target value of the January 1, 2014 awards, 132 percent of the original target value of the April 1, 2014 award and 131 percent of the original target value of the April 24, 2014 award, which reflects both TSR performance against the utility peer group and the actual TSR generated during the three-year period.

Name	Grant Date		Target 2014 PSU Awards (#)	Target Value at Stock Price on Date of Grant(1) ($)	2014 PSU Awards Earned(2) (#)	Value at Year-End Stock Price(3) ($)	Earned Value as Percent of Original Target Value(3) (%)
Baxter	1/1/2014		31,381	1,134,737	32,461	1,702,904	150
	4/24/2014	(4)	32,703	1,344,747	33,501	1,757,462	131
Lyons	1/1/2014		27,690	1,001,270	28,643	1,502,612	150
Mark	1/1/2014		18,971	685,991	19,624	1,029,475	150
Moehn	1/1/2014		12,110	437,898	12,527	657,166	150
	4/1/2014	(4)	5,856	238,691	5,999	314,708	132
Nelson	1/1/2014		20,267	732,855	20,965	1,099,824	150

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(1)	Valuations are based on the most recent closing price of Ameren Common Stock on the NYSE as of the date the 2014 PSU awards were granted: For the January 1, 2014 awards — $36.16, for the April 1, 2014 award — $40.76 and for the April 24, 2014 award — $41.12.

(2)	The number of 2014 PSU awards earned includes dividend equivalents, equal to approximately an additional 11.8 percent of the shares earned under the January 1, 2014 awards and 10.8 percent of the shares earned under the April 1 and April 24, 2014 awards, which accrued and were reinvested throughout the three-year performance period. See the Option Exercises and Stock Vested Table below for additional details regarding PSUs vested in 2016.

(3)	Valuations are based on $52.46 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2016, the date the 2014 PSU awards vested. The earned value percent represents a payout of 92.5 percent, dividend accumulation of 11.8 percent for the January 1, 2014 awards and 10.8 percent for the April 1 and April 24, 2014 awards, and stock price appreciation from the time the awards were granted to the December 31, 2016 vesting.

(4)	Mr. Baxter received an additional 2014 PSU grant on April 24, 2014 due to his promotion to Chief Executive Officer of the Company and Mr. Moehn received an additional 2014 PSU grant on April 1, 2014 due to his promotion to Chairman and President of Ameren Missouri.

2015 and 2016 PSU Awards

The PSUP performance periods for the 2015 and 2016 grants will not end until December 31, 2017 and December 31, 2018, respectively. The figures in column (e) of the Summary Compensation Table of this proxy statement for the years 2015 and 2016 represent the aggregate grant date fair values for the PSUP performance grants, computed as described in footnote (3) to the Summary Compensation Table. There is no guarantee that such amounts will ultimately be earned by participants.

Perquisites

We provide limited perquisites to provide competitive value and promote retention of the NEOs and others.

Retirement Benefits

The objective of retirement benefits is to provide post-employment security to our employees, and such benefits are designed to reward continued service. We choose to provide these benefits as an essential part of a total compensation package to remain competitive with those packages offered by other companies, particularly utilities.

There are several retirement benefit programs applicable to the NEOs, including:

•	The Company’s 401(k) savings and cash balance retirement plans;

•

Supplemental Retirement Plans (together, the “SRP”) that provide the NEOs a benefit equal to the difference between the benefit that would have been paid if IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

•

a deferred compensation plan that provides the opportunity to defer part of base salary and all or a portion of non-equity incentive compensation, as well as earnings thereon. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Company matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the NEOs is provided in this proxy statement under the captions “— PENSION BENEFITS” and “—NONQUALIFIED DEFERRED COMPENSATION” below.

Severance

All regular full-time employees, including our NEOs, participate in the Ameren Corporation Severance Plan for Ameren Employees, which provides for severance based on years of service and weeks of pay in the event of a qualifying termination. The plan provides market-level payments in the event of an involuntary termination.

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Change of Control

Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, is designed to reward NEOs for remaining employed with us when their prospects for continued employment following a transaction may be uncertain. The objectives of this plan are to maintain a stable executive team during the process and to assist us in attracting highly qualified executives into the Company.

Change of Control protections provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of the Company. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections, are found below under the caption “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS.”

The applicable triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and a qualifying termination of employment.

We consider it likely that it will take more time for higher-level employees to find new employment than for other employees, and therefore senior management, including the NEOs, generally are paid severance upon a termination for a longer period following a Change of Control. The Committee considered this as well as the factors described in the preceding paragraph in structuring the cash payments described under “—OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control” below, which a NEO would receive if terminated within two years following a Change of Control.

Common Stock Ownership Requirement

The Company has a stock ownership requirement for members of the Senior Leadership Team (which includes the NEOs) that fosters long-term Common Stock ownership and aligns the interests of the Senior Leadership Team and shareholders. The stock ownership requirement applicable to the Senior Leadership Team is included in the Company’s Corporate Governance Guidelines and was recently amended to increase the ownership requirements for the members of the Senior Leadership Team. The requirement provides that each member of the Senior Leadership Team is required to own shares of our Common Stock valued as a percentage of base salary as follows:

•	President and Chief Executive Officer of the Company: 5 times base salary;

•	Chief Financial Officer of the Company and President of Ameren Services and President of each Company business segment: 3 times base salary;

•	Other Section 16 Officers: 2 times base salary; and

•	All other members of the Senior Leadership Team: 1 times base salary.

If at any time a member of the Senior Leadership Team does not satisfy the applicable stock ownership requirement, such member of the Senior Leadership Team must retain at least 75 percent of the after-tax shares acquired upon the vesting and settlement of (i) the Senior Leadership Team member’s awards that are then outstanding under the Company’s equity compensation programs and (ii) any future awards granted to the Senior Leadership Team member under the Company’s equity compensation programs, until the applicable stock ownership requirement is satisfied. All NEOs are in compliance with the increased stock ownership requirements, including taking into account any base salary increases for fiscal year 2017.

Anti-Pledging and Anti-Hedging Policy

We maintain policies that prohibit executive officers and directors from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities. In addition, our policies prohibit directors and employees of the Company and its subsidiaries from entering into any transaction which hedges (or offsets) any decrease in the value of Company equity securities as discussed under “SECURITY OWNERSHIP — SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT” above.

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Clawback

Awards granted under the 2006 Plan or the 2014 Plan, including EIP and PSU awards, are subject to a “clawback” in certain circumstances. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if an award holder knowingly or with gross negligence engaged in or failed to prevent the misconduct, or if the award holder is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the award holder will be required to reimburse the Company the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing of the financial document embodying the financial reporting requirement.

In addition, beginning with the 2015 EIP awards and PSU awards granted in 2015, if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions included in the award, generally, the award holder will be required to repay the award to the Company after receiving a demand from the Company for the repayment.

Timing of Compensation Decisions and Awards

The Board and the Committee establish meeting schedules annually, well in advance of each meeting, to ensure a thorough and thoughtful decision process. Incentive compensation awards are made at regularly scheduled meetings.

Following is a discussion of the timing of certain compensation decisions for 2016:

•	the NEOs’ base salaries for 2016 were reviewed and a 2016 base salary increase for each of the NEOs was approved at the December 2015 Committee meeting, as discussed under “— Base Salary” above;

•

2016 EIP target opportunities (as a percentage of base salary) were established for the NEOs and the range of 2016 EIP EPS, safety LWA and customer measures for 2016 was set at the December 2015 and February 2016 Committee meetings, respectively;

•	2016 PSU grants to the NEOs were approved at the December 2015 Committee meeting; and

•	the final determination of the 2016 EIP and 2014 PSU payouts were made at the February 2017 Committee meeting.

Decisions relating to material elements of compensation are fully deliberated by the Committee at each Committee meeting and, when appropriate, over the course of several Committee meetings. This allows for any follow-up to questions from Committee members in advance of the final decision. The Committee makes long-term incentive grants at its December meeting of the year prior to the year the grants are made. The Committee expects to continue to establish base salaries at its December meeting each year with such base salaries to be effective in the following January.

Consideration of Company’s 2016 “Say-on-Pay” Vote

The Committee considers the results of the shareholder non-binding advisory “say-on-pay” vote along with other factors in connection with discharging its responsibilities relating to the Company’s executive compensation program, although no factor is assigned a quantitative weighting. As a result of the 2016 non-binding advisory “say-on-pay” vote, which saw a substantial majority (of approximately 95 percent) of the Company’s shareholders who were entitled to vote and represented approve the compensation program described in the proxy statement in connection with our annual meeting held on April 28, 2016, the Committee continued to apply the same principles in determining the amounts and types of executive compensation for fiscal year 2017 (as fiscal year 2016 executive compensation-related decisions were primarily made by the Committee in December 2015 and February 2016, prior to the 2016 non-binding advisory vote, and fiscal year 2017 executive compensation-related decisions were primarily made by the Committee in December 2016 and February 2017, subsequent to the 2016 non-binding advisory vote).

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Through its shareholder outreach program, the Company has welcomed feedback from its major shareholders with respect to its executive compensation program.

Other Considerations for Changes in Compensation Opportunities

Market Data, retention needs and general economic conditions have been the primary factors considered in decisions to increase or decrease compensation opportunities materially. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.

Role of Executive Officers

For 2016, the Chief Executive Officer, Mr. Baxter, with the assistance of the Senior Vice President, Corporate Communications and Chief Human Resources Officer of Ameren Services, Mark C. Lindgren, recommended to the Committee compensation amounts for the other NEOs. The Chief Executive Officer makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other senior executives. The Chief Executive Officer possesses insight regarding individual performance levels, degree of experience and future promotion potential. In all cases, the Chief Executive Officer’s recommendations are presented to the Committee for review based on the Market Data provided by the Committee’s independent consultant. The Committee independently determines each NEO’s compensation, as discussed in this CD&A.

Neither the Chief Executive Officer nor any other NEO makes recommendations for setting his own compensation. The Chief Executive Officer’s compensation is determined in Committee meetings during an executive session with only the Committee members and the Committee’s independent consultant present.

The Chief Executive Officer, the other NEOs and our other senior executives play a role in the early stages of design and evaluation of our compensation programs and policies. Because of their extensive familiarity with our business and corporate culture, these executives are in the best position to suggest programs and policies to the Committee and the independent consultant that will engage employees and provide effective incentives to produce outstanding financial and operating results for the Company and our shareholders.

Other Compensation Matters

We do not have any written or unwritten employment agreements with any of our NEOs. Each NEO is an employee at the will of the Company and/or its subsidiaries, as specified below.

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COMPENSATION TABLES AND NARRATIVE DISCLOSURES

The following table sets forth compensation information for our NEOs for services rendered in all capacities to the Company and its subsidiaries in fiscal years 2016, 2015 and 2014. You should refer to the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” above for an explanation of the elements used in setting the compensation for our NEOs.

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position (1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards (3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Compensation(2)(5) ($) (g)	Change in Pension Value and Nonqualified Def. Comp. Earnings(6) ($) (h)	All Other Compensation(2)(7) ($) (i)	Total ($) (j)
Warner L. Baxter Chairman, President and Chief Executive Officer, Ameren	2016	1,040,000	–	3,732,030	–	1,213,000	538,752	114,874	6,638,656
	2015	1,000,000	–	4,152,719	–	1,065,500	170,664	104,823	6,493,706
	2014	854,647	–	2,857,179	–	831,200	336,978	78,393	4,958,397
Martin J. Lyons, Jr. Executive Vice President and Chief Financial Officer, Ameren(8)	2016	640,000	–	1,279,549	–	539,500	292,887	68,069	2,820,005
	2015	612,000	–	1,343,364	–	477,710	51,918	50,881	2,535,873
	2014	566,500	–	1,077,141	–	410,430	210,304	52,627	2,317,002
Richard J. Mark Chairman and President, Ameren Illinois	2016	490,000	–	854,048	–	409,000	199,821	48,943	2,001,812
	2015	470,000	–	920,112	–	348,230	83,777	44,981	1,867,100
	2014	424,500	–	737,972	–	314,140	171,592	39,854	1,688,058
Michael L. Moehn Chairman and President, Ameren Missouri	2016	512,000	–	944,912	–	367,000	225,211	54,152	2,103,275
	2015	500,000	–	978,862	–	354,350	52,991	52,281	1,938,484
	2014	458,370	–	775,767	–	308,630	144,946	45,160	1,732,873
Gregory L. Nelson Senior Vice President, General Counsel and Secretary, Ameren	2016	479,000	–	785,779	–	333,000	231,044	31,180	1,860,003
	2015	467,500	–	887,485	–	301,210	55,209	37,443	1,748,847
	2014	453,500	–	788,386	–	305,090	217,766	18,652	1,783,394

(1)	Includes compensation received as an officer of Ameren and its subsidiaries, except that Mr. Baxter served as an officer of Ameren only and not of its subsidiaries.

(2)	Cash compensation received by each NEO for fiscal years 2016, 2015 and 2014 is found in the Salary or Non-Equity Incentive Plan Compensation column of this table. The amounts that would generally be considered “bonus” awards are found under Non-Equity Incentive Plan Compensation in column (g).

(3)	The amounts in column (e) represent the aggregate grant date fair value computed in accordance with authoritative accounting guidance of PSU awards under our 2006 Plan or 2014 Plan, as applicable, without regard to estimated forfeitures related to service-based vesting conditions. For the 2016 PSU grants, the calculations reflect an accounting value of 102.1 percent of the target value; for 2015 grants, 114.6 percent of the target value; and for 2014 grants, 107.6 percent of the target value. For the April 1, 2014 PSU grant to Mr. Moehn, the calculations reflect an accounting value of 127.6 percent of the target value. For the April 24, 2014 PSU grant to Mr. Baxter, the calculations reflect an accounting value of 121.7 percent of the target value. Assumptions used in the calculation of the amounts in column (e) are described in Note 12 to our audited financial statements for the fiscal year ended December 31, 2016 included in our 2016 Form 10-K. The maximum value of the 2016 PSU awards, excluding dividends, is as follows: Mr. Baxter — $8,872,979; Mr. Lyons — $3,042,155; Mr. Mark — $2,030,517; Mr. Moehn — $2,246,547; and Mr. Nelson — $1,868,206. Valuations are based on $52.46 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2016.

The amounts reported for PSU award grants in column (e) do not reflect actual compensation realized by the NEOs and are not a guarantee of the amount that the NEO will actually receive from the grant of the PSU awards. The actual compensation realized by the NEOs will be based upon the share price of Ameren’s Common Stock at payout. The PSUP performance periods for the 2015 and 2016 grants will not end until December 31, 2017 and December 31, 2018, respectively, and, as such, the actual value, if any, of the PSU awards will generally depend on the Company’s achievement of certain market performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions, and the criteria for determining the amounts payable, including 2014 PSU awards granted for each NEO, see “— COMPENSATION DISCUSSION AND ANALYSIS.”

(4)	None of the NEOs received any option awards in 2016, 2015 or 2014.

(5)	Represents payouts for performance under the applicable year’s EIP. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of how amounts were determined for 2016.

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(6)	Amounts shown in column (h) are the sum of (1) the increase in the actuarial present value of each NEO’s accumulated benefit under all defined benefit and actuarial pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in the Company’s deferred compensation plan and interest that would be credited at 120 percent of the AFR published by the Internal Revenue Service (“IRS”) and calculated as of January 1, 2016, for the year ended December 31, 2016, as of January 1, 2015, for the year ended December 31, 2015 and as of January 1, 2015 for the year ended December 31, 2014. The table below shows the allocation of these amounts for each NEO. For 2016, the applicable interest rate for the deferred compensation plan was 5.81 percent for amounts deferred prior to January 1, 2010 and 3.13 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.18 percent published by the IRS and calculated as of January 2016. For 2015, the applicable interest rate for the deferred compensation plan was 6.35 percent for amounts deferred prior to January 1, 2010 and 3.29 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.21 percent published by the IRS and calculated as of January 2015. For 2014, the applicable interest rate for the deferred compensation plan was 6.23 percent for amounts deferred prior to January 1, 2010 and 3.99 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.21 percent published by the IRS and calculated as of January 2015.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plan Above-Market Interest ($)
Baxter	2016	503,989	34,763
	2015	131,637	39,027
	2014	301,647	35,331
Lyons	2016	292,887	–
	2015	51,918	–
	2014	210,304	–
Mark	2016	183,493	16,328
	2015	65,446	18,331
	2014	154,997	16,595
Moehn	2016	216,316	8,895
	2015	43,005	9,986
	2014	135,905	9,041
Nelson	2016	222,181	8,863
	2015	45,259	9,950
	2014	208,758	9,008

For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.

(7)	The amounts in column (i) reflect matching contributions allocated by the Company to each NEO pursuant to the Company’s 401(k) savings plan, which is available to all salaried employees, and the cost of insurance premiums paid by the Company with respect to term life insurance, which amount each NEO is responsible for paying income tax. In 2016, the Company’s 401(k) matching contributions, including the 401(k) Restoration Benefit as described in “— NONQUALIFIED DEFERRED COMPENSATION — Executive Deferred Compensation Plan Participation” below, for each of the NEOs were as follows: Mr. Baxter — $94,748; Mr. Lyons — $50,297; Mr. Mark — $37,720; Mr. Moehn — $38,986; Mr. Nelson — $22,229. In 2016, the Company’s cost of insurance premiums for the NEOs were as follows: Mr. Baxter — $9,580; Mr. Lyons — $5,659; Mr. Mark — $11,223; Mr. Moehn — $3,261; Mr. Nelson — $8,951. In 2016, the amount in column (i) also includes the costs for tax and financial planning services (Mr. Baxter — $10,000; Mr. Moehn — $10,000; and Mr. Lyons — $8,265), and event ticket expenses during 2016 (Mr. Baxter — $546; Mr. Lyons — $3,848; and Mr. Moehn — $1,905).

(8)	On March 1, 2016, Mr. Lyons was also elected Chairman and President of Ameren Services.

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The following table provides additional information with respect to stock-based awards granted in 2016, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2016 grants, and the potential range of payouts associated with the 2016 EIP.

GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (j)	Exercise or Base Price of Option Awards(4) ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(5) ($) (l)
Name (a)	Grant Date(1) (b)	Committee Approval Date (1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Baxter			520,000	1,040,000	2,080,000	–	–	–	–	–	–	–
	1/1/16	12/10/15				25,371	84,569	169,138	–	–	–	3,732,030
Lyons			240,000	480,000	960,000	–	–	–	–	–	–	–
	1/1/16	12/10/15				8,699	28,995	57,990	–	–	–	1,279,549
Mark			159,250	318,500	637,000	–	–	–	–	–	–	–
	1/1/16	12/10/15				5,806	19,353	38,706	–	–	–	854,048
Moehn			166,400	332,800	665,600	–	–	–	–	–	–	–
	1/1/16	12/10/15				6,424	21,412	42,824	–	–	–	944,912
Nelson			155,675	311,350	622,700	–	–	–	–	–	–	–
	1/1/16	12/10/15				5,342	17,806	35,612	–	–	–	785,779

(1)	The 2016 PSU target awards were approved by the Committee on December 10, 2015 and, in accordance with authoritative accounting guidance, granted on January 1, 2016. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the timing of various pay decisions.

(2)	The amounts shown in column (c) reflect the threshold payment level under the 2016 EIP which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the description of performance-based conditions.

(3)	For each NEO, the amounts shown (denominated in shares of Company Common Stock) in column (f) reflect the threshold 2016 PSU award grant which is 30 percent of the target amount shown in column (g). The amount shown in column (h) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the terms of the awards, the description of performance-based vesting conditions and the criteria for determining the amounts payable.

(4)	None of the NEOs received any option awards in 2016.

(5)	For each NEO, the amount represents the grant date fair value of the 2016 PSU awards determined in accordance with authoritative accounting guidance (including FASB ASC Topic 718), excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are referenced in footnote (3) to the Summary Compensation Table. There is no guarantee that, if and when the 2016 PSU awards vest, they will have this value.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

See “— COMPENSATION DISCUSSION AND ANALYSIS” for further information relating to each NEO regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards and allocations between short-term and long-term compensation.

The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($) (j)
Baxter	–	–	–	–	–	–	–	343,881	18,039,997
Lyons	–	–	–	–	–	–	–	114,629	6,013,437
Mark	–	–	–	–	–	–	–	77,465	4,063,814
Moehn	–	–	–	–	–	–	–	84,114	4,412,620
Nelson	–	–	–	–	–	–	–	72,938	3,826,327

(1)	None of the NEOs hold any options to purchase shares of our Common Stock.

(2)	For each NEO, the amount shown represents 2015 and 2016 PSU award grants at maximum performance. The 2015 and 2016 PSU awards for such NEOs vest, subject to Ameren achieving the required performance threshold and continued employment of the NEO, as of February 28, 2018 and February 28, 2019, respectively. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentives: Performance Share Unit Program (“PSUP”).” There is no guarantee that such amounts will ultimately be earned by participants.

(3)	The dollar value of the 2015 and 2016 PSU awards is based on achieving the maximum performance goals for such awards. Valuations are based on $52.46 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2016. There is no guarantee that such amounts will ultimately be earned by participants.

The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(2) (#) (d)	Value Realized on Vesting(3) ($) (e)
Baxter	–	–	65,962	3,460,367
Lyons	–	–	28,643	1,502,612
Mark	–	–	19,624	1,029,475
Moehn	–	–	18,526	971,874
Nelson	–	–	20,965	1,099,824

(1)	None of the NEOs hold any options to purchase shares of our Common Stock.

(2)

For each NEO, the amount shown represents 2014 PSU award grants earned as of December 31, 2016. During the performance period for the 2014 PSU awards ending December 31, 2016, such NEOs were credited with dividend equivalents on 2014 PSU award grants, which represented the right to receive shares of Ameren Common Stock measured by the dividend payable with respect to the corresponding number of 2014 PSU awards. Dividend equivalents on 2014 PSU awards accrued at target levels and were reinvested into additional 2014

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PSU awards throughout the three-year performance period. For each NEO, the actual dividend equivalents paid out on PSU awards varies from 0 percent to 200 percent of the target number of PSUs granted to each NEO and is based on the performance of the Company during each respective PSU award performance period. Dividend equivalents are only earned to the extent that the underlying PSU award is earned. The number of 2014 PSUs ultimately earned by each NEO through dividend reinvestment, at 92.5 percent of the original target levels accrued, was as follows: Mr. Baxter — 6,684 units; Mr. Lyons — 3,030 units; Mr. Mark — 2,076 units; Mr. Moehn — 1,907 units; and Mr. Nelson — 2,218 units.

(3)	The value of the vested 2014 PSUs is based on $52.46 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2016, the date the 2014 PSU awards vested.

PENSION BENEFITS

The table below provides the actuarial present value of the NEO’s accumulated benefits under the Company’s retirement plans and the number of years of service credited to each NEO under these plans.

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit(2)(3) ($) (d)	Payments During Last Fiscal Year(4) ($) (e)
Baxter	1) Retirement Plan	21	557,056	–
	2) SRP	21	1,838,932	–
Lyons	1) Retirement Plan	15	479,429	–
	2) SRP	15	873,747	–
Mark	1) Retirement Plan	14	533,356	–
	2) SRP	14	617,672	–
Moehn	1) Retirement Plan	16	472,268	–
	2) SRP	16	478,358	–
Nelson	1) Retirement Plan	21	801,181	–
	2) SRP	21	762,176	–

(1)	Years of credited service are not used for purposes of calculating the NEOs’ balances under these plans.

(2)	Represents the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan (defined below) and the SRP as of December 31, 2016. See Note 11 to our audited consolidated financial statements for the year ended December 31, 2016 included in our 2016 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations were based on retirement at the plan normal retirement age of 65, included no pre-retirement decrements in determining the present value, used a 60 percent lump sum / 40 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 (RP-2016 mortality projected generationally by Scale MP-2016). Cash balance accounts were projected to age 65 using the 2016 plan interest crediting rate of 5 percent.

(3)	The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to the NEOs under the cash balance account under the Retirement Plan and the SRP at December 31, 2016 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan and the SRP as of December 31, 2016.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Baxter	1) Retirement Plan	434,145
	2) SRP	1,433,184
Lyons	1) Retirement Plan	350,143
	2) SRP	638,126
Mark	1) Retirement Plan	444,544
	2) SRP	514,821
Moehn	1) Retirement Plan	337,148
	2) SRP	341,496
Nelson	1) Retirement Plan	652,011
	2) SRP	620,268

(4)	All NEOs are active and were not eligible for payments prior to December 31, 2016.

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Ameren Retirement Plan

Retirement benefits for the NEOs fall under the Benefits for Salaried Employees (the “Cash Balance Account”). Most salaried employees of Ameren and its subsidiaries, including the NEOs, earn benefits in the Cash Balance Account under the Ameren Retirement Plan (the “Retirement Plan”) immediately upon employment. Benefits become vested after three years of service.

On an annual basis, a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual EIP compensation, which are equivalent to amounts shown in columns (c) and (g) in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year.

Participant’s Age on December 31	Regular Credit for Pensionable Earnings*
Less than 30	3%
30 to 34	4%
35 to 39	4%
40 to 44	5%
45 to 49	6%
50 to 54	7%
55 and over	8%
*	An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.

Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.

The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contains provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.

Ameren Supplemental Retirement Plan

In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any NEO whose pension benefits under the Retirement Plan would exceed IRC limitations is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.

There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.

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NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings and balances under the nonqualified deferred compensation plan for each NEO.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name (a)	Executive Contributions in 2016(1) ($) (b)	Company Contributions in 2016(2) ($) (c)	Aggregate Earnings in 2016(3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/16(4) ($) (f)
Baxter	110,430	82,822	136,165	–	2,457,131
Lyons	51,163	38,372	38,443	–	600,335
Mark	145,929	25,795	78,713	–	1,687,995
Moehn	74,591	27,061	52,106	–	867,047
Nelson	10,304	10,304	30,178	–	539,770

(1)	A portion of these amounts is also included in amounts reported for 2016 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our 2016 proxy statement representing compensation paid in 2016 for performance during 2015.

(2)	All of the Company matching contributions reported for each NEO are included in the amounts reported in column (i) of the Summary Compensation Table.

(3)	The dollar amount of aggregate interest earnings accrued during 2016. The above-market interest component of these amounts earned on deferrals made prior to January 1, 2010 with respect to plan years beginning on or prior to January 1, 2010 and for deferrals made prior to January 1, 2010 with respect to plan years beginning on or after January 1, 2011 is included in amounts reported in column (h) of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table for the amounts of above-market interest. There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

(4)	The dollar amount of the total balance of the NEO’s account as of December 31, 2016 consists of the following elements:

Name	Executive Contributions ($)	Company Matching Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Baxter	1,158,434	336,515	962,182	2,457,131	1,464,620
Lyons	287,286	215,464	97,585	600,335	413,215
Mark	1,077,378	118,470	492,147	1,687,995	628,659
Moehn	466,526	116,943	283,578	867,047	178,994
Nelson	217,867	73,283	248,620	539,770	166,858

(1)	Represents amounts previously reported as compensation to the NEO in the Summary Compensation Table of Ameren or its subsidiaries in previous years.

Executive Deferred Compensation Plan Participation

Pursuant to an optional deferred compensation plan available to members of the Company’s management, NEOs may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 100 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, the Company may, in its discretion, waive the 50 percent limitation.

The Ameren Deferred Compensation Plan, as amended and restated, effective January 1, 2010 (the “Ameren Deferred Compensation Plan”), changed the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and added a 401(k) restoration benefit for eligible officers of Ameren whose total salary and short-term incentive award exceeds the limit on compensation in effect under the IRC. In October 2010, the Company adopted an amendment to the Ameren Deferred Compensation Plan for plan years beginning on and after January 1, 2011 to, among other things, change the measurement period for the applicable interest rates to amounts deferred under such plan prior to January 1, 2010 and clarify that matching contributions made under the plan are based upon all of a participant’s deferrals

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under the plan during a plan year. Pursuant to the Ameren Deferred Compensation Plan, amounts deferred (and interest attributable thereto), other than the 401(k) Restoration Benefit (as defined below), accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:

Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2016 such interest crediting rate was 5.81 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the AFR for the December immediately preceding such plan year (the “Officers Deferred Plan Interest Rate”) — for 2016 such interest crediting rate was 3.13 percent

Under the Ameren Deferred Compensation Plan, upon a participant’s termination of employment with the Company and/or its subsidiaries prior to age 55 and after the occurrence of a Change of Control (as defined under“— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control” below) the balance in such participant’s deferral account, with interest as described in the table above, shall be distributed in a lump sum within 30 days after the date the participant terminates employment.

The 401(k) Restoration Benefit allows eligible officers of Ameren, including the NEOs, to also defer a percentage of salary and/or EIP awards in excess of the limit on compensation then in effect under the IRC (currently $265,000), in one percent increments, up to a maximum of six percent of total salary and EIP awards (a “401(k) Restoration Deferral,” together with Ameren’s 401(k) matching credit described below, the “401(k) Restoration Benefit”). Under the Ameren Deferred Compensation Plan, Ameren credits each participating officer’s deferral account with a matching credit equal to 100 percent of the first three percent of salary and EIP awards and 50 percent of the remaining salary and EIP awards deferred by the participant, including a 401(k) Restoration Deferral. In general, eligible participants, including the NEOs, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings investment plan, except for the Ameren stock fund.

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As a result of the changes described in this section, no preferential or above-market earnings are paid pursuant to the Ameren Deferred Compensation Plan with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010. The investment returns for the funds available to NEOs under the Ameren Deferred Compensation Plan in 2016 were as follows:

Name of Fund	Percentage Rate of Return (%)
Target 2020 Fund	6.61
Target 2025 Fund	7.26
Target 2030 Fund	7.86
Target 2035 Fund	8.38
Target 2040 Fund	8.78
Target 2045 Fund	9.12
Target 2050 Fund	9.14
Target 2055 Fund	9.16
Target 2060 Fund	9.19
Target Retirement Fund	6.04
Large Cap Equity Index	11.98
Large Cap Equity (inception date 1/29/2016)	–
Small/Mid Cap Equity Index	17.73
Small/Mid Cap Equity	12.72
International Equity Index	5.13
International Equity	1.03
Bond Fund	4.51
Bond Index Fund	2.68
TIPS Bond Index Fund	4.77
Stable Interest Income	1.44

After the participant retires, the deferred amounts (and interest attributable thereto), other than the 401(k) Restoration Benefit, accrue interest as follows:

Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2016 such interest crediting rate was 3.87 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Officers Deferred Plan Interest Rate — for 2016 such interest crediting rate was 3.13 percent

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The plan compounds interest annually and the rate is calculated as of the first day of the plan year.

Distributions from the Ameren Deferred Compensation Plan will be paid in cash. A participant may choose to receive the deferred amounts at retirement in a single lump sum payment or in substantially equal installments over a period of 5, 10 or 15 years. In the event a participant terminates employment with the Company and its subsidiaries prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

Participants are 100 percent vested at all times in the value of their contributions, investment earnings and any Company 401(k) matching credits. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Ameren Deferred Compensation Plan.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Employment Agreements

The Company has no employment agreements with the NEOs.

General Severance Plan

Ameren maintains the Ameren Corporation Severance Plan for Ameren Employees, which provides for severance based on years of service and weeks of pay for all regular full-time employees on the active payroll. The NEOs are covered under this plan in the event of a qualified termination (defined under the plan) and are eligible for severance on the same basis as other regular full-time employees.

Change of Control

Change of Control Severance Plan. Severance and PSUP provisions pursuant to a Change of Control (as defined below) were redesigned or designed by the Committee in 2006 and subsequent changes to the Change of Control Plan have been made in response to various changes in tax laws. In 2008, Ameren’s Board of Directors adopted a Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”). Other Company plans also carry change of control provisions. The Change of Control Plan was amended in 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009.

Under the Change of Control Plan, designated officers of Ameren and its subsidiaries, including the NEOs, are entitled to receive severance benefits if their employment is terminated without Cause (as defined below) or by the NEO for Good Reason (as defined below) within two years after a Change of Control.

Definitions of Change of Control, Cause and Good Reason

A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:

(i) the acquisition of 20 percent or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

(ii) a majority change in composition of the board of directors;

(iii) a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

(iv) approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

“Cause” is defined as follows:

(i) the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;

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(ii) gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;

(iii) the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

(iv) the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:

(i) a net reduction of the participant’s authorities, duties or responsibilities as an executive and/or officer of Ameren;

(ii) required relocation of more than 50 miles;

(iii) any material reduction of the participant’s base salary or target bonus opportunity;

(iv) reduction in grant-date value of long-term incentive opportunity;

(v) failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

(vi) failure of a successor to assume the Change of Control Plan agreements; or

(vii) a material breach of the Change of Control Plan which is not remedied by the Company within ten business days of receipt of written notice of such breach.

If a NEO’s employment is terminated without Cause or by the NEO for Good Reason within two years after a Change of Control, the NEO will receive a cash lump sum equal to the following:

(i) unpaid salary and vacation pay through the date of termination;

(ii) pro rata EIP compensation for the year of termination;

(iii) three years’ worth of each of base salary and target EIP compensation;

(iv) three years’ worth of additional pension credit; and

(v) solely with respect to officers who first became designated as entitled to receive benefits under the Change of Control Plan before October 1, 2009, reimbursement and gross-up for any excise tax imposed on benefits received by the NEO from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC.

In addition to the cash lump sum payment, any such NEO shall (i) continue to be eligible for health and welfare benefits during the three-year severance period, provided that if the NEO becomes reemployed with another employer and is eligible to receive such health and welfare benefits under such other employer’s plan, the Company’s health and welfare benefits will be secondary to those provided under such other plan during the severance period and (ii) receive, as incurred, up to $30,000 for the cost of outplacement services (not available for a Good Reason termination).

Following are details of how the above items are calculated.

•

Retirement Plan Benefit Assumptions. Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination) and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

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EXECUTIVE COMPENSATION

•

Health and Welfare Benefit Payment Assumptions. Continued coverage for the NEO’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period upon which severance is received. The calculation and the corresponding amounts set forth in the Estimated Potential Post-Employment Payments tables below assume full cost of benefits over the three-year period. In addition, the NEO’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period upon which severance is received. Retiree medical benefits are payable only in their normal form as monthly premium payments until the NEO reaches the age of 65, at which time the NEO, or applicable beneficiary, receives an annual stipend to apply towards eligible healthcare premiums and costs. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period, a graded discount rate assumption of 0.89 percent for payment duration of three years or less, 1.76 percent for payment duration of over three but not more than nine years and 2.72 percent for payment duration over nine years, and post-retirement mortality (but not pre-retirement mortality) according to the RP-2016 (generational) table.

Ability to Amend or Terminate Change of Control Plan

The Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.

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EXECUTIVE COMPENSATION

Change of Control Provisions Relating to PSU Awards

Below is a summary of protections provided upon a Change of Control with respect to the PSU awards under the 2006 Plan (or if applicable, the 2014 Plan). In brief, the goal of these protections is to avoid acceleration of PSU vesting and payment in situations where a Change of Control occurs but the Company continues to exist and the NEO retains his or her position. In the table below, the term “qualifying termination” means the participant (i) has an involuntary termination without Cause, (ii) for Change of Control Severance Plan participants, has a voluntary termination of employment for Good Reason (as defined in the Change of Control Severance Plan) or (iii) has an involuntary termination that qualifies for severance under the Ameren Corporation Severance Plan for Ameren Employees (as in effect immediately prior to the Change of Control). Other definitions of capitalized terms may be found in the 2006 Plan (or if applicable, the 2014 Plan) or applicable award agreement.

Change of Control Event	Termination Event	Unvested PSU Awards

Change of Control which occurs on or before the end of the applicable performance period after which the Company continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination	Payable upon the earliest to occur of the following: • after the performance period has ended; or • the participant’s death.
Qualifying termination within two years after the Change of Control and during the three-year performance period

The PSUs the participant would have earned if such participant remained employed for the entire performance period, at actual performance, will vest on the last day of the performance period and be paid in shares of the Company’s Common Stock immediately following the performance period; provided that such distribution will be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

Change of Control which occurs on or before the end of the applicable performance period in which the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic upon Change of Control

The target number of PSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.

	Continued employment until the end of the three-year performance period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the performance period.
	Retirement or termination due to disability prior to the Change of Control	Immediate lump sum payment of the nonqualified deferred compensation plus interest upon the Change of Control.
	Continued employment until death or disability which occurs after the Change of Control and before the end of the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation plus interest upon such death or disability.
Qualifying termination during the three-year performance period

Immediate lump sum payout of the nonqualified deferred compensation plus interest upon termination; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

	Other termination of employment before the end of the three-year performance period	Forfeiture of the nonqualified deferred compensation plus interest.

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EXECUTIVE COMPENSATION

Termination Other Than for Change of Control

The following table summarizes the impact of certain employment events outside the context of a Change of Control that may result in the payment of unvested PSU awards.

Type of Termination	Additional Termination Details	Unvested PSU Awards

Death	N/A	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance period.

Disability	N/A	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid immediately following the performance period.

Retirement during Performance Period	Age 55+

Only if the participant has at least five years of service, a prorated award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.

Age 62+ (in the case of the 2014 and 2015 PSU awards)

Only if the participant has at least ten years of service, a full award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.

Termination for any reason other than death, disability, and retirement as provided above	N/A	Forfeited

Estimated Potential Post-Employment Payments

The tables below reflect the payments and benefits payable to each of the NEOs in the event of a termination of the NEO’s employment under several different circumstances. For NEOs, the amounts shown assume that termination was effective as of December 31, 2016, at the NEO’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the NEO in each scenario. To the extent applicable, excise tax and gross-up payments are estimated using a stock price of $52.46 per share (the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2016). In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment, including severance payments under the Ameren Corporation Severance Plan for Ameren Employees. The actual amounts to be paid out can only be determined at the time of the NEO’s actual separation from the Company. Factors that could affect the nature and amount of the payments on termination of employment, among others, include the timing of event, compensation level, the market price of our Common Stock and the NEO’s age.

BAXTER

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/16(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A			7,280,000
PSU Vesting, Assuming Termination of Employment	7,944,645	19,482,686	11,322,030		12,480,366
Three Years’ Pension Credit	N/A	N/A			1,014,842
Three Years’ Health and Welfare Benefits(2)	N/A	N/A			96,289
Outplacement at Maximum	N/A	N/A			30,000
Excise Tax and Gross-up	N/A	N/A			11,738,169
Total	7,944,645	19,482,686	11,322,030		32,639,666

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EXECUTIVE COMPENSATION

LYONS

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/16(3) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A		N/A	3,840,000
PSU Vesting, Assuming Termination of Employment	2,982,843	6,849,503		N/A	4,509,327
Three Years’ Pension Credit	N/A	N/A		N/A	498,503
Three Years’ Health and Welfare Benefits(2)	N/A	N/A		N/A	68,513
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up	N/A	N/A		N/A	4,619,792
Total	2,982,843	6,849,503		N/A	13,566,135

MARK

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/16(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A	N/A		2,744,000
PSU Vesting, Assuming Termination of Employment	2,034,173	4,641,054	2,791,885		3,061,391
Three Years’ Pension Credit	N/A	N/A	N/A		432,266
Three Years’ Health and Welfare Benefits(2)	N/A	N/A	N/A		87,113
Outplacement at Maximum	N/A	N/A	N/A		30,000
Excise Tax and Gross-up	N/A	N/A	N/A		3,488,557
Total	2,034,173	4,641,054	2,791,885		9,843,327

MOEHN

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/16(3) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A		N/A	2,867,200
PSU Vesting, Assuming Termination of Employment	2,055,608	4,896,411		N/A	3,178,186
Three Years’ Pension Credit	N/A	N/A		N/A	351,809
Three Years’ Health and Welfare Benefits(2)	N/A	N/A		N/A	61,173
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up	N/A	N/A		N/A	3,494,870
Total	2,055,608	4,896,411		N/A	9,983,238

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EXECUTIVE COMPENSATION

NELSON

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/16(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A	N/A		2,682,400
PSU Vesting, Assuming Termination of Employment	2,053,332	4,497,235	2,771,038		3,013,000
Three Years’ Pension Credit	N/A	N/A	N/A		461,469
Three Years’ Health and Welfare Benefits(2)	N/A	N/A	N/A		82,293
Outplacement at Maximum	N/A	N/A	N/A		30,000
Excise Tax and Gross-up	N/A	N/A	N/A		3,253,782
Total	2,053,332	4,497,235	2,771,038		9,522,944

(1)	Indicates Change of Control amounts payable to NEOs pursuant to the Change of Control Plan, assuming that the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control.

(2)	Health and welfare benefits figures reflect the estimated lump-sum present value of all future premiums which will be paid on behalf of or to the NEOs under our welfare benefit plans. These amounts, however, would not actually be paid as a cash lump sum upon a Change of Control and termination of employment.

(3)	Messrs. Lyons and Moehn are not retirement-eligible. Therefore, no PSU vesting is shown upon retirement for them.

(4)	The estimated number of PSUs that would be payable upon retirement at December 31, 2016 for Messrs. Baxter, Mark and Nelson is calculated according to the schedule following “— Termination Other Than for Change of Control” above, depending on their respective ages at December 31, 2016. Where performance was estimated, it was estimated at 165 percent payout for the 2015 PSU award and 172.5 percent payout for the 2016 PSU award.

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AUDIT AND RISK COMMITTEE REPORT

The information contained in the following Audit and Risk Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee reviews Ameren Corporation’s (“Ameren”) financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit and Risk Committee reviewed and discussed the audited financial statements included in the 2016 Form 10-K with Ameren’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Ameren maintained effective internal control over financial reporting.

The Audit and Risk Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 16, “Communications with Audit Committees,” as modified or supplemented.

In addition, the Audit and Risk Committee has discussed with the independent registered public accounting firm such accounting firm’s independence with respect to Ameren and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, received from the independent registered public accounting firm.

To ensure the independence of the independent registered public accounting firm, Ameren has instituted monitoring processes at both the management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described below. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the performance of any services by the independent registered public accounting firm, except that pre-approvals of non-audit services may be delegated to a single member of the Committee. At each Audit and Risk Committee meeting (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — FEES FOR FISCAL YEARS 2016 AND 2015 — Audit-Related Fees,” “—Tax Fees” and “— All Other Fees” in this proxy statement is compatible with maintaining the independent registered public accounting firm’s independence and has concluded that the independent registered public accounting firm’s independence has not been impaired by its engagement to perform these services.

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in Ameren’s 2016 Form 10-K, for filing with the SEC.

Audit and Risk Committee:

Walter J. Galvin, Chairman

Catherine S. Brune

J. Edward Coleman

Ellen M. Fitzsimmons

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as the independent registered public accounting firm for Ameren and its subsidiaries in 2016. PwC is an independent registered public accounting firm with the PCAOB. Representatives of the firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES FOR FISCAL YEARS 2016 AND 2015

Audit Fees

The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren included in the combined 2016 Form 10-K of Ameren and its registered subsidiaries and the consolidated annual financial statements of Ameren included in the combined 2016 Form 10-K of Ameren and its registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2016 fiscal year; (iv) services provided in connection with debt and equity offerings; (v) certain accounting and reporting consultations; (vi) certain regulatory procedures for the 2016 fiscal year; (vii) financial due diligence; and (viii) certain services relating to Ameren’s ongoing discontinued operations, were $4,456,914.

Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2015 fiscal year totaled $3,624,979.

Audit-Related Fees

The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2016 fiscal year totaled $45,000. Such services consisted of an extensible business reporting language (XBRL) review and a stock transfer/registrar review.

Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2015 fiscal year totaled $20,000.

Tax Fees

PwC did not render any tax services to Ameren and its subsidiaries during the 2016 or 2015 fiscal years.

All Other Fees

The aggregate fees billed to Ameren by PwC during the 2016 fiscal year for all other services rendered to Ameren and its subsidiaries totaled $286,654 for advice regarding strategic initiatives and for accounting and reporting reference software.

Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2015 fiscal year totaled $5,400 for accounting and reporting reference software.

POLICY REGARDING THE PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROVISION OF AUDIT, AUDIT-RELATED AND NON-AUDIT SERVICES

The Audit and Risk Committee’s charter provides that the Committee is required to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm to Ameren and its subsidiaries, except that pre-approvals of non-audit services may be delegated to a single member of the Audit and Risk Committee. The Audit and Risk Committee pre-approved 100 percent of the fees for services provided by PwC covered under the above captions: “— Audit Fees,” “— Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” for fiscal years 2016 and 2015.

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SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS

Under the rules of the SEC, any shareholder proposal intended for inclusion in the proxy material for the Company’s 2018 annual meeting of shareholders must be received by the Secretary of the Company on or before November 15, 2017. We expect that the 2018 annual meeting of shareholders will be held on April 26, 2018.

In addition, under the Company’s By-Laws, shareholders who intend to submit a proposal that will not be in the proxy statement but is to be considered at the 2018 annual meeting, or who intend to nominate a director at the 2018 annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 days or earlier than 90 days prior to the anniversary of the previous year’s annual meeting (i.e., not later than Monday, February 26, 2018, or earlier than Saturday, January 27, 2018). Subject to certain conditions, shareholders or a group of shareholders who have owned more than 5% of the Company’s Common Stock for at least one year may also recommend director nominees for nomination by the Nominating and Corporate Governance Committee provided that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (i.e., not later than Wednesday, November 15, 2017). As described under the section entitled “AMEREN CORPORATE GOVERNANCE HIGHLIGHTS” of this proxy statement, the Company recently adopted a “proxy access” by-law. Under the Company’s By-Laws, shareholders who meet the requirements set forth in the Company’s By-Laws may nominate a person for election as a director and include such nominee in the Company’s proxy materials. The By-Laws require, among other things, that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days or earlier than 150 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (i.e., not later than Wednesday, November 15, 2017, or earlier than Monday, October 16, 2017). The specific procedures to be used by shareholders to recommend nominees for director are set forth in the Company’s By-Laws and Director Nomination Policy. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s By-Laws. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s By-Laws and, in the case of nominations, the Director Nomination Policy. Copies of the Company’s By-Laws and Director Nomination Policy may be obtained upon written request to the Secretary of the Company.

92    Ameren Corporation  2017 Proxy Statement

PROXY SOLICITATION

PROXY SOLICITATION

In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, or through the Internet or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our Common Stock. Proxies may be solicited by our directors, officers and key employees on a voluntary basis without compensation. We will bear the cost of soliciting proxies on our behalf. Furthermore, we have retained Alliance Advisors LLC, a proxy solicitation firm, to assist with the solicitation of proxies for the Annual Meeting at an anticipated cost to the Company of approximately $50,000, plus the reimbursement of reasonable out-of-pocket expenses.

FORM 10-K

Our 2016 Form 10-K, including consolidated financial statements for the year ended December 31, 2016, accompanies this proxy statement. The 2016 Form 10-K is also available on the Company’s website at www.ameren.com. If requested, we will provide you copies of any exhibits to the 2016 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2016 Form 10-K by writing to the Office of the Secretary, Ameren Corporation, P.O. Box 66149, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE INVESTORS’ SECTION OF AMEREN’S WEBSITE AT WWW.AMEREN.COM/INVESTORS. INFORMATION CONTAINED ON THE COMPANY’S WEBSITE IS NOT INCORPORATED INTO THIS PROXY STATEMENT OR OTHER SECURITIES FILINGS.

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DIRECTIONS AND MAP

DIRECTIONS AND MAP

St. Louis Art Museum

One Fine Arts Drive

Forest Park

St. Louis, Missouri 63110

(From the West) Take I-64/40 East to Hampton Avenue/Oakland Avenue (Exit 34B). Keep left at the fork in the ramp. Turn slight left onto Concourse Drive. Pass through 1 roundabout. Enter next roundabout and take the 2nd exit onto Washington Drive. Turn left onto Government Drive. Turn right onto Fine Arts Drive. The St. Louis Art Museum is on the left adjacent to the parking lot.

(From the North) Take I-170 or I-270 South to I-64/40 East to Hampton Avenue/Oakland Avenue (Exit 34B). Keep left at the fork in the ramp. Turn slight left onto Concourse Drive. Pass through 1 roundabout. Enter next roundabout and take the 2nd exit onto Washington Drive. Turn left onto Government Drive. Turn right onto Fine Arts Drive. The St. Louis Art Museum is on the left adjacent to the parking lot.

(From the East) Take I-64/40 West to Hampton Avenue/Oakland Avenue (Exit 34B). Keep right to take the ramp toward Forest Park. Merge onto Concourse Drive. Pass through 1 roundabout. Enter next roundabout and take the 2nd exit onto Washington Drive. Turn left onto Government Drive. Turn right onto Fine Arts Drive. The St. Louis Art Museum is on the left adjacent to the parking lot.

(From the South) Take I-55 North to Bayless Avenue (Exit 201A). Turn left onto Bayless Avenue, turn right onto Union Road. Stay straight to go onto Morganford Road. Turn left onto Germania Street. Germania Street turns into Hampton Avenue. Hampton Avenue becomes Concourse Drive. Pass through 1 roundabout. Enter next roundabout and take the 2nd exit onto Washington Drive. Turn left onto Government Drive. Turn right onto Fine Arts Drive. The St. Louis Art Museum is on the left adjacent to the parking lot.

94    Ameren Corporation  2017 Proxy Statement

AMEREN CORPORATION

1901 CHOUTEAU AVENUE

ST. LOUIS, MO 63103

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Ameren Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E20078-P87418-Z69467 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMEREN CORPORATION
The Board of Directors recommends you vote FOR the following:
Vote on Directors
ITEM 1
ELECTION OF DIRECTORS—NOMINEES FOR DIRECTOR			For	Against	Abstain

1a.	WARNER L. BAXTER		☐	☐	☐

1b.	CATHERINE S. BRUNE		☐	☐	☐	The Board of Directors recommends you vote 1 YEAR for the following proposal:	1 Year	2 Years	3 Years	Abstain

1c.	J. EDWARD COLEMAN		☐	☐	☐	ITEM 3 –	NON-BINDING ADVISORY APPROVAL ON FREQUENCY OF EXECUTIVE COMPENSATION SHAREHOLDER ADVISORY VOTE. ☐	☐	☐	☐

1d.	ELLEN M. FITZSIMMONS		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

1e.	RAFAEL FLORES		☐	☐	☐	ITEM 4 –	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.	☐	☐	☐

1f.	WALTER J. GALVIN		☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposals:

1g.	RICHARD J. HARSHMAN		☐	☐	☐	ITEM 5 –	SHAREHOLDER PROPOSAL REGARDING A REPORT ON AGGRESSIVE RENEWABLE ENERGY ADOPTION.	☐	☐	☐
1h.	GAYLE P. W. JACKSON		☐	☐	☐	ITEM 6 –	SHAREHOLDER PROPOSAL REGARDING A REPORT ON THE IMPACT ON THE COMPANY’S GENERATION PORTFOLIO OF PUBLIC POLICIES AND TECHNOLOGICAL ADVANCES THAT ARE CONSISTENT WITH LIMITING GLOBAL WARMING.	☐	☐	☐

1i.	JAMES C. JOHNSON		☐	☐	☐	ITEM 7 –	SHAREHOLDER PROPOSAL REGARDING A REPORT ON COAL COMBUSTION RESIDUALS.	☐	☐	☐

1j.	STEVEN H. LIPSTEIN		☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
1k.	STEPHEN R. WILSON		☐	☐	☐	Each of the foregoing proposals is more fully described in the accompanying proxy statement.
Vote on Proposals						This proxy will be voted as specified above. If no direction is made, this proxy will be voted FOR all nominees listed above and as recommended by the Board on the other items listed above.
The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

ITEM 2 –	NON-BINDING ADVISORY APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DISCLOSED IN THE PROXY STATEMENT.		☐	☐	☐	Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

ADMISSION TICKET
(Not Transferable)

AMEREN CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 27, 2017

10:30 A.M. CDT

St. Louis Art Museum

One Fine Arts Drive

Forest Park

St. Louis, Missouri 63110

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable. Please plan to arrive promptly to have sufficient time to proceed through a customary security line, which may include a bag search.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting on April 27, 2017:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E20079-P87418-Z69467

AMEREN CORPORATION
P.O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2017

The undersigned hereby appoints WARNER L. BAXTER, MARTIN J. LYONS, JR. and GREGORY L. NELSON, and any of them, each with the power of substitution, as proxy for the undersigned, to vote all shares of capital stock of Ameren Corporation represented hereby at the Annual Meeting of Shareholders to be held at the St. Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri, on April 27, 2017 at 10:30 A.M. CDT, and at any adjournment thereof, upon all matters that may properly be submitted to a vote of shareholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy card and in their discretion on any other matter that may be submitted to a vote of shareholders. This proxy card also provides voting instructions, if applicable, for shares held in the DRPlus Plan and the various employee stock purchase and benefit plans as described in the proxy statement.

Please vote, date and sign on the reverse side hereof and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

SEE REVERSE SIDE